                          FOURTH AMENDED AND RESTATED
                                CREDIT AGREEMENT

                         DATED AS OF SEPTEMBER 30, 1999

                                     AMONG

                      AMERISERVE FOOD DISTRIBUTION, INC.,

                             BANK OF AMERICA, N.A.,

                            AS ADMINISTRATIVE AGENT,

                                      AND

                             BANK OF AMERICA, N.A.

                       AS LETTER OF CREDIT ISSUING LENDER

                                      AND

        THE OTHER FINANCIAL INSTITUTIONS AND OTHER LENDERS PARTY HERETO

                                  ARRANGED BY

                       BANC OF AMERICA SECURITIES L.L.C.,
                  AS SOLE LEAD ARRANGER AND SOLE BOOK MANAGER

                               TABLE OF CONTENTS


                                                                           Page
ARTICLE I        DEFINITIONS                                                 1
   1.1           Certain Defined Terms                                       1
   1.2           Other Interpretive Provisions                              46
   1.3           Accounting Principles                                      47

ARTICLE II       THE CREDIT                                                 47
   2.1           Amounts and Terms of Commitments                           47
   2.2           Loan Accounts                                              48
   2.3           Procedure for Borrowing                                    48
   2.4           Conversion and Continuation Elections                      49
   2.5           Voluntary Termination or Reduction of Revolving
                 Commitments                                                51
   2.6           Optional Prepayments of Revolving Loans                    51
   2.7           Optional Prepayments of Term Loan                          51
   2.8           Mandatory Prepayments of Revolving Loans                   52
   2.9           Mandatory Prepayments of Term Loan                         52
   2.10          Repayment                                                  53
   2.11          Interest                                                   53
   2.12          Fees                                                       54
                 (a) Arrangement, Agency Fees                               54
                 (b) Commitment Fees                                        55
   2.13          Computation of Fees and Interest                           55
   2.14          Payments by the Company                                    55
   2.15          Payments by the Lenders to the Administrative Agent        56
   2.16          Sharing of Payments, etc.                                  57
   2.17          Legal Defeasance and Covenant Defeasance                   57

ARTICLE III      THE LETTERS OF CREDIT                                      59
   3.1           The Letter of Credit Subfacility                           59
   3.2           Issuance, Amendment and Renewal of Letters of Credit       61
   3.3           Existing Letters of Credit; Risk Participations,
                 Drawings and Reimbursements                                63
   3.4           Repayment of Participations                                65
   3.5           Role of the Issuing Lender                                 65
   3.6           Obligations Absolute                                       66
   3.7           Cash Collateral Pledge                                     67
   3.8           Letter of Credit Fees                                      67
   3.9           Uniform Customs and Practice                               68

                                                                           Page
ARTICLE IV       TAXES, YIELD PROTECTION AND ILLEGALITY                     68
   4.1           Taxes                                                      68
   4.2           Illegality                                                 69
   4.3           Increased Costs and Reduction of Return                    70
   4.4           Funding Losses                                             71
   4.5           Inability to Determine Rates                               71
   4.6           Substitution of Affected Lender                            72
   4.7           Certificates of Lenders                                    72
   4.8           Survival                                                   72

ARTICLE V        COLLATERAL AND GUARANTY                                    72
   5.1           Collateral--Personal Property                              72
   5.2           Mortgages                                                  73
   5.3           Guaranty                                                   73
   5.4           Company Stock                                              73
   5.5           Intercreditor Agreement                                    73
   5.6           Revolving/Term Loan Intercreditor Agreement                73

ARTICLE VI       CONDITIONS PRECEDENT                                       74
   6.1           Conditions of Restatement                                  74
                 (a)      Credit Agreement and Notes                        74
                 (b)      Resolutions; Incumbency                           74
                 (c)      Organization Documents                            74
                 (d)      Legal Opinions                                    74
                 (e)      Certificate                                       74
                 (f)      Collateral Documents                              75
                 (g)      Insurance Policies                                75
                 (h)      Revolving/Term Loan Intercreditor Agreement       76
                 (i)      Consent                                           76
                 (j)      Other Documents                                   76
   6.2           Other Conditions to Effectiveness of Restatement           76
                 (a)      Issuance of Term Lender Notes                     76
                 (b)      Governmental Approvals                            76
                 (c)      Certificate                                       76
                 (d)      Borrowing Base Certificate                        76
                 (e)      Purchase by Revolving Lenders                     76
                 (f)      Fees                                              76
   6.3           Conditions to All Credit Extensions                        77
                 (a)      Notice, Application                               77
                 (b)      Continuation of Representations and
                          Warranties                                        77
                 (c)      No Existing Revolving Loan Default                77

                                                                           Page
ARTICLE VII      REPRESENTATIONS AND WARRANTIES TO REVOLVING
                 LENDERS                                                    77
   7.1           Corporate Existence and Power                              77
   7.2           Corporate Authorization; No Contravention                  78
   7.3           Governmental Authorization                                 78
   7.4           Binding Effect                                             78
   7.5           Litigation                                                 78
   7.6           No Default                                                 79
   7.7           ERISA Compliance                                           79
   7.8           Use of Proceeds; Margin Regulations                        80
   7.9           Title to Properties                                        80
   7.10          Taxes                                                      80
   7.11          Financial Condition                                        80
   7.12          Environmental Matters                                      81
   7.13          Regulated Entities                                         81
   7.14          No Burdensome Restrictions                                 81
   7.15          Copyrights, Patents, Trademarks and Licenses, etc          81
   7.16          Subsidiaries                                               81
   7.17          Insurance                                                  81
   7.18          Full Disclosure                                            82
   7.19          Year 2000                                                  82

ARTICLE VIII     [INTENTIONALLY LEFT BLANK]                                 82

ARTICLE IX       AFFIRMATIVE COVENANTS RELATING TO REVOLVING
                 LENDERS                                                    82
   9.1           Financial Statements                                       82
   9.2           Certificates; Other Information                            84
   9.3           Notices                                                    85
   9.4           Preservation of Corporate Existence, etc                   86
   9.5           Maintenance of Property                                    87
   9.6           Insurance                                                  87
   9.7           Payment of Obligations                                     87
   9.8           Compliance with Laws                                       88
   9.9           Compliance with ERISA                                      88
   9.10          Inspection of Property and Books and Records               88
   9.11          Environmental Laws                                         89
   9.12          Use of Proceeds                                            89
   9.13          Further Assurances                                         89

ARTICLE X        NEGATIVE COVENANTS RELATING TO REVOLVING LENDERS           90
   10.1          Limitation on Liens                                        90
   10.2          Asset Dispositions, etc                                    92
   10.3          Consolidations and Mergers                                 92
   10.4          Loans and Investments                                      93
   10.5          Limitation on Indebtedness                                 94

                                                                           Page
   10.6          Transactions with Affiliates                               95
   10.7          Use of Proceeds                                            96
   10.8          Contingent Obligations                                     96
   10.9          Joint Ventures                                             96
   10.10         Rental Obligations                                         97
   10.11         Restricted Payments                                        97
   10.12         Minimum Interest Coverage                                  98
   10.13         Maximum Leverage                                           98
   10.14         ERISA                                                      99
   10.15         Modification of Certain Agreements                         99
   10.16         Negative Pledges, Restrictive Agreements, etc.             99
   10.17         Maximum Capital Expenditures                               99
   10.18         Change in Business                                        100
   10.19         Accounting Changes                                        100
   10.20         Restructuring Costs                                       100
   10.21         Receivables Facility                                      100

ARTICLE XI       COVENANTS RELATING TO TERM LOAN                           101
   11.1          [INTENTIONALLY LEFT BLANK]                                101
   11.2          Asset Sales                                               101
   11.3          Impairment of Liens                                       102
   11.4          Restricted Payments                                       102
   11.5          Incurrence of Debt and Issuance of Preferred Stock        106
   11.6          Liens                                                     109
   11.7          Dividend and Other Payment Restrictions Affecting
                 Restricted Subsidiaries                                   109
   11.8          Merger, Consolidation, or Sale of Assets                  111
   11.9          Transactions with Affiliates                              111
   11.10         Sale and Leaseback Transactions                           113
   11.11         Limitation on Issuances and Sales of Capital Stock of
                 Wholly-Owned Restricted Subsidiaries                      114
   11.12         Limitations on Issuances of Guarantees of Debt            114
   11.13         Business Activities                                       114
   11.14         Additional Guarantees                                     115
   11.15         Reports                                                   115
   11.16         Mortgage Amendments                                       116

ARTICLE XII      REVOLVING LOAN EVENTS OF DEFAULT                          116
   12.1          Revolving Loan Event of Default                           116
                 (a)  Non-Payment                                          116
                 (b)  Representation or Warranty                           116
                 (c)  Specific Defaults                                    117
                 (d)  Other Defaults                                       117
                 (e)  Cross-Default                                        117
                 (f)  Insolvency; Voluntary Proceedings                    117

                                                                           Page
                 (g)  Involuntary Proceedings                              117
                 (h)  ERISA                                                118
                 (i)  Monetary Judgments                                   118
                 (j)  Non-Monetary Judgments                               118
                 (k)  Change of Control                                    118
                 (l)  Impairment of Security, etc.                         119
                 (m)  NEHC                                                 119
   12.2          Remedies                                                  119
   12.3          Rights Not Exclusive                                      120
   12.4          Article XII for the Exclusive Benefit of Revolving
                 Lenders and Issuing Lender                                120

ARTICLE XIII     TERM LOAN EVENTS OF DEFAULT                               120
   13.1          Term Loan Events of Default                               120
   13.2          Acceleration                                              122
   13.3          Other Remedies                                            122
   13.4          Waiver of Past Defaults                                   123
   13.5          Control by the Term Lender                                123
   13.6          Limitation on Suits                                       123
   13.7          Rights of Term Lender to Receive Payment                  124
   13.8          Collection Suit by Administrative Agent                   124
   13.9          Article XIII for the Exclusive Benefit of Term Lender     124

ARTICLE XIV      THE ADMINISTRATIVE AGENT                                  125
   14.1          Appointment and Authorization                             125
   14.2          Delegation of Duties                                      125
   14.3          Liability of Administrative Agent                         125
   14.4          Reliance by Administrative Agent                          126
   14.5          Notice of Default                                         126
   14.6          Credit Decision                                           127
   14.7          Indemnification of Administrative Agent                   127
   14.8          Administrative Agent in Individual Capacity               127
   14.9          Successor Agent                                           128
   14.10         Withholding Tax                                           129
   14.11         Collateral Matters                                        130
   14.12         [INTENTIONALLY LEFT BLANK]                                131
   14.13         Senior Debt                                               131

ARTICLE XV       MISCELLANEOUS                                             131
   15.1          Amendments and Waivers                                    131
   15.2          Notices                                                   133
   15.3          No Waiver; Cumulative Remedies                            134
   15.4          Costs and Expenses                                        134
   15.5          Company Indemnification                                   134
   15.6          Payments Set Aside                                        135

                                                                           Page
   15.7          Successors and Assigns                                    135
   15.8          Assignments, Participations, etc.                         135
   15.9          Confidentiality                                           138
   15.10         Set-off                                                   138
   15.11         Automatic Debits of Fees                                  139
   15.12         Notification of Addresses, Lending Offices, etc.          139
   15.13         Counterparts                                              139
   15.14         Severability                                              139
   15.15         No Third Parties Benefited                                139
   15.16         Governing Law and Jurisdiction                            139
   15.17         Waiver of Jury Trial                                      140
   15.18         Entire Agreement                                          140
   15.19         No Personal Liability of Directors, Officers,
                 Employees and Stockholders                                141

SCHEDULES

    Schedule 2.1(a)    Revolving Commitments
    Schedule 2.1(b)    Term Loan Commitments
    Schedule 3.3       Existing Letters of Credit
    Schedule 7.5       Litigation
    Schedule 7.7       ERISA
    Schedule 7.11      Permitted Obligations
    Schedule 7.12      Environmental Matters
    Schedule 7.15      Copyrights, Patents, Trademarks, Licenses and Related
                       Matters
    Schedule 7.16      Subsidiaries and Minority Interests
    Schedule 7.17      Insurance Matters
    Schedule 10.1      Permitted Liens
    Schedule 10.4      Existing Investments
    Schedule 10.5      Existing Indebtedness
    Schedule 10.8      Contingent Obligations
    Schedule 15.2      Lending Offices; Addresses for Notices


EXHIBITS

    Exhibit A          Form of Notice of Borrowing
    Exhibit B          Form of Notice of Conversion/Continuation
    Exhibit C          Form of Compliance Certificate
    Exhibit D-1        Form of Revolving Loan Note
    Exhibit D-2        Form of Term Loan Note
    Exhibit E          Form of Legal Opinion of Wachtell, Lipton, Rosen & Katz
    Exhibit F          Form of Legal Opinion of Kevin Rogan
    Exhibit G          Form of Assignment and Acceptance
    Exhibit H          Form of Guaranty
    Exhibit I          Form of NEHC Guaranty
    Exhibit J          Form of Borrowing Base Certificate

                          FOURTH AMENDED AND RESTATED
                                CREDIT AGREEMENT


         This FOURTH AMENDED AND RESTATED CREDIT AGREEMENT is entered into as of September 30, 1999, among AmeriServe Food Distribution, Inc., a Delaware corporation (the "Company"), the several financial institutions from time to time party to this Agreement (collectively the "Lenders"; individually each a "Lender"), Bank of America, N.A., as letter of credit issuing bank, and Bank of America, N.A., as administrative agent for the Lenders.

         WHEREAS, the Company, certain financial institutions, Bank of America National Trust and Savings Association, as letter of credit issuing bank, and Bank of America National Trust and Savings Association, as agent, are parties to a Third Amended and Restated Credit Agreement dated as of May 21, 1998, as heretofore amended (as so amended the "Existing Credit Agreement"); and

         WHEREAS, the parties hereto have agreed to amend and restate the Existing Credit Agreement so as to, among other things, (a) amend the pricing, certain covenants and certain other provisions of the Existing Credit Agreement, (b) make available a term loan facility to the Company and (c) revise in certain respects the composition of the lender group; and

         WHEREAS, the parties hereto intend that this Agreement and the Loan Documents executed in connection herewith not effect a novation of the obligations of the Company under the Existing Credit Agreement and the "Loan Documents" (as defined in the Existing Credit Agreement), but merely a restatement, and where applicable, an amendment to such obligations and the terms governing such obligations;

         NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the Existing Credit Agreement shall be amended and restated to read in its entirety as follows:


                                  I. ARTICLE

                                  DEFINITIONS

A. Certain Defined Terms. The following terms have the following meanings:

                  Accreted Value means, as of any date of determination prior to maturity, the sum of (a) the aggregate amount lent to the Company under the Term Loan and (b) the portion of the excess of the principal amount of such Term Loan Note evidencing the Term Loan over the aggregate amount lent to the Company under the Term Loan that shall have been accreted thereon through such date, such amount to be so accreted on a daily basis such that, when calculated together with the fixed interest component of the Term Loan, results in an aggregate yield to maturity of 12.5% on the Term Loan, compounded semi-annually on each March 15 and September 15 from the date of the making of the Term Loan through the date of determination.

                  Acquired Debt means, with respect to any specified Person (a) Debt of any other Person existing at the time such other Person is merged with or into or became a Term Loan Subsidiary of such specified Person, including, without limitation, Debt incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Term Loan Subsidiary of such specified Person, and (b) Debt secured by a Term Loan Lien encumbering any asset acquired by such specified Person.

                  Acquisition means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that the Company or the Subsidiary is the surviving entity.

                  Acquisition EBITDA means for any four fiscal quarter period, if the Company makes an Acquisition during such period, the EBITDA of such acquired entity as if the Acquisition had taken place on the first day of such period.

                  Adjusted EBITDA means as at the end of any fiscal quarter for the Computation Period then ending (a) the Company's consolidated EBITDA plus (b) Receivables Financing Costs to the extent deducted in the calculation of EBITDA plus (c) any cash restructuring charges which are reflected in the operating expenses of the Company's income statement (but not in excess of $25,000,000 in fiscal year 1999 and $25,000,000 in fiscal year 2000) plus (d) costs reflected in operating expenses associated with the J.D. Edwards computer system conversion so long as those expenses represent integration costs and there is a corresponding reduction in the amount of Capital Expenditures permitted for such fiscal year pursuant to Section 10.17; provided that for the purpose of the calculation of the Leverage Ratio only, Acquisition EBITDA will be added in the calculation of Adjusted EBITDA; and provided, further, that no amounts added back to Consolidated Net Income pursuant to the definition of EBITDA shall be added back a second time pursuant to this definition.

                  Adjusted Interest Expense means Interest Expense plus, without duplication, Receivables Financing Costs.

                  Administrative Agent means Bank of America in its capacity as agent for the Lenders hereunder, and any successor agent arising under
         Section 14.9.

                  Administrative Agent's Payment Office means the address for payments set forth on Schedule 15.2 hereto in relation to the Administrative Agent, or such other address as the Administrative Agent may from time to time specify.

                  Affected Lender means any Revolving Lender that has given notice to the Company (which has not been rescinded) of (i) any obligation by the Company to pay any amount pursuant to Section 4.1 or
         4.3 or (ii) the occurrence of any circumstances of the nature described in Section 4.2.

                  Affiliate means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise, or in the case of any Lender which is an investment fund, any other fund which is advised by the same investment advisor or an Affiliate thereof.

                  Agent-Related Persons means Bank of America and any successor Administrative Agent arising under Section 14.9 and any successor letter of credit issuing bank hereunder, together with their respective Affiliates (including, in the case of Bank of America, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

                  Agreement means this Fourth Amended and Restated Credit Agreement.

                  Applicable Base Rate Margin means (a) initially, 1.50% and
         (b) on and after any date specified below on which the Applicable Base Rate Margin is to be adjusted the rate per annum set forth in the table below opposite the applicable Leverage Ratio:

----------------------------------------------- -------------------------------
Leverage Ratio                                    Applicable Base Rate Margin
----------------------------------------------- -------------------------------
Less than 2.0 to 1.0                                         0.50%
----------------------------------------------- -------------------------------
Less than 2.5 to 1.0                                         0.75%
but greater than or equal to 2.0 to 1.0
----------------------------------------------- -------------------------------
Less than 3.0 to 1.0                                         1.00%
but greater than or equal to 2.5 to 1.0
----------------------------------------------- -------------------------------
Less than 3.5 to 1.0                                         1.25%
but greater than or equal to 3.0 to 1.0
----------------------------------------------- -------------------------------
Equal to or greater than 3.5 to 1.0                          1.50%
----------------------------------------------- -------------------------------

         The Applicable Base Rate Margin shall be adjusted, to the extent applicable, 45 days (or, in the case of the last calendar quarter of any year, 90 days) after the end of each calendar quarter, based on the Leverage Ratio as of the last day of such calendar quarter commencing with the calendar quarter ending December 25, 1999; it being understood that if the Company fails to deliver the financial statements as required by subsection 9.1(b) or 9.1(c), as applicable, and the related Compliance Certificate required by subsection 9.2(c) by the 45th day (or, if applicable, the 90th day) after any calendar quarter the Applicable Base Rate Margin shall be 1.50% for any Revolving Loan bearing interest based on the Base Rate until such financial statements and Compliance Certificate are delivered.

                  Applicable Offshore Rate Margin means (a) initially 2.75% and
         (b) on and after any date specified below on which the Applicable Offshore Rate Margin is to be adjusted the rate per annum set forth in the table below opposite the applicable Leverage Ratio:

---------------------------------------------- ----------------------------------
Leverage Ratio                                  Applicable Offshore Rate Margin
---------------------------------------------- ----------------------------------
Less than 2.0 to 1.0                                         1.75%
---------------------------------------------- ----------------------------------
Less than 2.5 to 1.0                                         2.00%
but greater than or equal to 2.0 to 1.0
---------------------------------------------- ----------------------------------
Less than 3.0 to 1.0                                         2.25%
but greater than or equal to 2.5 to 1.0
---------------------------------------------- ----------------------------------
Less than 3.5 to 1.0                                         2.50%
but greater than or equal to 3.0 to 1.0
---------------------------------------------- ----------------------------------
Equal to or greater than 3.5 to 1.0                          2.75%
---------------------------------------------- ----------------------------------

         The Applicable Offshore Rate Margin shall be adjusted, to the extent applicable, 45 days (or, in the case of the last calendar quarter of any year, 90 days) after the end of each calendar quarter, based on the Leverage Ratio as of the last day of such quarter commencing with the calendar quarter ending December 25, 1999; it being understood that if the Company fails to deliver the financial statements required by subsection 9.1(b) or 9.1(c), as applicable, and the related Compliance Certificate required by subsection 9.2(c) by the 45th day (or, if applicable, the 90th day) after any calendar quarter, the Applicable Offshore Rate Margin shall be 2.75% for Revolving Loans bearing interest based on the Offshore Rate until such financial statements and Compliance Certificate are delivered.

                  Approved Bank has the meaning specified in the definition of "Cash Equivalent Investments".

                  Arranger means Banc of America Securities L.L.C., a Delaware limited liability company, as sole lead arranger and sole book manager.

                  Asset Sale means: (a) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than sales of inventory in the ordinary course of business consistent with past practices and other than a Receivables Transaction (provided that the sale, lease, conveyance or other disposition of all or substantially all of the Company's assets and those of the Company's Restricted Subsidiaries taken as a whole will be governed by Sections 2.9 and 11.8 (and not by the provisions of Section 11.2) of this Agreement), and (b) the issue or sale by the Company or any of its Restricted Subsidiaries of Equity Interests of any of the Company's Restricted Subsidiaries, in the case of either clause (a) or (b), whether in a single transaction or a series of related transactions (i) that have a fair market value in excess of $3,000,000 or (ii) for net proceeds in excess of $3,000,000. Notwithstanding the foregoing: (A) a transfer of assets by the Company to a Term Loan Wholly-Owned Subsidiary that is a Restricted Subsidiary or by a Term Loan Wholly-Owned Subsidiary that is a Restricted Subsidiary to the Company or to another Term Loan Wholly-Owned Subsidiary that is a Restricted Subsidiary, (B) an issuance of Equity Interests by a Term Loan Wholly-Owned Subsidiary that is a Restricted Subsidiary to the Company or to another Term Loan Wholly-Owned Subsidiary that is a Restricted Subsidiary, and (C) a restricted payment that is permitted by Section 11.4 will not be deemed to be Asset Sales.

                  Assignee has the meaning specified in subsection 15.8(a).

                  Attorney Costs means and includes all fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel.

                  Attributable Debt in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with Term Loan GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

                  Bank of America means Bank of America, N.A., a national banking association (formerly known as Bank of America National Trust and Savings Association).

                  Bankruptcy Code means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. Section 101, et seq.).

                  Bankruptcy Law means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

                  Base Rate means, for any day, the higher of: (a) 0.50% per annum above the latest Federal Funds Rate; and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America in Charlotte, North Carolina, as its "reference rate." (The "reference rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.)

                  Any change in the reference rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

                  Base Rate Loan means a Revolving Loan that bears interest based on the Base Rate or an L/C Advance.

                  Borrowing means (a) with respect to the Revolving Lenders, a borrowing hereunder consisting of Revolving Loans of the same Type made to the Company on the same day by the Revolving Lenders under
         Article II, and, other than in the case of Base Rate Loans, having the same Interest Period, and (b) with respect to the Term Lender, the borrowing hereunder of the Term Loan under Article II.

                  Borrowing Base means an amount equal to 50% of the net amount (after deduction of such reserves and allowances as the Administrative Agent or the Required Lenders reasonably deem proper and necessary based on customary credit and collection criteria utilized by asset based lenders) of the Eligible Inventory, as set forth in the most recent Borrowing Base Certificate.

                  Borrowing Base Certificate means a certificate in substantially the form attached hereto as Exhibit J.

                  Borrowing Date means any date on which a Borrowing occurs under Section 2.3.

                  Business Day means any day other than a Saturday, Sunday or other day on which commercial banks in San Francisco are authorized or required by law to close and, if the applicable Business Day relates to any Offshore Rate Loan, means such a day on which dealings are carried on in the applicable offshore dollar interbank market.

                  Capital Adequacy Regulation means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

                  Capital Expenditures means all expenditures which, in accordance with GAAP, would be required to be capitalized and shown on the consolidated balance sheet of the Company, but (i) excluding expenditures made in connection with the replacement, substitution or restoration of assets to the extent financed (A) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored or (B) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced and (ii) excluding expenditures incurred by the creation of Capitalized Lease Obligations and financed thereby.

                  Capital Stock means: (a) in the case of a corporation, corporate stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited), and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

                  Capitalized Lease Obligations means all monetary obligations of the Company or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Agreement and each other Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

                  Cash Collateralize means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, the Issuing Lender and the Revolving Lenders, as additional collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the Issuing Lender (which documents are hereby consented to by the Revolving Lenders). Derivatives of such term shall have a corresponding meaning. The Company hereby grants the Administrative Agent, for the benefit of the Administrative Agent, the Issuing Lender and the Revolving Lenders, a security interest in all such cash and deposit account balances. Cash collateral shall be maintained in blocked, interest bearing deposit accounts at Bank of America.

                  Cash Equivalent Investments shall mean (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) marketable direct obligations issued by any State of the United States of America or any local government or other political subdivision thereof rated (at the time of acquisition of such security) at least BBB by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") or Baa2 the equivalent thereof by Moody's Investors Service, Inc. ("Moody's") having maturities of not more than one year from the date of acquisition, (iii) U.S. dollar denominated time deposits, certificates of deposit and bankers' acceptances of (x) any Revolving Lender, (y) any domestic commercial bank of recognized standing having capital and surplus in excess of $250,000,000 or (z) any bank whose short-term commercial paper rating (at the time of acquisition of such security) by S&P of at least A-2 or the equivalent thereof (any such bank, an "Approved Bank"), in each case with maturities of not more than six months from the date of acquisition, (iv) commercial paper and variable or fixed rate notes issued by any Revolving Lender or Approved Bank or by the parent company of any Revolving Lender or Approved Bank and commercial paper and variable rate notes issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating (at the time of acquisition of such security) of at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody's, or guaranteed by any industrial company with a long-term unsecured debt rating (at the time of acquisition of such security) of at least BBB or the equivalent thereof by S&P or at least Baa2 or the equivalent thereof by Moody's and in each case maturing within one year after the date of acquisition, (v) repurchase agreements with any Revolving Lender or any primary dealer maturing within one year from the date of acquisition that are fully collateralized by investment instruments that would otherwise be Cash Equivalent Investments; provided that the terms of such repurchase agreements comply with the guidelines set forth in the Federal Financial Institutions Examination Council Supervisory Policy -- Repurchase Agreements of Depository Institutions With Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985 and (vi) loan participations in aggregate of no more than $10,000,000 having maturities of not more than 30 days from the date of the acquisition.

                  Cash Equivalents means: (a) United States dollars, (b) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (c) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any lender party to this Agreement or with any domestic commercial bank having capital and surplus in excess of $500,000,000 and a Thompson Bank Watch Rating of "B" or better, (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses
         (b) and (c) above entered into with any financial institution meeting the qualifications specified in clause (c) above, (e) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within six months after the date of acquisition, and (f) securities quoted by the Nasdaq National Market or listed on a United States, Canadian or Western European national securities exchange.

                  Change of Control means the failure of (a) Holberg or its shareholders, or any thereof, to own directly or indirectly, in excess of 50% of the voting power of all issued and outstanding shares of stock of the Company; (b) NEHC to own directly 100% of the outstanding shares of voting stock of the Company (other than shares under stock options held by, or issued under stock options to, directors, officers, employees and former directors not in excess of 10% of the shares of voting stock of the Company); or (c) Holberg Inc. or its shareholders as of the date hereof, or any thereof, to own at least 50% of the outstanding shares of voting stock of Holberg. For purposes of this definition, voting stock of a corporation shall not include capital stock of such corporation if such stock has only the minimal voting rights required by such corporation's jurisdiction of organization with respect to any capital stock issued by such corporation.

                  Change of Control Offer has the meaning specified in Section 2.9(a).

                  Change of Control Payment has the meaning specified in
         Section 2.9(a).

                  Change of Control Payment Date has the meaning specified in
         Section 2.9(a).

                  Closing Date means the date on which all conditions precedent set forth in Sections 6.1 and 6.2 are satisfied or waived by all Revolving Lenders.

                  Code means the Internal Revenue Code of 1986, and regulations promulgated thereunder.

                  Collateral means any collateral granted to the Administrative Agent for the benefit of the Administrative Agent, or the Lenders, to secure the Obligations of the Company, or any Guarantor, under any Loan Document.

                  Collateral Documents means the Security Agreement, the Pledge Agreement, the Subsidiary Pledge Agreement, the Trademark Security Agreement, the NEHC Pledge Agreement, the ProSource Trademark Security Agreement and the Mortgages.

                  Commitment Fee Rate means 5/8 of 1.00%.

                  Compliance Certificate means a certificate substantially in the form of Exhibit C.

                  Computation Period means as at any fiscal quarter end, the period of four consecutive quarters then ending.

                  Consent means that certain Agreement and Consent, dated as of the date hereof, by the Guarantors.

                  Consolidated Cash Flow means, with respect to any Person for any period, the Term Loan Consolidated Net Income of such Person for such period plus: (1) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Term Loan Consolidated Net Income), plus (2) provision for taxes based on income or profits of such Person and its Term Loan Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Term Loan Consolidated Net Income, plus (3) consolidated interest expense of such Person and its Term Loan Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Term Loan Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Term Loan Consolidated Net Income, plus (4) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Term Loan Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Term Loan Consolidated Net Income, plus (5) in connection with any acquisition by the Company, projected quantifiable improvements in operating results (on an annualized basis) due to cost reductions calculated in accordance with Article 11 of Regulation S-X of the Securities Act and evidenced by (a) in the case of cost reductions of less than $10,000,000, an Officers' Certificate delivered to the Term Lender and (b) in the case of cost reductions of $10,000,000 or more, a resolution of the Board of Directors of the Company set forth in an Officers' Certificate delivered to the Term Lender, minus (6) non-cash items increasing such Term Loan Consolidated Net Income for such period. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Term Loan Subsidiary of the referent Person shall be added to Term Loan Consolidated Net Income to compute Consolidated Cash Flow only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Company by its Term Loan Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Term Loan Subsidiary or its stockholders.

                  Consolidated Net Income means, with respect to the Company and its Subsidiaries for any period, the net income (or loss) of the Company and its Subsidiaries for such period.

                  Consolidated Net Worth means, with respect to any Person as of any date, the sum of: (1) the consolidated equity of the common stockholders of such Person and its consolidated Term Loan Subsidiaries as of such date, plus (2) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date hereof in the book value of any asset owned by such Person or a consolidated Term Loan Subsidiary of such Person, (y) all investments as of such date in unconsolidated Term Loan Subsidiaries and in Persons that are not Term Loan Subsidiaries (except, in each case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with Term Loan GAAP.

                  Contingent Obligation means, as to any Person, any direct or indirect liability of that Person, whether or not contingent, with or without recourse, (a) with respect to any Indebtedness, lease, dividend (declared and not paid), letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor,
         (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a "Guaranty Obligation"); (b) with respect to any Surety Instrument (other than any Letter of Credit) issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments;
         (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered; or (d) with respect to any Hedging Agreement. The amount of any Contingent Obligation shall, in the case of Guaranty Obligations, be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, and in the case of other Contingent Obligations, shall be equal to the maximum reasonably anticipated liability in respect thereof.

                  Contractual Obligation means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, lease, indenture, mortgage, deed of trust, deed to secure debt or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

                  Continuing Directors means, as of any date of determination, any member of the Company's Board of Directors who: (1) was a member of such Board of Directors on the date hereof or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

                  Conversion/Continuation Date means any date on which, under
         Section 2.4, the Company (a) converts Revolving Loans of one Type to another Type, or (b) continues as Revolving Loans of the same Type, but with a new Interest Period, Revolving Loans having Interest Periods expiring on such date.

                  Corporate Allocations means the amount paid by the Company to Holberg for managerial and administration services performed by Holberg for the Company.

                  Credit Extension means and includes (a) the making of any Loans hereunder, and (b) the Issuance of any Letters of Credit hereunder (including the Existing Letters of Credit).

                  Credit Facilities means, one or more credit or debt facilities (including, without limitation, the facility created by this Agreement) or commercial paper facilities, providing for revolving credit loans, term loans, receivables financing not otherwise permitted hereunder (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

                  Debt means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or bankers' acceptances or representing Term Loan Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with Term Loan GAAP, as well as all indebtedness of others secured by a Term Loan Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person. The amount of any Debt outstanding as of any date shall be:

                           (1) the accreted value thereof, in the case of any
                  Debt that does not require current payments of interest, and

                           (2) the principal amount thereof, together with any
                  interest thereon that is more than 30 days past due, in the case of any other Debt.

                  Default means any Revolving Loan Default or Term Loan Default.

                  Disqualified Stock means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Term Loan portion of this Agreement matures; provided, however, that any Capital Stock that would not qualify as Disqualified Stock but for change of control provisions shall not constitute Disqualified Stock if the provisions are not more favorable to the holders of such Capital Stock than the provisions of Section 2.9.

                  DLJ means Donaldson, Lufkin & Jenrette Securities Corporation.

                  Dollars, dollars and $ each mean lawful money of the United States.

                  Domestic Subsidiary means any Term Loan Subsidiary that was formed under the laws of the United States or any state thereof or the District of Columbia.

                  EBITDA means, for any Computation Period, the sum of

                           (a) Consolidated Net Income of the Company for such
                  period excluding, to the extent reflected in determining such Consolidated Net Income, extraordinary gains and losses for such period and non-recurring gains and charges, plus

                           (b) to the extent deducted in determining
                  Consolidated Net Income, Interest Expense, income tax expense, depreciation, depletion and amortization for such period.

                  Effective Amount means (i) with respect to any Revolving Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any Borrowings and prepayments or repayments of Revolving Loans occurring on such date; and (ii) with respect to any outstanding L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any Issuances of Letters of Credit occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

                  Eligible Assignee means (i) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (ii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; (iii) a Person that is primarily engaged in the business of commercial banking and that is (A) a Subsidiary of a Revolving Lender, (B) a Subsidiary of a Person of which a Revolving Lender is a Subsidiary, or (C) a Person of which a Revolving Lender is a Subsidiary; and (iv) any other Person as the Administrative Agent and the Company shall mutually agree.

                  Eligible Inventory means, at the time of any determination thereof, all Inventory of the Company or any of its Subsidiaries arising in the ordinary course of business of such Company or Subsidiary, calculated on a FIFO basis (except the inventory of ProSource may be calculated on a weighted moving average basis until the J.D. Edwards software conversion is completed), as to which the following requirements have been fulfilled to the reasonable satisfaction of the Administrative Agent:

1. the Company or such Subsidiary has lawful and absolute title to such Inventory;

1. the Company or such Subsidiary has the full and unqualified right to assign and grant a Lien in such Inventory to the Administrative Agent as security for the Obligations and any obligations arising under Hedging Agreements;

1. pursuant to the Security Agreement, all of such Inventory is subject to a Lien in favor of the Administrative Agent for the benefit of the Lenders, which Lien would be prior to the rights of, and enforceable as such against, any other Person other than any rights under contract or law of any lessor of premises on which the Inventory is located provided that the value of Eligible Inventory shall be calculated net of any such rights, which rights shall be assumed to be equal to two months rent unless otherwise determined by the Company or the Administrative Agent;

1. none of the Inventory is subject to any Lien in favor of any Person other than the Lien of the Administrative Agent pursuant to the Security Agreement, other than any rights under contract or law of any lessor of premises on which the Inventory is located provided that the value of Eligible Inventory shall be calculated net of any such rights, which rights shall be assumed to be equal to two months rent unless otherwise demonstrated by the Company or the Administrative Agent;

1. none of such Inventory is obsolete, unsalable, damaged, or otherwise unfit for sale or further processing;

1. the use of all of such Inventory complies with the rules and regulations of the Federal Fair Labor Standards Act of 1932 (including Sections 206 and 207 thereof), and any rules or regulations promulgated thereunder;

1. none of such Inventory includes an earned rebate or, to the extent it does, such portion that represents an earned rebate shall not be included in the calculation of the amount of the Eligible Inventory;

1. such Inventory is recorded net of cash discounts taken from vendors; and

1. such Inventory includes a freight adjustment only to the extent it is actually incurred.

         Any Inventory which is at any time Eligible Inventory, but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be Eligible Inventory.

                  Environmental Claims means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

                  Environmental Laws means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters.

                  Equity Interests means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

                  ERISA means the Employee Retirement Income Security Act of 1974, as amended, and regulations promulgated thereunder.

                  ERISA Affiliate means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the
         Code).

                  ERISA Event means (a) a Reportable Event with respect to a Pension Plan; (b) the failure to make a required contribution to a Pension Plan if such failure is sufficient to give rise to a Lien under Section 302(f) of ERISA; (c) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (d) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (e) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (f) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or
         (g) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.

                  Event of Default means any Revolving Loan Event of Default or Term Loan Event of Default.

                  Exchange Act means the Securities and Exchange Act of 1934, and regulations promulgated thereunder.

                  Existing Credit Agreement has the meaning specified in the recitals.

                  Existing Debt means the Company's Debt and that of its Term Loan Subsidiaries (other than Debt under this Agreement and any permitted refinancings thereof) in existence on the date hereof, until such amounts are repaid.

                  Existing Letters of Credit means the letters of credit described in Schedule 3.3.

                  Existing Fee Letter means the letter agreement between the Company, the Administrative Agent and BancAmerica Robertson Stephens dated May 15, 1998.

                  Federal Funds Rate means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Administrative Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Administrative Agent.

                  Fee Letter has the meaning specified in subsection 2.12(a).

                  Fixed Charges means, with respect to any Person for any period, the sum, without duplication, of:

                           (1) the consolidated interest expense of such Person
                  and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Term Loan Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations),

                           (2) the consolidated interest expense of such Person
                  and its Restricted Subsidiaries that was capitalized during such period,

                           (3) any interest expense on Debt of another Person
                  that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Term Loan Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Term Loan Lien is called upon), and

                           (4) the product of (a) all dividend payments,
                  whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in the Company's Equity Interests, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with Term Loan GAAP.

                  Fixed Charge Coverage Ratio means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, Guarantees or redeems any Debt (other than revolving credit borrowings) or issues preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Debt, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above

                           (1) acquisitions that have been made by the Company
                  or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (3) of the proviso set forth in the definition of Term Loan Consolidated Net Income,

                           (2) the Consolidated Cash Flow attributable to
                  discontinued operations, as determined in accordance with Term Loan GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and

                           (3) the Fixed Charges attributable to discontinued
                  operations, as determined in accordance with Term Loan GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be Term Loan obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

                  Foreign Subsidiary means any Term Loan Subsidiary of the Company that is not a Domestic Subsidiary.

                  FRB means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

                  GAAP means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession); provided that for the purpose of calculating any financial covenant or financial ratio, GAAP shall mean such generally accepted accounting principles which are applicable to the circumstances as of the date hereof and provided further that upon a change in GAAP which would, if applicable, affect the calculation of financial covenants or financial ratios, the parties shall discuss the amendment of such covenants and ratios and the definition of GAAP.

                  Governmental Authority means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                  Government Securities means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

                  Guarantee means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Debt.

                  Guarantor means (a) NEHC; (b) as of the date hereof, each Subsidiary listed on Schedule 7.16; and (c) thereafter, the Persons referred to in clauses (a) and (b) and each other Person which from time to time executes and delivers a counterpart of the Guaranty.

                  Guaranty means the guaranty of the Guarantors (other than NEHC) in substantially the form of Exhibit H.

                  Guaranty Obligation has the meaning specified in the definition of Contingent Obligation.

                  Hedging Agreement means any agreement (including any master agreement and any agreement, whether or not in writing, relating to any single transaction) that is an interest rate swap agreement, basis swap, forward rate agreement, commodity swap, commodity option, equity or equity index swap or option, bond option, interest rate option, forward foreign exchange agreement, rate cap, collar or floor agreement, currency swap agreement, cross-currency rate swap agreement, swap option, currency option or any other, similar agreement (including any option to enter into any of the foregoing).

                  Hedging Obligations means, with respect to any Person, the obligations of such Person under: (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and
         (2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency rates.

                  Holberg means Holberg Industries, Inc., a Delaware corporation.

                  Honor Date has the meaning specified in subsection 3.3(c).

                  Impermissible Qualification means, relative to the opinion or certification of any independent public accountant as to any financial statement of any Obligor, any qualification or exception to such opinion or certification

                           (a) which is of a "going concern" or similar nature;

                           (b) which relates to the limited scope of
                  examination of matters relevant to such financial statement;
                  or

                           (c) which relates to the treatment or classification
                  of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause such Obligor to be in default of any of its obligations under Sections 10.12 or 10.13.

                  Indebtedness of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all non-contingent reimbursement or payment obligations with respect to Surety Instruments (it being understood that undrawn letters of credit are contingent reimbursement obligations); (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all Capital Lease Obligations; (g) all net obligations with respect to Hedging Agreements; (h) all indebtedness referred to in clauses (a) through (g) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (i) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above.

                  Indemnified Obligations has the meaning specified in Section 15.5.

                  Indemnified Person has the meaning specified in Section 15.5.

                  Independent Auditor has the meaning specified in Section
         9.1(c).

                  Initial Financial Projections means the projections provided to the Revolving Lenders prior to the date hereof included in the letter from Bank of America dated September 17, 1999.

                  Insolvency Proceeding means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. federal, state or foreign law, including the Bankruptcy Code.

                  Intercreditor Agreement means the Intercreditor Agreement dated as of July 11, 1997 between the Administrative Agent and Norwest Bank Minnesota, National Association as Trustee under the Pooling and Servicing Agreement.

                  Interest Coverage Ratio means, for the Computation Period most recently ended on or before such date, the ratio of (a) Adjusted EBITDA for such Computation Period to (b) Adjusted Interest Expense for such Computation Period.

                  Interest Expense means, for any period, the consolidated interest expense (calculated without offset for interest income) of the Company and its Subsidiaries for such period including interest expense related to Capitalized Lease Obligations.

                  Interest Payment Date means, as to any Revolving Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Revolving Loan and, as to any Base Rate Loan, the last Business Day of each calendar quarter;

         provided, however, that if any Interest Period for an Offshore Rate Loan exceeds three months, the date that falls three months after the beginning of such Interest Period is also an Interest Payment Date.

                  Interest Period means, as to any Offshore Rate Loan, the period commencing on the Borrowing Date of such Revolving Loan or on the Conversion/Continuation Date on which the Revolving Loan is converted into or continued as an Offshore Rate Loan, and ending on the date one, two, three or six months thereafter as selected by the Company in its Notice of Borrowing or Notice of Conversion/Continuation;

         provided that:

                           (i) if any Interest Period would otherwise end on a
                  day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                           (ii) any Interest Period that begins on the last
                  Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                           (iii) no Interest Period shall extend beyond the
                  Revolving Termination Date.

                  Inventory means all goods now or hereafter (a) held by the Company or any of its Subsidiaries for sale or lease, (b) furnished or to be furnished by the Company or any of its Subsidiaries to a third party under any contract of service, (c) held by the Company or any of its Subsidiaries as raw materials or work in process or (d) used or consumed by the Company or any of its Subsidiaries in the ordinary course of business.

                  Invested Amount means, at any time, the outstanding principal amount that is owed to holders (other than Subsidiaries of the Company) of securities issued by, or loans to, the trust established under the Pooling and Servicing Agreement or any other trust established with respect to a Qualified Receivables Transaction.

                  Investments means, with respect to any Person, all investments by such Person in other Persons (including Term Loan Affiliates) in the forms of direct or indirect loans (including guarantees of Debt or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Debt, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with Term Loan GAAP. If the Company or any of its Restricted Subsidiaries sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of Section 11.4.

                  IRS means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.

                  Issuance Date has the meaning specified in subsection 3.1(a).

                  Issue means, with respect to any Letter of Credit, to incorporate the Existing Letters of Credit into this Agreement, or to issue or to extend the expiry of, or to renew or increase the amount of, such Letter of Credit; and the terms "Issued," "Issuing" and "Issuance" have corresponding meanings.

                  Issuing Lender means Bank of America in its capacity as issuer of one or more Letters of Credit hereunder, together with any replacement letter of credit issuer arising under subsection 14.1(b) or Section 14.9.

                  Joint Venture means a single-purpose corporation, partnership, limited liability company, joint venture or other similar legal arrangement (whether created by contract or conducted through a separate legal entity) now or hereafter formed by the Company or any of its Subsidiaries with another Person in order to conduct a common venture or enterprise with such Person. No Receivables Subsidiary or Special Purpose Vehicle shall be considered a Joint Venture.

                  L/C Advance means each Revolving Lender's participation in any L/C Borrowing in accordance with its Revolving Percentage.

                  L/C Amendment Application means an application form for amendment of outstanding standby or commercial documentary letters of credit as shall at any time be in use at the Issuing Lender, as the Issuing Lender shall request.

                  L/C Application means an application form for issuances of standby or commercial documentary letters of credit as shall at any time be in use at the Issuing Lender, as the Issuing Lender shall request.

                  L/C Borrowing means an extension of credit resulting from a drawing under any Letter of Credit which shall not have been reimbursed on the date when made nor converted into a Borrowing of Revolving Loans under subsection 3.3(c).

                  L/C Commitment means the commitment of the Issuing Lender to Issue, and the commitment of the Revolving Lenders severally to participate in Letters of Credit (including the Existing Letters of Credit) from time to time Issued or outstanding under Article III, in an aggregate amount not to exceed on any date the amount of $50,000,000, as the same shall be reduced as a result of a reduction in the L/C Commitment pursuant to Section 2.5; provided that the L/C Commitment is a part of the combined Revolving Commitments, rather than a separate, independent commitment.

                  L/C Fee Rate means, at any time, the Applicable Offshore Rate Margin; provided that each of the foregoing rates shall be increased by 2% at any time a Revolving Loan Event of Default exists.

                  L/C Obligations means, at any time, the sum of (a) the aggregate undrawn amount of all Letters of Credit then outstanding, plus (b) the amount of all unreimbursed drawings under all Letters of Credit, including all outstanding L/C Borrowings.

                  L/C-Related Documents means the Letters of Credit, the L/C Applications, the L/C Amendment Applications and any other document relating to any Letter of Credit, including any of the Issuing Lender's standard form documents for letter of credit issuances.

                  Lender has the meaning specified in the introductory clause hereto. References to the "Lenders" shall include the Revolving Lenders, the Term Lender and Bank of America, including in its capacity as Issuing Lender; for purposes of clarification only, to the extent that Bank of America may have any rights or obligations in addition to those of the Revolving Lenders due to its status as Issuing Lender, its status as such will be specifically referenced.

                  Lending Office means, as to any Lender, the office or offices of such Lender specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office", as the case may be, on Schedule 15.2, or such other office or offices as such Lender may from time to time notify the Company and the Administrative Agent.

                  Letters of Credit means the Existing Letters of Credit and any letters of credit (whether standby letters of credit or commercial documentary letters of credit) Issued by the Issuing Lender pursuant to Article III.

                  Leverage Ratio means, as at any fiscal quarter end for the Company and its Subsidiaries on a consolidated basis, the ratio of

                           (i) Senior Secured Debt (other than Obligations in
                  respect of the Term Loan) as of such fiscal quarter end

                  to

                           (ii) Adjusted EBITDA.

                  Lien means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an operating lease.

                  Liquidated Damages has the meaning specified in Section 2.11.

                  Loan means each of the Revolving Loans and the Term Loans.

                  Loan Documents means this Agreement, any Notes, the Fee Letter, the Revolving/Term Loan Intercreditor Agreement, the L/C-Related Documents, the Pledge Agreement, the Subsidiary Pledge Agreements, the Guaranty, the NEHC Guaranty, the Security Agreement, the Trademark Security Agreement, the ProSource Trademark Security Agreement, the Mortgages, and all other documents delivered to the Administrative Agent or any Lender in connection herewith.

                  Margin Stock means "margin stock" as such term is defined in Regulation T, U or X of the FRB.

                  Material Adverse Effect means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Company or the Company and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Company, NEHC or any Subsidiary to perform under any Loan Document and to avoid any Revolving Loan Event of Default; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Company or any Subsidiary of any Loan Document.

                  Moody's has been specified in the definition of "Cash Equivalent Investments".

                  Mortgage means a mortgage, leasehold mortgage, deed of trust or similar document granting a Lien on real property in appropriate form for filing or recording in the applicable jurisdiction and otherwise reasonably satisfactory to the Administrative Agent as amended by the Mortgage Amendments.

                  Mortgage Amendments means amendments of each of the Mortgages, being delivered to the Term Lender on the Closing Date, to increase the secured principal amount under each such Mortgage to an amount equal to one point five (1.5) times the amount secured by such Mortgage immediately prior to the Closing Date and give notice of the execution and delivery of this Agreement, each in form and substance satisfactory to the Term Lender.

                  Mortgaged Property means the real property subject to a Mortgage.

                  Multiemployer Plan means a "multiemployer plan", within the meaning of Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate may have any liability.

                  NEHC means Nebco Evans Holding Company, a Delaware corporation.

                  NEHC Guaranty means the guaranty of NEHC in substantially the form of Exhibit I.

                  NEHC Pledge Agreement means the Amended and Restated Pledge Agreement dated as of May 21, 1998 (as amended, supplemented, amended and restated or otherwise modified from time to time) between NEHC and the Administrative Agent.

                  Net Income means, with respect to any Person, the net income
         (loss) of such Person, determined in accordance with Term Loan GAAP and before any reduction in respect of preferred stock dividends, excluding, however,

                           (1) any gain (but not loss), together with any
                  related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Debt of such Person or any of its Restricted Subsidiaries and

                           (2) any extraordinary or nonrecurring gain (but not
                  loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

                  Net Proceeds means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with Term Loan GAAP.

                  New Subordinated Debt means all unsecured Indebtedness of the Company for money borrowed which is subordinated with covenants and upon terms relating to tenor and subordination substantially the same as those contained in the Senior Subordinated Notes.

                  Non-Recourse Debt means Debt

                           (1) as to which neither the Company nor any of its
                  Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Debt), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender;

                           (2) no default with respect to which (including any
                  rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Debt of the Company or any of its Restricted Subsidiaries to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

                           (3) as to which the lenders have been notified in
                  writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

                  Note means, with respect to a Revolving Lender, the Revolving Loan Note, and with respect to the Term Lender, the Term Loan Note.

                  Notice of Borrowing means a notice in substantially the form of Exhibit A.

                  Notice of Conversion/Continuation means a notice in substantially the form of Exhibit B.

                  Obligations means all advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document owing by the Company or any Subsidiary to any Lender, the Administrative Agent, or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

                  OECD has the meaning specified in the definition of "Eligible Assignee".

                  Officer means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

                  Officers' Certificate means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company. Each certificate with respect to compliance with a condition or covenant provided for in this Agreement shall include: (a) a statement that the Person making such certificate or opinion has read such covenant or condition; (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

                  Offshore Rate means, for any Interest Period, with respect to Offshore Rate Loans comprising part of the same Borrowing, the rate of interest per annum (rounded upward to the next 1/100th of 1%) determined by the Administrative Agent as follows:

                                      Offshore Rate      =        IBOR
                                                               -----------
                               1.00 - Eurodollar Reserve Percentage

         where,

                  Eurodollar Reserve Percentage means for any day for any Interest Period the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day (whether or not applicable to any Revolving Lender) under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"); and

                  IBOR means the rate of interest per annum determined by the Administrative Agent as the rate at which dollar deposits in the approximate amount of Bank of America's Offshore Rate Loan for such Interest Period would be offered by Bank of America's Grand Cayman Branch, Grand Cayman B.W.I. (or such other office as may be designated for such purpose by Bank of America), to major banks in the offshore dollar interbank market at their request at approximately 12:00 noon (New York City time) two Business Days prior to the commencement of such Interest Period.

                  The Offshore Rate shall be adjusted automatically as to all Offshore Rate Loans then outstanding as of the effective date of any change in the Eurodollar Reserve Percentage.

                  Offshore Rate Loan means a Revolving Loan that bears interest based on the Offshore Rate.

                  Organization Documents means, for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation.

                  Other Taxes means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

                  Participant has the meaning specified in subsection 15.8(d).

                  PBGC means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

                  Pension Plan means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA, other than a Multiemployer Plan, with respect to which a Company or any ERISA Affiliate may have any liability.

                  Permitted Business means any of the businesses and any other businesses related to the businesses engaged in by the Company and its respective Restricted Subsidiaries on the date hereof.

                  Permitted Indebtedness has the meaning specified in Section 10.5.

                  Permitted Investments means:

                           (1) any Investment in the Company or in a Term Loan
                  Wholly Owned Subsidiary of the Company that is a Restricted Subsidiary and that is engaged in a Permitted Business;

                           (2) any Investment in Cash Equivalents;

                           (3) any Investment by the Company or any Restricted
                  Subsidiary of the Company in a Person, if as a result of such Investment (a) such Person becomes a Term Loan Wholly-Owned Subsidiary that is a Restricted Subsidiary and that is engaged in a Permitted Business or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Term Loan Wholly Owned Subsidiary that is a Restricted Subsidiary and is engaged in a Permitted Business;

                           (4) any Restricted Investment made as a result of
                  the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 11.2;

                           (5) any acquisition of assets solely in exchange for
                  the issuance of the Company's Equity Interests (other than Disqualified Stock);

                           (6) loans and advances made after the date hereof to
                  Holberg Industries, Inc. not to exceed $10,000,000 at any time outstanding;

                           (7) loans and advances made after the date hereof to
                  NEHC not to exceed $10,000,000 at any time outstanding; and

                           (8) other Investments made after the date hereof in
                  any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (8) that are at the time outstanding, not to exceed $10,000,000. Permitted Liens has the meaning specified in Section 10.1.

                  Permitted Refinancing Debt means any Debt of the Company or any of the Company's Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Debt of the Company or any of the Company's Restricted Subsidiaries; provided that:

                           (1) the principal amount (or accreted value, if
                  applicable) of such Permitted Refinancing Debt does not exceed the principal amount of

                  (or accreted value, if applicable), plus accrued interest on, the Debt so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith);

                           (2) such Permitted Refinancing Debt has a final
                  maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Debt being extended, refinanced, renewed, replaced, defeased or refunded;

                           (3) if the Debt being extended, refinanced, renewed,
                  replaced, defeased or refunded is subordinated in right of payment to the Term Loan, such Permitted Refinancing Debt has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Term Loan on terms at least as favorable to the Term Lender as those contained in the documentation governing the Debt being extended, refinanced, renewed, replaced, defeased or refunded; and

                           (4) such Debt is incurred either by the Company or
                  by its Restricted Subsidiary who is the obligor on the Debt being extended, refinanced, renewed, replaced, defeased or refunded.

                  Person means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

                  PFS means PFS, a division of the PepsiCo, Inc.

                  PFS Acquisition means the acquisition of PFS by the Company pursuant to the PFS Acquisition Agreement.

                  PFS Acquisition Agreement means the Asset Purchase Agreement between PepsiCo, Inc. and NEHC dated May 23, 1997.

                  Plan means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Company sponsors or maintains or to which the Company makes, is making, or is obligated to make contributions and includes any Pension Plan.

                  Pledge Agreement means the Amended and Restated Pledge Agreement dated as of May 21, 1998 (as amended, supplemented, amended and restated or otherwise modified from time to time) between the Company and the Administrative Agent.

                  Pooling and Servicing Agreement means the Pooling and Servicing Agreement dated as of July 1, 1997 among AmeriServe Funding Corporation,

         AmeriServe Food Distribution, Inc., and Norwest Bank Minnesota, National Association, as Trustee, as amended, amended and restated, supplemented or otherwise modified from time to time.

                  Preferred Stock means preferred stock of the Company issued on terms acceptable to the Required Lenders.

                  Principals means Holberg, John V. Holten, Orkla, ASA, Nebco Evans Distributors, Inc., NEHC, DLJ Merchant Banking Partners, L.P., DLJ International Partners, C.V., DLJ Offshore Partners, C.V., DLJ Merchant Banking Funding, Inc., DLJ Merchant Banking Partners II, L.P., DLJ Merchant Banking Partners II-A, L.P., DLJ Offshore Partners II, C.V., DLJ Diversified Partners, L.P., DLJ Diversified Partners-A, L.P., DLJ Millennium Partners, L.P., DLJ Millennium Partners-A, L.P., DLJMB Funding II, Inc., DLJ First ESC L.P., DLJ EAB Partners, L.P. and UK Investment Plan 1997 Partners.

                  ProSource means ProSource, Inc., a Delaware corporation.

                  ProSource Acquisition means the acquisition of ProSource by the Company pursuant to the ProSource Acquisition Agreement.

                  ProSource Acquisition Agreement means the Agreement and Plan of Merger by and among the Company, Steamboat Acquisition Corp. and ProSource dated as of January 29, 1998.

                  ProSource Trademark Security Agreement means the Trademark Security Agreement dated May 21, 1998 (as amended, supplemented or otherwise modified from time to time), between ProSource and the Administrative Agent.

                  Public Equity Offering means a public offering of Equity Interests (other than Disqualified Stock) of:

                           (1) the Company; or

                           (2) NEHC to the extent the net proceeds thereof are
                  contributed to the Company as a capital contribution, that, in each case, results in net proceeds to the Company of at least $25,000,000.

                  Purchase Money Note means a promissory note evidencing the obligation of a Receivables Subsidiary to pay all or any portion of the purchase price for Receivables and other Receivables Program Assets to the Company or any other Receivables Seller in connection with a Qualified Receivables Transaction, which note shall be repaid from cash available to the maker of such note, other than (i) cash required to be held as reserves pursuant to Receivables Documents,
         (ii) amounts paid in respect of interest, principal and (iii) other amounts owing under Receivables Documents and amounts paid in connection with the purchase of newly generated Receivables.

                  Qualified Receivables Transaction means any transaction or series of transactions that may be entered into by the Company and/or any Subsidiary pursuant to which the Company and/or any Subsidiary may sell, convey or otherwise transfer to a Receivables Subsidiary (in the case of a transfer by the Company and/or any other Receivables Seller) and any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any Receivables Program Assets (whether now existing or arising in the future); provided that:

                           (a) no portion of the indebtedness or any other
                  obligations (contingent or otherwise) of a Receivables Subsidiary or Special Purpose Vehicle (i) is guaranteed by the Company or any other Receivables Seller (excluding guarantees of obligations pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Company or any other Receivables Seller in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of the Company or any other Receivables Seller, directly or indirectly, contingently or otherwise, to the satisfaction of obligations incurred in such transactions, other than pursuant to Standard Securitization Undertakings;

                           (b) neither the Company nor any other Receivables
                  Seller has any material contract, agreement, arrangement or understanding with a Receivables Subsidiary or a Special Purpose Vehicle (except in connection with a Purchase Money Note or Qualified Receivables Transaction) other than on terms no less favorable to the Company or such Receivables Seller than those that might be obtained at the time from Persons that are not affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing accounts receivable; and

                           (c) the Company and the other Receivables Sellers do
                  not have any obligation to maintain or preserve the financial condition of a Receivables Subsidiary or a Special Purpose Vehicle or cause such entity to achieve certain levels of operating results.


                  Receivable Stated Amount means, with respect to a Receivables Investor Instrument, the maximum amount of the funding commitment with respect thereto.

                  Receivables means all rights of the Company or any other Receivables Seller to payments (whether constituting accounts, chattel paper, instruments, general intangibles or otherwise) arising from the sale of goods, services or future services by the Company and/or a Receivables Seller, and includes the right to payment of any interest or finance charge and other obligations with respect thereto and any other rights to payment recorded as a receivable.

                  Receivables Documents means (x) each and every receivables purchase agreement, pooling and servicing agreement, series supplement thereto, certificate purchase agreement, guaranty, Purchase Money Note, license agreement, sublicense agreement, credit agreement, agreement to acquire undivided interests or other agreement to transfer, or create a security interest in, Receivables Program Assets, in each case as amended, modified, supplemented or amended and restated and in effect from time to time entered into by the Company, another Receivables Seller and/or a Receivables Subsidiary, and (y) each other instrument, agreement and other document entered into by the Company, any other Receivables Seller and/or a Receivables Subsidiary relating to the transactions contemplated by the items referred to in clause (x) above, in each case as amended, modified, supplemented or amended and restated and in effect from time to time.

                  Receivables Financing Costs means any loss attributable to the sale of Receivables Program Assets.

                  Receivables Investor Instruments means trust certificates, purchased interests or any other securities, instruments or agreements evidencing an interest in the Receivables Program Assets held by a Person other than the Company and its Subsidiaries (excluding Receivables Subsidiaries).

                  Receivables Program Assets means (a) all Receivables which are described as being transferred by the Company, another Receivables Seller and/or a Receivables Subsidiary pursuant to the Receivables Documents, (b) all Receivables Related Assets, and (c) all collections (including recoveries) and other proceeds of the assets described in the foregoing clauses.

                  Receivables Program Obligations means (a) notes, trust certificates, undivided interests, partnership interests or other interests representing the right to be paid a specified principal amount from the Receivables Program Assets, and (b) related obligations of the Company, a Subsidiary and/or a Special Purpose Vehicle (including, without limitation, rights in respect of interest or yield, breach of warranty claims and expense reimbursement and indemnity provisions). The Receivables Program Obligations shall also include Purchase Money Notes and guarantees by the Company of obligations pursuant to Standard Securitization Undertakings.

                  Receivables Related Assets means (i) any rights arising under the documentation governing or relating to Receivables (including rights in respect of liens securing such Receivables and other credit support in respect of such Receivables), (ii) any collections and other proceeds of such Receivables, (iii) any lockboxes or bank accounts, all documents, instruments and agreements relating to such lockboxes or bank accounts, and any amounts from time to time deposited therein, (iv) spread accounts, trust accounts and other similar accounts (and any amounts on deposit therein) established in connection with a Qualified Receivables Transaction, (v) any warranty, indemnity, dilution and other intercompany claim arising out of Receivables Documents and (vi) other assets (including those contemplated by Receivables Documents) which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

                  Receivables Seller means the Company and any Subsidiary of the Company (other than a Receivables Subsidiary) which is a party to a Receivables Document.

                  Receivables Subsidiary means a special purpose wholly-owned subsidiary of the Company created in connection with the transactions contemplated by a Qualified Receivables Transaction, which subsidiary engages in no activities other than those incidental to such Qualified Receivables Transaction and which is designated as a Receivables Subsidiary by the Company's Board of Directors. Any such designation by the Board of Directors shall be evidenced by filing with the Administrative Agent a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an officers' certificate certifying, to the best of such officer's knowledge and belief after consulting with counsel, that such designation, and the transactions in which the Receivables Subsidiary will engage, comply with the requirements of the definition of Qualified Receivables Transaction.

                  Receivables Transaction means:

                  (1) the sale or other disposition to a third party of Term Loan Receivables or an interest therein, or

                  (2) the sale or other disposition of Term Loan Receivables or an interest therein to a Term Loan Receivables Subsidiary followed by a financing transaction in connection with such sale or disposition of such Term Loan Receivables (whether such financing transaction is effected by such Term Loan Receivables Subsidiary or by a third party to whom such Term Loan Receivables Subsidiary sells such Term Loan Receivables or interests therein); provided that in each of the foregoing, the Company or its Term Loan Subsidiaries receive at least 80% of the aggregate principal amount of any Term Loan Receivables financed in such transaction.

                  Register has the meaning specified in Section 15.8.

                  Registration Rights Agreement means the Registration Rights Agreement, dated as of October 1, 1999, by and among the Company, Nebco Evans Distributors, Inc., a Delaware corporation, Donaldson, Lufkin & Jenrette Securities Corporation, Banc of America Securities LLC and Salomon Smith Barney Inc.

                 Related Party with respect to any Principal means:

                  (1) any controlling stockholder, 80% (or more) owned Term Loan Subsidiary, or spouse or immediate family member (in the case of an individual) of such Principal or

                  (2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (1).

                  Reportable Event means, any of the events set forth in
         Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

                  Required Lenders means, at any time, Revolving Lenders having an aggregate Revolving Percentage of 51% or more.

                  Requirement of Law means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

                  Responsible Officer means the chief executive officer or the president of the Company, or any other officer having substantially the same authority and responsibility; or, with respect to financial reporting or compliance with financial covenants, the chief financial officer or the treasurer of the Company, or any other officer having substantially the same authority and responsibility.

                  Restricted Investment means an Investment other than a Permitted Investment.

                  Restricted Subsidiary of a Person means any Term Loan Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

                  Restructuring Costs means any cash integration expenditures related to the PFS Acquisition or the ProSource Acquisition incurred by the Company reflected as (i) a non-operating expense in the Company's income statement, (ii) a reduction of the restructuring reserve on the Company's balance sheet, or (iii) restructuring charges taken in the years 1998, 1999, and 2000 to the extent added to Adjusted EBITDA pursuant to clause (c) of the definition of "Adjusted EBITDA;" provided that "Restructuring Costs" shall not include any expenditures related to the J.D. Edwards software installation.

                  Revolving Commitment means, as to each Revolving Lender, the commitment of such Revolving Lender to make Revolving Loans pursuant to Section 2.1(a). The initial amount of each Revolving Lender's Revolving Commitment is set forth in Schedule 2.1(a).

                  Revolving Lender means, at any time, any Lender which then has a Revolving Commitment or is owed a Revolving Loan or has a participation in any Letter of Credit.

                  Revolving Loan has the meaning specified in Section 2.1(a), and may be a Base Rate Loan or an Offshore Rate Loan (each a "Type" of Revolving Loan).

                  Revolving Loan Default means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute a Revolving Loan Event of Default.

                  Revolving Loan Event of Default means any of the events or circumstances specified in Section 12.1.

                  Revolving Loan Note means a promissory note executed by the Company in favor of a Revolving Lender pursuant to subsection 2.2(b), in substantially the form of Exhibit D-1.

                  Revolving Percentage means, as to any Revolving Lender, the percentage which (a) the amount of such Revolving Lender's Revolving Commitment is of (b) the aggregate amount of all of the Revolving Lenders' Revolving Commitments.

                  Revolving Refinancing Debt means any Indebtedness which replaces or refinances the Revolving Loan in whole or in part.

                  Revolving/Term Loan Intercreditor Agreement means the Intercreditor Agreement dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified from time to time), among the Administrative Agent as agent for the Revolving Lenders, the Administrative Agent as agent for the Term Lender, the Company and the Guarantors.

                  Revolving Termination Date means the earlier to occur of:

                  (a) June 30, 2003; and

                  (b) the date on which the Revolving Commitments terminate in accordance with the provisions of this Agreement.

                  S&P has the meaning specified in the definition of "Cash Equivalent Investments."

                  SEC means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

                  Securities Act means the Securities Act of 1933, as amended.

                  Security Agreement means the Second Amended and Restated Security Agreement dated as of May 21, 1998 (as amended, supplemented, amended and restated or otherwise modified from time to time) between the Company, its Subsidiaries and the Administrative Agent.

                  Senior Secured Debt means, as to the Company and its Subsidiaries, (i) the Obligations, (ii) Capitalized Lease Obligations,
         (iii) obligations with respect to drawn Surety Instruments, (iv) Invested Amounts and (v) other senior secured obligations.

                  Senior Subordinated Notes means the Company's $500,000,000 10% senior subordinated notes due July 15, 2007.

                  Senior Unsecured Notes means the Company's $350,000,000 8% senior unsecured notes due October 15, 2007.

                  Significant Subsidiary means any Term Loan Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the date hereof.

                  Special Purpose Vehicle means a trust, partnership or other special purpose Person established by the Company and/or its Subsidiaries to implement a Qualified Receivables Transaction.

                  Standard Securitization Undertakings means representations, warranties, covenants and indemnities entered into by the Company and/or any Subsidiary which are reasonably customary in an accounts receivable transaction.

                  Stated Maturity means, with respect to any installment of interest or principal on any series of Debt, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Debt, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

                  Subordinated Debt means all unsecured Indebtedness of the Company for money borrowed which is subordinated, upon terms reasonably satisfactory to the

         Required Lenders, in right of payment to the payment in full in cash of all Obligations, which is payable to NEHC and on which interest is payable in kind, not in cash, until after June 30, 2003.

                  Subsidiary of a Person means any corporation, association, partnership, limited liability company, limited liability partnership, joint venture or other business entity of which more than 50% of the voting stock, membership interests or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Company. No Special Purpose Vehicle will be considered a "Subsidiary".

                  Subsidiary Guarantors means all the Company's direct and indirect Restricted Subsidiaries other than the Foreign Subsidiaries.

                  Subsidiary Pledge Agreement means the Pledge Agreement dated as of May 21, 1998 (as amended, supplemented, amended and restated or otherwise modified from time to time) between ProSource, ProSource Services Corporation and the Administrative Agent.

                  Surety Instruments means all letters of credit (including standby and commercial), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

                  Tax Sharing Agreement means that certain Tax Sharing Agreement effective as of the first day of the 1989 consolidated return year between Holberg and the Company as successor by merger to certain former subsidiaries of the Company.

                  Taxes means any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Administrative Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by each Lender's net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender or the Administrative Agent, as the case may be, is organized or maintains a lending office.

                  Term Commitment means, as to the Term Lender, the commitment of the Term Lender to make a Term Loan pursuant to Section 2.1(b). The initial amount of the Term Lender's Commitment is set forth in
         Schedule 2.1(b).

                  Term Lender means, at any time, any Lender which then has a Term Commitment or is owed a Term Loan.

                  Term Lender Notes means the Term Lender's 12% senior secured notes due September 15, 2006.

                  Term Lender Notes Trustee means United States Trust Company of New York, as trustee.

                  Term Loan has the meaning specified in Section 2.1(b).

                  Term Loan Affiliate of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

                  Term Loan Borrowing Base means, as of any date, an amount equal to the sum of:

                  (1) 85% of the excess of (A) the sum of (a) the face amount of the Company's Term Loan Receivables and the Company's Restricted Subsidiaries' Receivables and (b) the book value of its undivided interest in the assets of the AmeriServe Master Trust, or any successor or replacement trust, over (B) the sum of the amounts in clauses A(a) and A(b) above as set forth on the Company's unaudited consolidated balance sheet dated as of June 26, 1999 plus

                  (2) 50% of the excess of (A) the book value of all inventory of the Company and its Restricted Subsidiaries calculated as of the end of the most recently completed month over (B) the book value of all inventory of the Company and its Restricted Subsidiaries as set forth on the Company's unaudited consolidated balance sheet dated as of June 26, 1999, all calculated on a consolidated basis and in accordance with Term Loan GAAP. For purposes of the foregoing, any Receivables held by the AmeriServe Master Trust as a result of a Receivables Transaction that are subsequently held by the Company or any of its Restricted Subsidiaries shall be included in the calculation of clause (A) above.

                  Term Loan Capital Lease Obligation means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with Term Loan GAAP.

                  Term Loan Change of Control means the occurrence of any of the following:

                  (1) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Term Loan Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than the Principals or their Related Parties,

                  (2) the adoption of a plan relating to the Company's liquidation or dissolution,

                  (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principals and their Related Parties, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 50% of the Company's Voting Stock (measured by voting power rather than number of shares),

                  (4) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors, or

                  (5) the Company consolidates with, or merges with or into, any Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of the Company's assets to any Person, or any Person consolidates with, or merges with or into, the Company in any such event pursuant to a transaction in which any of the Company's outstanding Voting Stock is converted into or exchanged for cash, securities or other property, other than any such transaction where the Company's Voting Stock outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance).

                  Term Loan Consolidated Net Income means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with Term Loan GAAP; provided that:

                           (1) the Net Income (but not loss) of any Person that
                  is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Term Loan Wholly-Owned Subsidiary that is a Restricted Subsidiary thereof,

                           (2) the Net Income of any Restricted Subsidiary
                  shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Term Loan Subsidiary or its stockholders,

                           (3) the Net Income of any Person acquired in a
                  pooling of interests transaction for any period prior to the date of such acquisition shall be excluded,

                           (4) the cumulative effect of a change in accounting
                  principles shall be excluded, and

                           (5) the Net Income of any Unrestricted Subsidiary
                  shall be excluded, whether or not distributed to the Company or one of its Restricted Subsidiaries for purposes of Section
                  11.5 and shall be included for purposes of Section 11.4 only to the extent of the amount of dividends or distributions paid in cash to the Company or one of its Restricted Subsidiaries.

                  Term Loan Default means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute a Term Loan Event of Default.

                  Term Loan Event of Default means any of the events or circumstances described in Section 13.1.

                  Term Loan GAAP means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of this Agreement.

                  Term Loan Interest Payment Date means the 15th day of each March and September, commencing as of March 15, 2000.

                  Term Loan Interest Rate means a rate per annum equal to 12%.

                  Term Loan Lien means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

                  Term Loan Maturity Date means September 15, 2006.

                  Term Loan Note means a promissory note executed by the Company in favor of the Term Lender pursuant to subsection 2.2(b), in substantially the form of Exhibit D-2.

                  Term Loan Permitted Liens means

                  (1) Term Loan Liens securing Debt under this Agreement that was permitted by the terms of the Term Loan portion of this Agreement to be incurred or other Debt allowed to be incurred under clause (2) of Section 11.5;

                  (2) Term Loan Liens securing Debt allowed to be incurred under clause (5) of Section 11.5;

                  (3) Term Loan Liens in favor of the Company;

                  (4) Term Loan Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary of the Company, provided that such Term Loan Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company;

                  (5) Term Loan Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, provided that such Term Loan Liens were in existence prior to the contemplation of such acquisition;

                  (6) Term Loan Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

                  (7) Term Loan Liens existing on the date hereof;

                  (8) Term Loan Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with Term Loan GAAP shall have been made therefor;

                  (9) Term Loan Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $5,000,000 at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Restricted Subsidiary, and

                  (10) Term Loan Liens on assets of Unrestricted Subsidiaries that (a) secure Non-Recourse Debt of Unrestricted Subsidiaries or (b) are incurred in connection with a Receivables Transaction.

                  Term Loan Prior Liens means liens on the Collateral that existed immediately before the liens securing the Term Loan were created.

                  Term Loan Receivables means, with respect to any Person or entity, all of the following property and interests in property of such Person or entity, whether now existing or existing in the future or hereafter acquired or arising:

                           (1) accounts;

                           (2) accounts receivable incurred in the ordinary
                  course of business, including, without limitation, all rights to payment created by or arising from sales of goods, leases of goods or the rendition of services, no matter how evidenced, whether or not earned by performance;

                           (3) all rights to any goods or merchandise
                  represented by any of the foregoing after creation of the foregoing, including, without limitation, returned or repossessed goods;

                           (4) all reserves and credit balances with respect to
                  any such accounts receivable or account debtors;

                           (5) all letters of credit, security or guarantees
                  for any of the foregoing;

                           (6) all insurance policies or reports relating to
                  any of the foregoing;

                           (7) all collection or deposit accounts relating to
                  any of the foregoing;

                           (8) all proceeds of the foregoing; and

                           (9) all books and records relating to any of the
                  foregoing.

                  Term Loan Receivables Subsidiary means an Unrestricted Subsidiary exclusively engaged in Receivables Transactions and activities related thereto; provided, however, that

                           (1) at no time shall the Company and its Term Loan
                  Subsidiaries have more than one Term Loan Receivables Subsidiary and

                           (2) all Debt or other borrowings of such
                  Unrestricted Subsidiary shall be Non-Recourse Debt.

                  Term Loan Subsidiary means, with respect to any Person:

                  (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Term Loan Subsidiaries of that Person (or a combination thereof) and

                  (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Term Loan Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Term Loan Subsidiaries of such Person (or any combination thereof).

                  Term Loan Wholly Owned Subsidiary of any Person means a Term Loan Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Term Loan Wholly Owned Subsidiaries of such Person and one or more Term Loan Wholly Owned Subsidiaries of such Person.

                  Trademark Security Agreement means the Amended and Restated Trademark Security Agreement dated July 11, 1997 (as amended, supplemented, amended and restated or otherwise modified from time to time) between AmeriServ Food Company and the Administrative Agent.

                  Type has the meaning specified in the definition of "Revolving Loan."

                  UCP has the meaning specified in Section 3.9.

                  Unfunded Pension Liability means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

                  United States and U.S. each means the United States of America.

                  Unrestricted Subsidiary means any Term Loan Subsidiary that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors of the Company; but only to the extent that such Term Loan
         Subsidiary:

                           (1) has no Debt other than Non-Recourse Debt;

                           (2) is not party to any agreement, contract,
                  arrangement or understanding with the Company or any of its Restricted Subsidiaries unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Term Loan Affiliates of the Company;

                           (3) is a Person with respect to which neither the
                  Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results;

                           (4) has not guaranteed or otherwise directly or
                  indirectly provided credit support for any Debt of the Company or any of its Restricted Subsidiaries; and

                           (5) has at least one director on its board of
                  directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries.

         Any such designation by the Board of Directors of the Company shall be evidenced to the Administrative Agent by filing with the Administrative Agent a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by Section 11.4. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Term

         Loan portion of this Agreement and any Debt of such Term Loan Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Debt is not permitted to be incurred as of such date under Section 11.5, the Company shall be in default of such covenant). The Company's Board of Directors may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Debt by a Restricted Subsidiary of any outstanding Debt of such Unrestricted Subsidiary and such designation shall be permitted only if

                           (a) such Debt is permitted under Section 11.5, and

                           (b) no Term Loan Default or Term Loan Event of
                  Default would be in existence following such designation.

                  Voting Stock of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

                  Weighted Average Life to Maturity means, when applied to any Debt at any date, the number of years obtained by dividing

                           (1) the sum of the products obtained by multiplying

                                    (a) the amount of each then remaining
                           installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by

                                    (b) the number of years (calculated to the
                           nearest one-twelfth) that will elapse between such date and the making of such payment, by

                           (2) the then outstanding principal amount of such
                  Debt.

                  Wholly-Owned Subsidiary means any corporation in which (other than directors' qualifying shares required by law) 100% of the capital stock of each class having ordinary voting power, and 100% of the capital stock of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by the Company, or by one or more of the other Wholly-Owned Subsidiaries, or both.

1. Other Interpretive Provisions. The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

1. The words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and clause, subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

a) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

a) The term "including" is not limiting and means "including without limitation."

a) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

1. Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

1. The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

1. This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

1. This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Administrative Agent, the Company and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Lenders or the Administrative Agent merely because of the Administrative Agent's or Lenders' involvement in their preparation.

1. Accounting Principles. Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied; provided that capital leases of up to $45,000,000 in the aggregate arising out of the sale-leaseback of distribution centers shall be treated as operating leases for the purposes hereof (including for the purposes of all financial computations required hereunder).

1. References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Company.


                                   I. ARTICLE

                                   THE CREDIT

1. Amounts and Terms of Commitments. Revolving Loans. Each Revolving Lender severally agrees, on the terms and conditions set forth herein, to make loans to the Company (each such loan, a "Revolving Loan"), from time to time on any Business Day during the period from the Closing Date to the Revolving Termination Date, in an aggregate amount not to exceed at any time outstanding such Revolving Lender's Revolving Percentage of $125,000,000; provided that, after giving effect to any Borrowing of Revolving Loans, the aggregate amount of all Revolving Loans plus the Effective Amount of all L/C Obligations shall not exceed the lesser of (i) the Revolving Commitments or (ii) the Borrowing Base. Within the foregoing limits, and subject to the other terms and conditions hereof, the Company may borrow under this subsection 2.1(a), prepay under Section 2.6 and reborrow under this subsection 2.1(a).

1. Term Loans. The Term Lender agrees, on the terms and conditions set forth herein, to make a loan to the Company (such loan, the "Term Loan"). The Term Loan may be made in up to two disbursements; the first disbursement shall be made on the Closing Date in an amount of $205,000,000 principal amount at maturity (before original issue discount) and the second disbursement shall be made within six months after the date hereof but in an amount no greater than $25,000,000. Amounts borrowed as a Term Loan which are repaid or prepaid by the Company may not be reborrowed. The Term Commitment shall expire concurrently with the making of the Term Loan on the Closing Date.

1. Loan Accounts. The Loans made by each Lender and the Letters of Credit Issued by the Issuing Lender shall be evidenced by one or more accounts or records maintained by such Lender or Issuing Lender, as the case may be, in the ordinary course of business. The accounts or records maintained by the Administrative Agent, the Issuing Lender and each Lender shall be rebuttable presumptive evidence of the amount of the Loans made by the Lenders to the Company and the Letters of Credit Issued for the account of the Company, and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company hereunder to pay any amount owing with respect to the Loans or any Letter of Credit.

1. Upon the request of any Lender made through the Administrative Agent, the Loans made by such Lender may be evidenced by one or more Notes, instead of loan accounts. Each such Lender shall endorse on the schedules annexed to its Note(s) the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by the Company with respect thereto. Each such Lender is irrevocably authorized by the Company to endorse its Note(s) and each Lender's record shall be conclusive absent manifest error; provided, however, that the failure of a Lender to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Company hereunder or under any such Note to such Lender.

1. Each disbursement of the Term Loan shall be evidenced by a Term Loan Note.

1. Procedure for Borrowing. Revolving Loans. Each Borrowing of Revolving Loans shall be made upon the Company's irrevocable written notice delivered to the Administrative Agent in the form of a Notice of Borrowing, which notice must be received by the Administrative Agent (i) prior to 8:30 a.m. (San Francisco time) two Business Days prior to the requested Borrowing Date, in the case of Offshore Rate Loans; and (ii) prior to 8:30 a.m. (San Francisco time) on the requested Borrowing Date, in the case of Base Rate Loans, specifying:

(i) the amount of the Borrowing of Revolving Loans, which shall be in an aggregate minimum amount of $500,000 and a multiple of $100,000 provided that, if the amount of (x) the unused Revolving Commitments or (y) the availability under the Borrowing Base is less than $500,000, the Company may borrow such amount in Base Rate Loans;

(i)               the requested Borrowing Date, which shall be a Business Day;

(i)               the Type of Loans comprising the Borrowing; and

(i) the duration of the Interest Period applicable to such Revolving Loans included in such notice. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of Offshore Rate Loans, such Interest Period shall be one month.

1. Term Loan. The Borrowing of the Term Loan shall be made upon the Company's irrevocable written notice delivered to the Administrative Agent, which notice must be received by the Administrative Agent prior to 8:30 a.m. (San Francisco time) on the Closing Date.

1. The Administrative Agent will promptly notify each Revolving Lender of its receipt of any Notice of Borrowing for a Revolving Loan and of the amount of such Revolving Lender's share of that Borrowing based upon such Revolving Lender's Revolving Percentage. The Administrative Agent will promptly notify the Term Lender of the receipt of any notice requesting the Term Loan.

1. Each Lender will make the amount of its share of each Borrowing available to the Administrative Agent for the account of the Company at the Administrative Agent's Payment Office by 11:00 a.m. (San Francisco time) on the Borrowing Date requested by the Company in funds immediately available to the Administrative Agent. The proceeds of all such Loans will then be made available to the Company by the Administrative Agent at such office by crediting the account of the Company on the books of Bank of America with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent or as otherwise set forth in the Notice of Borrowing.

1. After giving effect to any Borrowing of Revolving Loans, there may not be more than six different Interest Periods in effect.

1. Conversion and Continuation Elections. With respect to Revolving Loans only, the Company may, upon irrevocable written notice to the Administrative Agent in accordance with subsection 2.4(b):

a) elect, as of any Business Day, in the case of Base Rate Loans, or as of the last day of the applicable Interest Period, in the case of any other Type of Revolving Loans, to convert any such Revolving Loans (or any part thereof in an amount not less than $500,000, or that is in an integral multiple of $100,000 in excess thereof) into Revolving Loans of any other Type; or

a) elect as of the last day of the applicable Interest Period, to continue any Revolving Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $500,000 or that is in an integral multiple of $100,000 in excess thereof);

provided, that if at any time the aggregate amount of Offshore Rate Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $500,000, such Offshore Rate Loans shall automatically convert into Base Rate Loans, and on and after such date the right of the Company to continue such Revolving Loans as, and convert such Revolving Loans into, Offshore Rate Loans shall terminate.

1. The Company shall deliver a Notice of Conversion/Continuation to be received by the Administrative Agent (i) not later than 8:30 a.m. (San Francisco time) at least two Business Days in advance of the Conversion/Continuation Date, if the Revolving Loans are to be converted into or continued as Offshore Rate Loans; and (ii) not later than 8:30 a.m. (San Francisco time) on the Conversion/Continuation Date, if the Revolving Loans are to be converted into Base Rate Loans, specifying:

(i)               the proposed Conversion/Continuation Date;

(i) the aggregate amount of Revolving Loans to be converted or renewed;

(i) the Type of Revolving Loans resulting from the proposed conversion or continuation; and

(i) other than in the case of conversions into Base Rate Loans, the duration of the requested Interest Period.

1. If upon the expiration of any Interest Period applicable to Offshore Rate Loans, the Company has failed to timely select a new Interest Period to be applicable to such Offshore Rate Loans, or if any Revolving Loan Default or Revolving Loan Event of Default then exists, the Company shall be deemed to have elected to convert such Offshore Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

1. The Administrative Agent will promptly notify each Revolving Lender of its receipt of a Notice of Conversion/Continuation, or, if no timely notice is provided by the Company, the Administrative Agent will promptly notify each Revolving Lender of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Revolving Loans with respect to which the notice was given held by each Revolving Lender.

1. Unless the Required Lenders otherwise agree, during the existence of a Revolving Loan Default or Revolving Loan Event of Default, the Company may not elect to have a Revolving Loan converted into or continued as an Offshore Rate Loan.

1. After giving effect to any conversion or continuation of Revolving Loans, there may not be more than six different Interest Periods in effect.

A.                Voluntary Termination or Reduction of Revolving Commitments.
The Company may, upon not less than five Business Days' prior notice to the Administrative Agent, terminate the Revolving Commitments, or permanently reduce the Revolving Commitments by an aggregate minimum amount of $5,000,000 or any multiple of $100,000 in excess thereof; unless, after giving effect thereto and to any prepayments of Revolving Loans made on the effective date thereof, (a) the Effective Amount of all Revolving Loans, and L/C Obligations together would exceed the amount of the Revolving Commitments then in effect, or (b) the Effective Amount of all L/C Obligations then outstanding would exceed the L/C Commitment. Once reduced in accordance with this Section, the Revolving Commitments may not be increased. Any reduction of the Revolving Commitments shall be applied to each Revolving Lender according to its Revolving Percentage. If and to the extent specified by the Company in the notice to the Administrative Agent, some or all of the reduction in the combined Revolving Commitments shall be applied to reduce the L/C Commitment. All accrued revolving commitment and letter of credit fees to, but not including, the effective date of any reduction or termination of Revolving Commitments, shall be paid on the effective date of such reduction or termination.

1. Optional Prepayments of Revolving Loans. Subject to Section 4.4, the Company may, from time to time, upon irrevocable written notice to the Administrative Agent (which notice must be received by 8:30 a.m. (San Francisco time) on the day of prepayment in the case of Base Rate Loans and 8:30 a.m. (San Francisco time) two Business Days prior to the date of prepayment in the case of Offshore Rate Loans), ratably prepay any Borrowing of Revolving Loans in whole or in part, in an aggregate amount of $500,000 or a higher integral multiple of $100,000.

1. Each notice of prepayment pursuant to this Section shall specify the date and amount of such prepayment and the Revolving Loans to be prepaid. The Administrative Agent will promptly notify each Revolving Lender of its receipt of any such notice and of such Revolving Lender's share of such prepayment based upon such Revolving Lender's Revolving Percentage. If any such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid and any amounts required pursuant to Section 4.4. Each prepayment of Revolving Loans shall be applied to each Revolving Lender's Revolving Loans according to such Revolving Lender's Revolving Percentage.

1. Optional Prepayments of Term Loan. The Term Loan shall not be prepayable prior to September 15, 2003. On or after September 15, 2003, the Company may, from time to time, upon not less than thirty nor more than sixty days' irrevocable written notice, prepay the Term Loan in whole or in part at the prepayment prices (expressed as percentages of Accreted Value) set forth below plus accrued interest and Liquidated Damages thereon, if any, to the applicable date of prepayment, if prepaid during the twelve-month period beginning on September 15 of the years indicated below:

                                 Year                 Percentage
                                 ----                 ----------
                                 2003                  106.000%
                                 2004                  103.000%
                                 2005 and thereafter   100.000%

         Notwithstanding the foregoing, at any time prior to September 15, 2001, the Company may prepay up to 33% of the original aggregate principal amount of the Term Loan at a prepayment price of 112% of the Accreted Value thereof, plus accrued interest and Liquidated Damages thereon, if any, to the applicable date of prepayment, with the net cash proceeds of a Public Equity Offering; provided that: (i) at least 67% of the original aggregate principal amount of the Term Loan remains outstanding immediately after the occurrence of such prepayment and (ii) such prepayment shall occur within forty-five days of the date of closing of such Public Equity Offering.

1. Each notice of prepayment pursuant to this Section shall specify the date and amount of such prepayment. The Administrative Agent will promptly notify the Term Lender of its receipt of any such notice. If any such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice (plus, accrued interest and Liquidated Damages, if any, thereon) shall be due and payable on the date specified therein.

1. Mandatory Prepayments of Revolving Loans. If on any date the Effective Amount of L/C Obligations exceeds the L/C Commitment, the Company shall Cash Collateralize on such date the outstanding Letters of Credit in an amount equal to the excess of the maximum amount then available to be drawn under the Letters of Credit over the aggregate L/C Commitment.

1. If on any day the outstanding Revolving Loans plus the Effective Amount of the L/C Obligations exceeds the Borrowing Base, the Company shall on such date make a prepayment of the Revolving Loans equal to the excess and, if the Revolving Loans shall be prepaid in full, Cash Collateralize the L/C Obligations by the remainder of such excess. Any prepayment shall be applied to each Revolving Lender's Revolving Loans according to its Revolving Percentage.

1. Mandatory Prepayments of Term Loan. If a Term Loan Change of Control occurs, the Term Lender shall have the right to require the Company to repay all or any part (equal to $1,000 or an integral multiple thereof) of the Term Loan pursuant to a Change of Control Offer at an offer price in cash equal to 101% of the Accreted Value thereof plus accrued interest and Liquidated Damages thereon, if any, to the date of prepayment ("Change of Control Payment"). Within thirty days following any Term Loan Change of Control, the Company will mail a notice to the Term Lender describing the transaction or transactions that constitute the Term Loan Change of Control and offering to repay the Term Loan (or any portion thereof specified by the Term Lender) on the date specified in such notice (the "Change of Control Offer"), which date shall be no earlier than thirty days and no later than sixty days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required herein.

1. On the Change of Control Payment Date, the Company shall, to the extent lawful:

a) prepay the Term Loan or such portions thereof as may have been specified by the Term Lender pursuant to the Change of Control Offer; and

a) deposit with the Term Lender an amount equal to the Change of Control Payment in respect of the entire Term Loan or portions thereof to be so prepaid.

1. The Company will not be required to make a Change of Control Offer upon a Term Loan Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section and makes the Change of Control Payment required by this Section.

1. Repayment. The Company shall pay to the Administrative Agent, for the account of the Revolving Lenders, on the Revolving Termination Date the aggregate principal amount of all Revolving Loans outstanding on such date.

1. The Company shall pay to the Administrative Agent, for the account of the Term Lender, on the Term Loan Maturity Date, the aggregate principal amount of the Term Loan outstanding on such date.

1. Interest. (i) Each Revolving Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Offshore Rate or the Base Rate, as the case may be (and subject to the Company's right to convert to other Types of Revolving Loans under Section 2.4), plus the Applicable Offshore Rate Margin or Applicable Base Rate Margin, as the case may be.

         (ii) The Term Loan shall bear interest on the outstanding principal amount thereof from the applicable Closing Date at a rate equal to the Term Loan Interest Rate.

a) Interest on each Revolving Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid upon payment (including prepayment) in full thereof and, during the existence of any Revolving Loan Event of Default, interest shall be paid on demand of the Administrative Agent at the request or with the consent of the Required Lenders.

a) Interest on the Term Loan shall be paid in arrears on each Term Loan Interest Payment Date. Interest shall also be paid on the date of any prepayment of the Term Loan as provided in Sections 2.7, 2.9 or 11.2.

a) Notwithstanding subsection (a)(i) of this Section, while any Revolving Loan Event of Default exists or after acceleration (as a result of a Revolving Loan Event of Default), the Company shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all outstanding Revolving Loans, at a rate per annum which is determined by adding 2% per annum to the Applicable Base Rate Margin or Applicable Offshore Rate Margin then in effect for such Revolving Loans; provided, however, that, on and after the expiration of any Interest Period applicable to any Offshore Rate Loan outstanding on the date of occurrence of such Revolving Loan Event of Default or acceleration (as a result of a Revolving Loan Event of Default), the principal amount of such Revolving Loan shall, during the continuation of such Revolving Loan Event of Default or after acceleration (as a result of a Revolving Loan Event of Default), bear interest at a rate per annum equal to the Base Rate plus the Applicable Base Rate Margin then in effect plus 2%.

a) Notwithstanding subsection (a)(ii) of this Section, the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal of the Term Loan at the rate equal to 1% per annum in excess of the then applicable interest rate on the Term Loan to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

a) In the event that the Term Lender is required to pay any liquidated damages to the holders of the Term Lender Notes, as set forth in the Registration Rights Agreement, the Company agrees, as partial consideration for the Term Loan to pay to the Term Lender immediately, as additional interest on the Term Loan, an amount (the "Liquidated Damages") equal to the amount the Term Lender is required to pay to such holders.

1. Anything herein to the contrary notwithstanding, the obligations of the Company to any Lender hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Lender would be contrary to the provisions of any law applicable to such Lender limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Lender, and in such event the Company shall pay such Lender interest at the highest rate permitted by applicable law.

A.                Fees. In addition to certain fees described in Section 3.8:

1. Arrangement, Agency Fees. The Company shall pay to the Administrative Agent for its own account and the Arranger's own account, the fees as required by the letter agreement ("Fee Letter") between the Company and the Arranger and the Administrative Agent dated September 30, 1999, as amended.

1. Commitment Fees. The Company shall pay to the Administrative Agent for the account of each Revolving Lender a commitment fee equal to the Commitment Fee Rate times the daily unused portion of such Revolving Lender's Revolving Commitment, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter. For purposes of calculating utilization under this subsection, the Revolving Commitments shall be deemed used to the extent of the Effective Amount of Revolving Loans then outstanding, plus the Effective Amount of L/C Obligations then outstanding. Such commitment fee shall accrue from the Closing Date to the Revolving Termination Date and shall be due and payable quarterly in arrears on the last Business Day of each fiscal quarter commencing on the first such date after the date hereof through the Revolving Termination Date, with the final payment to be made on the Revolving

Termination Date; provided that, in connection with any reduction or termination of Revolving Commitments under Section 2.5, the accrued commitment fee calculated for the period ending on such date shall also be paid on the date of such reduction or termination, with the following quarterly payment being calculated on the basis of the period from such reduction or termination date to such quarterly payment date. The commitment fees provided in this subsection shall accrue at all times after the above-mentioned commencement date, including at any time during which one or more conditions in Article VI are not met.

1. Computation of Fees and Interest. All computations of interest for Base Rate Loans when the Base Rate is determined by Bank of America's "reference rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All computations of interest on the Term Loan shall be made on the basis of a 360 day year, comprised of twelve thirty-day months. All other computations of fees and interest shall be made on the basis of a 360 day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365 day year). Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

1. Each determination of an interest rate by the Administrative Agent shall be conclusive and binding on the Company and the Lenders in the absence of manifest error.

1. Payments by the Company. All payments to be made by the Company shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Company shall be made to the Administrative Agent for the account of the Lenders at the Administrative Agent's Payment Office, and shall be made in dollars and in immediately available funds, no later than 11:00 a.m. (San Francisco time) on the date specified herein. In the case of any payment corresponding to the Revolving Loans, the Administrative Agent will promptly distribute to each Revolving Lender its Revolving Percentage of any such payment; and in the case of any payment corresponding to the Term Loan, the Administrative Agent shall promptly distribute such payment to the Term Lender. Any payment received by the Administrative Agent later than 2:00 p.m. (San Francisco time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

1. Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

1. Unless the Administrative Agent receives notice from the Company prior to the date on which any payment is due to the Lenders that the Company will not make such payment in full as and when required, the Administrative Agent may assume that the Company has made such payment in full to the Administrative Agent on such date in immediately available funds and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Company has not made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

1. Payments by the Lenders to the Administrative Agent. Unless the Administrative Agent receives notice from a Revolving Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Revolving Lender will not make available as and when required hereunder to the Administrative Agent for the account of the Company the amount of that Revolving Lender's share of the applicable Loan(s), the Administrative Agent may assume that each Revolving Lender has made such amount available to the Administrative Agent in immediately available funds on the Borrowing Date and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent any Revolving Lender shall not have made its full amount available to the Administrative Agent in immediately available funds and the Administrative Agent in such circumstances has made available to the Company such amount, that Revolving Lender shall on the Business Day following such Borrowing Date make such amount available to the Administrative Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of the Administrative Agent submitted to any Revolving Lender with respect to amounts owing under this subsection (a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Administrative Agent shall constitute such Revolving Lender's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Administrative Agent on the Business Day following the Borrowing Date, the Administrative Agent will notify the Company of such failure to fund and, upon demand by the Administrative Agent, the Company shall pay such amount to the Administrative Agent for the Administrative Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

1. The failure of any Revolving Lender to make any Revolving Loan on any Borrowing Date shall not relieve any other Revolving Lender of any obligation hereunder to make a Revolving Loan on such Borrowing Date, but no Lender shall be responsible for the failure of any other Revolving Lender to make the Revolving Loan to be made by such other Revolving Lender on any Borrowing Date.

A. Sharing of Payments, etc. If, other than as expressly provided elsewhere herein, any Revolving Lender shall obtain on account of the Revolving Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share of such payment (determined in accordance with the provisions of this Agreement), such Revolving Lender shall immediately (a) notify the Administrative Agent of such fact, and
(b) purchase from the other Revolving Lenders such participations in the Revolving Loans made by them as shall be necessary to cause such purchasing Revolving Lender to share the excess payment pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Revolving Lender, such purchase shall to that extent be rescinded and each other Revolving Lender shall repay to the purchasing Revolving Lender the purchase price paid therefor, together with an amount equal to such paying Revolving Lender's ratable share (according to the proportion of (i) the amount of such paying Revolving Lender's required repayment to (ii) the total amount so recovered from the purchasing Revolving Lender) of any interest or other amount paid or payable by the purchasing Revolving Lender in respect of the total amount so recovered. The Company agrees that any Revolving Lender so purchasing a participation from another Revolving Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 15.10 hereof) with respect to such participation as fully as if such Revolving Lender were the direct creditor of the Company in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Revolving Lenders following any such purchases or repayments.

A. Legal Defeasance and Covenant Defeasance. The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the Term Loan and all obligations of the Guarantors that are Term Loan Subsidiaries with respect thereto discharged ("Legal Defeasance") except for:

(1) rights of the Term Lender to receive payments in respect of the principal of, premium and Liquidated Damages, if any, and interest on the Term Loan when such payments are due from the trust referred to below,

(1) the rights, powers, trusts, duties and immunities of the Administrative Agent, and the Company's obligations in connection therewith and

(2)               the Legal Defeasance provisions of this Section.

         In addition, the Company may, at its option and at any time, elect to have its obligations and those of Term Loan Subsidiary Guarantor released under the covenants contained in Sections 2.9, 11.2, 11.3, 11.4, 11.5, 11.6, 11.7,
11.8, 11.9, 11.10, 11.11, 11.12, 11.13, 11.14 and 11.16 ("Covenant Defeasance")
and thereafter any omission to comply with such obligations shall not constitute a Term Loan Default or Term Loan Event of Default. In the event Covenant Defeasance occurs, the events described in Sections 13.1(c), 13.1(d), 13.1(e), 13.1(f), 13.1(g) and 13.1(j) will no longer constitute a Term Loan Event of Default.

         In order to exercise either Legal Defeasance or Covenant Defeasance,

(a) the Company must irrevocably deposit with the Administrative Agent, in trust, for the benefit of the Term Loan Lenders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium and Liquidated Damages, if any, and interest on the Term Loan on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether Term Loan is being defeased to maturity or to a particular redemption date;

(a) in the case of Legal Defeasance, the Company shall have delivered to the Administrative Agent an opinion of counsel in the United States reasonably acceptable to the Administrative Agent confirming that:

                  (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or

                  (b) since the date hereof, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Term Lender and the holders of the Term Lender Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(a) in the case of Covenant Defeasance, the Company shall have delivered to the Administrative Agent an opinion of counsel in the United States reasonably acceptable to the Administrative Agent confirming that the Term Lender will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(a) no Term Loan Default or Term Loan Event of Default shall have occurred and be continuing on the date of such deposit (other than a Term Loan Default or Term Loan Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Term Loan Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

(a) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Term Loan portion of this Agreement) to which the Company or any of its

Term Loan Subsidiaries are a party or by which the Company or any of its Term Loan Subsidiaries are bound;

(a) the Company must have delivered to the Administrative Agent an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

(a) the Company must deliver to the Administrative Agent an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Term Lender over its other creditors with the intent of defeating, hindering, delaying or defrauding its creditors or those of others; and

(a) the Company must deliver to the Administrative Agent an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Provided, however, that no defeasance pursuant to this Section shall be made if prohibited by the terms applicable hereunder to the Revolving Loans.


                                   I. ARTICLE

                              THE LETTERS OF CREDIT

1. The Letter of Credit Subfacility. On the terms and conditions set forth herein (i) the Issuing Lender agrees, (A) from time to time on any Business Day during the period from the Closing Date to the Revolving Termination Date to issue Letters of Credit for the account of the Company, and to amend or renew Letters of Credit previously issued by it, in accordance with subsections 3.2(c) and 3.2(d), and (B) to honor drafts under the Letters of Credit; and (ii) the Revolving Lenders severally agree to participate in Letters of Credit Issued for the account of the Company; provided, that the Issuing Lender shall not be obligated to Issue, and no Revolving Lender shall be obligated to participate in, any Letter of Credit if as of the date of Issuance of such Letter of Credit (the "Issuance Date") (1) the Effective Amount of all L/C Obligations plus the Effective Amount of all Revolving Loans exceeds the lesser of (i) the Commitments or (ii) the Borrowing Base, (2) the participation of any Revolving Lender in the Effective Amount of all L/C Obligations plus the Effective Amount of the Revolving Loans of such Revolving Lender exceeds such Revolving Lender's Revolving Commitment, or (3) the Effective Amount of L/C Obligations exceeds the L/C Commitment. Within the foregoing limits, and subject to the other terms and conditions hereof, the Company's ability to obtain Letters of Credit shall be fully revolving, and, accordingly, the Company may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit which have expired or which have been drawn upon and reimbursed.

1. The Issuing Lender is under no obligation to Issue any Letter of Credit if:

a) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Lender from Issuing such Letter of Credit, or any Requirement of Law applicable to the Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the Issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Lender with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Lender is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Lender any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Lender in good faith deems material to it;

a) the Issuing Lender has received written notice from any Revolving Lender, the Administrative Agent or the Company, on or prior to the Business Day prior to the requested date of Issuance of such Letter of Credit, that one or more of the applicable conditions contained in Article VI is not then satisfied;

a) the expiry date of any requested Letter of Credit is (A) more than 365 days after the date of Issuance, unless the Required Lenders have approved such expiry date in writing, or (B) after the Revolving Termination Date, unless all of the Revolving Lenders have approved such expiry date in writing;

a) the expiry date of any requested Letter of Credit is prior to the maturity date of any financial obligation to be supported by the requested Letter of Credit;

a) any requested Letter of Credit does not provide for drafts, or is not otherwise in form and substance acceptable to the Issuing Lender, or the Issuance of a Letter of Credit shall violate any applicable policies of the Issuing Lender;

a) any standby Letter of Credit is for the purpose of supporting the issuance of any letter of credit by any other Person;

b) such Letter of Credit is in a face amount less than $25,000 or denominated in a currency other than Dollars; or

a)                it is not a standby letter of credit.

1. Issuance, Amendment and Renewal of Letters of Credit. Each Letter of Credit shall be issued upon the irrevocable written request of the Company received by the Issuing Lender (with a copy sent by the Company to the Administrative Agent) at least four days (or such shorter time as the Issuing Lender may agree in a particular instance in its sole discretion) prior to the proposed date of issuance. Each such request for issuance of a Letter of Credit shall be by facsimile, confirmed immediately in an original writing, in the form of an L/C Application, and shall specify in form and detail satisfactory to the Issuing Lender: (i) the proposed date of issuance of the Letter of Credit (which shall be a Business Day); (ii) the face amount of the Letter of Credit; (iii) the expiry date of the Letter of Credit;
(iv) the name and address of the beneficiary thereof; (v) the documents to be presented by the beneficiary of the Letter of Credit in case of any drawing thereunder; (vi) the full text of any certificate to be presented by the beneficiary in case of any drawing thereunder; and (vii) such other matters as the Issuing Lender may require.

1. At least two Business Days prior to the Issuance of any Letter of Credit, the Issuing Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of the L/C Application or L/C Amendment Application from the Company and, if not, the Issuing Lender will provide the Administrative Agent with a copy thereof. Unless the Issuing Lender has received notice on or before the Business Day immediately preceding the date the Issuing Lender is to issue a requested Letter of Credit from the Administrative Agent (A) directing the Issuing Lender not to issue such Letter of Credit because such issuance is not then permitted under subsection 3.1(a) as a result of the limitations set forth in clauses (1) through (3) thereof or subsection 3.1(b)(ii); or (B) that one or more conditions specified in Article VI are not then satisfied; then, subject to the terms and conditions hereof, the Issuing Lender shall, on the requested date, issue a Letter of Credit for the account of the Company in accordance with the Issuing Lender's usual and customary business practices.

1. From time to time while a Letter of Credit is outstanding and prior to the Revolving Termination Date, the Issuing Lender will, upon the written request of the Company received by the Issuing Lender (with a copy sent by the Company to the Administrative Agent) at least five days (or such shorter time as the Issuing Lender may agree in a particular instance in its sole discretion) prior to the proposed date of amendment, amend any Letter of Credit issued by it. Each such request for amendment of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, made in the form of an L/C Amendment Application and shall specify in form and detail satisfactory to the Issuing Lender: (i) the Letter of Credit to be amended; (ii) the proposed date of amendment of the Letter of Credit (which shall be a Business Day); (iii) the nature of the proposed amendment; and (iv) such other matters as the Issuing Lender may require. The Issuing Lender shall be under no obligation to amend any Letter of Credit if: (A) the Issuing Lender would have no obligation at such time to issue such Letter of Credit in its amended form under the terms of this Agreement; or (B) the beneficiary of any such Letter of Credit does not accept the proposed amendment to the Letter of Credit. No Revolving Lender shall be obligated to participate in any amended Letter of Credit if such Revolving Lender would have no obligation at such time to participate in such Letter of Credit in its amended form under the terms of this Agreement if such Letter of Credit were newly issued pursuant to Section 3.1. The Administrative Agent will promptly notify the Revolving Lenders of the receipt by it of any L/C Application or L/C Amendment Application.

1. The Issuing Lender and the Revolving Lenders agree that, while a Letter of Credit is outstanding and prior to the Revolving Termination Date, at the option of the Company and upon the written request of the Company received by the Issuing Lender (with a copy sent by the Company to the Administrative Agent) at least five days (or such shorter time as the Issuing Lender may agree in a particular instance in its sole discretion) prior to the proposed date of notification of renewal, the Issuing Lender shall be entitled to authorize the automatic renewal of any Letter of Credit issued by it. Each such request for renewal of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, in the form of an L/C Amendment Application, and shall specify in form and detail satisfactory to the Issuing
Lender: (i) the Letter of Credit to be renewed; (ii) the proposed date of notification of renewal of the Letter of Credit (which shall be a Business Day);
(iii) the revised expiry date of the Letter of Credit; and (iv) such other matters as the Issuing Lender may require. The Issuing Lender shall be under no obligation so to renew any Letter of Credit if: (A) the Issuing Lender would have no obligation at such time to issue or amend such Letter of Credit in its renewed form under the terms of this Agreement; or (B) the beneficiary of any such Letter of Credit does not accept the proposed renewal of the Letter of Credit. No Revolving Lender shall be obligated to participate in any renewal of any Letter of Credit if such Revolving Lender would have no obligation at such time to participate in such Letter of Credit in its renewed form under the terms of this Agreement if such Letter of Credit were newly issued pursuant to Section
3.1. If any outstanding Letter of Credit shall provide that it shall be automatically renewed unless the beneficiary thereof receives notice from the Issuing Lender that such Letter of Credit shall not be renewed, and if at the time of renewal the Issuing Lender would be entitled to authorize the automatic renewal of such Letter of Credit in accordance with this subsection 3.2(d) upon the request of the Company but the Issuing Lender shall not have received any L/C Amendment Application from the Company with respect to such renewal or other written direction by the Company with respect thereto, the Issuing Lender shall nonetheless be permitted to allow such Letter of Credit to renew, and the Company and the Revolving Lenders hereby authorize such renewal, and, accordingly, the Issuing Lender shall be deemed to have received an L/C Amendment Application from the Company requesting such renewal.

1. The Issuing Lender may, at its election (or as required by the Administrative Agent at the direction of the Required Lenders), deliver any notices of termination or other communications to any Letter of Credit beneficiary or transferee, and take any other action as necessary or appropriate, at any time and from time to time, in order to cause the expiry date of such Letter of Credit to be a date not later than the Revolving Termination Date.

2. This Agreement shall control in the event of any conflict with any L/C-Related Document (other than any Letter of Credit).

1. The Issuing Lender will also deliver to the Administrative Agent, concurrently or promptly following its delivery of a Letter of Credit, or amendment to or renewal of a Letter of Credit, to an advising bank or a beneficiary, a true and complete copy of each such Letter of Credit or amendment to or renewal of a Letter of Credit.

1. Existing Letters of Credit; Risk Participations, Drawings and Reimbursements. On and after the Closing Date, the Existing Letters of Credit shall be deemed for all purposes, including for purposes of the fees to be collected pursuant to subsections 3.8(a) and 3.8(c), and reimbursement of costs and expenses to the extent provided herein, Letters of Credit outstanding under this Agreement and entitled to the benefits of this Agreement and the other Loan Documents, and shall be governed by the applications and agreements pertaining thereto and by this Agreement. Each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Lender on the Closing Date a participation in each such Existing Letter of Credit and each drawing thereunder in an amount equal to the product of (i) such Revolving Lender's Revolving Percentage times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively. For purposes of subsection 2.1(e) and subsection 2.12(b), the Existing Letters of Credit shall be deemed to utilize pro rata the Revolving Commitment of each Revolving Lender.

1. Immediately upon the Issuance of each Letter of Credit in addition to those described in subsection 3.3(a), each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Lender a participation in such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) the Revolving Percentage of such Revolving Lender, times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively. For purposes of subsection 2.1(a), each Issuance of a Letter of Credit shall be deemed to utilize the Revolving Commitment of each Revolving Lender by an amount equal to the amount of such participation.

1. In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Issuing Lender will promptly notify the Company. The Company shall reimburse the Issuing Lender prior to 10:00 a.m. (San Francisco time), on each date that any amount is paid by the Issuing Lender under any Letter of Credit (each such date, an "Honor Date"), in an amount equal to the amount so paid by the Issuing Lender. In the event the Company fails to reimburse the Issuing Lender for the full amount of any drawing under any Letter of Credit by 10:00 a.m. (San Francisco time) on the Honor Date, the Issuing Lender will promptly notify the Administrative Agent and the Administrative Agent will promptly notify each Revolving Lender thereof, and the Company shall be deemed to have requested that Revolving Loans consisting of Base Rate Loans be made by the Revolving Lenders to be disbursed on the Honor Date under such Letter of Credit, subject to the amount of the unutilized portion of the Revolving Commitment and subject to the conditions set forth in
Section 6.3. Any notice given by the Issuing Lender or the Administrative Agent pursuant to this subsection 3.3(c) may be oral if immediately confirmed in writing (including by facsimile); provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

1. Each Revolving Lender shall upon any notice pursuant to subsection 3.3(c) make available to the Administrative Agent for the account of the Issuing Lender an amount in Dollars and in immediately available funds equal to its Revolving Percentage of the amount of the drawing, whereupon the participating Revolving Lenders shall (subject to subsection 3.3(c)) each be deemed to have made a Revolving Loan consisting of a Base Rate Loan to the Company in that amount. If any Revolving Lender so notified fails to make available to the Administrative Agent for the account of the Issuing Lender the amount of such Revolving Lender's Revolving Percentage of the amount of the drawing by no later than 12:00 noon (San Francisco time) on the Honor Date, then interest shall accrue on such Revolving Lender's obligation to make such payment, from the Honor Date to the date such Revolving Lender makes such payment, at a rate per annum equal to the Federal Funds Rate in effect from time to time during such period. The Administrative Agent will promptly give notice of the occurrence of the Honor Date, but failure of the Administrative Agent to give any such notice on the Honor Date or in sufficient time to enable any Revolving Lender to effect such payment on such date shall not relieve such Revolving Lender from its obligations under this Section 3.3.

1. With respect to any unreimbursed drawing that is not converted into Revolving Loans consisting of Base Rate Loans to the Company in whole or in part, because of the Company's failure to satisfy the conditions set forth in
Section 6.3 or for any other reason, the Company shall be deemed to have incurred from the Issuing Lender an L/C Borrowing in the amount of such drawing, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Base Rate Margin plus 2% per annum, and each Revolving Lender's payment to the Issuing Lender pursuant to subsection 3.3(d) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Revolving Lender in satisfaction of its participation obligation under this Section 3.3.

1. Each Revolving Lender's obligation in accordance with this Agreement to make the Revolving Loans or L/C Advances, as contemplated by this
Section 3.3, as a result of a drawing under a Letter of Credit, shall be absolute and unconditional and without recourse to the Issuing Lender and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Revolving Lender may have against the Issuing Lender, the Company or any other Person for any reason whatsoever;
(ii) the occurrence or continuance of a Revolving Loan Default, a Revolving Loan Event of Default or a Material Adverse Effect; or (iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided, however, that each Revolving Lender's obligation to make Revolving Loans under this Section 3.3 is subject to the conditions set forth in Section 6.3.

1. Repayment of Participations. Upon (and only upon) receipt by the Administrative Agent for the account of the Issuing Lender of immediately available funds from the Company (i) in reimbursement of any payment made by the Issuing Lender under the Letter of Credit with respect to which any Revolving Lender has paid the Administrative Agent for the account of the Issuing Lender for such Revolving Lender's participation in the Letter of Credit pursuant to Section 3.3 or (ii) in payment of interest thereon, the Administrative Agent will pay to each Revolving Lender, in the same funds as those received by the Administrative Agent for the account of the Issuing Lender, the amount of such Revolving Lender's Revolving Percentage of such funds, and the Issuing Lender shall receive the amount of the Revolving Percentage of such funds of any Revolving Lender that did not so pay the Administrative Agent for the account of the Issuing Lender.

1. If the Administrative Agent or the Issuing Lender is required at any time to return to the Company, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of the payments made by the Company to the Administrative Agent for the account of the Issuing Lender pursuant to subsection 3.4(a) in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Revolving Lender shall, on demand of the Administrative Agent, forthwith return to the Administrative Agent or the Issuing Lender the amount of its Revolving Percentage of any amounts so returned by the Administrative Agent or the Issuing Lender plus interest thereon from the date such demand is made to the date such amounts are returned by such Revolving Lender to the Administrative Agent or the Issuing Lender, at a rate per annum equal to the Federal Funds Rate in effect from time to time.

1. Role of the Issuing Lender. Each Revolving Lender and the Company agree that, in paying any drawing under a Letter of Credit, the Issuing Lender shall not have any responsibility to obtain any document (other than any sight draft and certificates expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.

1. No Agent-Related Person nor any of the respective correspondents, participants or assignees of the Issuing Lender shall be liable to any Revolving Lender for: (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Lenders (including the Required Lenders, as applicable); (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any L/C-Related Document.

1. The Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Company's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Agent-Related Person, nor any of the respective correspondents, participants or assignees of the Issuing Lender, shall be liable or responsible for any of the matters described in clauses (i) through (vii) of Section 3.6; provided, however, anything in such clauses to the contrary notwithstanding, that the

Company may have a claim against the Issuing Lender, and the Issuing Lender may be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Company which the Company proves were caused by the Issuing Lender's willful misconduct or gross negligence or the Issuing Lender's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing: (i) the Issuing Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; and (ii) the Issuing Lender shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

A. Obligations Absolute. The obligations of the Company under this Agreement and any L/C-Related Document to reimburse the Issuing Lender for a drawing under a Letter of Credit, and to repay any L/C Borrowing and any drawing under a Letter of Credit converted into Revolving Loans, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other L/C-Related Document under all circumstances, including the following:

a) any lack of validity or enforceability of this Agreement or any L/C-Related Document;

a) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Company in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the L/C-Related Documents;

a) the existence of any claim, set-off, defense or other right that the Company may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C-Related Documents or any unrelated transaction;

a) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit;

a) any payment by the Issuing Lender under any Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of any Letter of Credit; or any payment made by the Issuing Lender under any Letter of

Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any Insolvency Proceeding;

a) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the obligations of the Company in respect of any Letter of Credit; or

a) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or a guarantor.

A. Cash Collateral Pledge. Upon (i) the request of the Administrative Agent, (A) if the Issuing Lender has honored any full or partial drawing request on any Letter of Credit and such drawing has resulted in an L/C Borrowing hereunder, or (B) if, as of the Revolving Termination Date, any Letters of Credit may for any reason remain outstanding and partially or wholly undrawn, or (ii) the occurrence of the circumstances described in subsection 2.8(a) requiring the Company to Cash Collateralize Letters of Credit, then, the Company shall immediately Cash Collateralize the Obligations in an amount equal to the L/C Obligations.

1. Letter of Credit Fees. The Company shall pay to the Administrative Agent for the account of each of the Revolving Lenders a letter of credit fee with respect to the Letters of Credit equal to L/C Fee Rate of the daily maximum amount available to be drawn of the outstanding Letters of Credit, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon Letters of Credit outstanding for that quarter as calculated by the Administrative Agent. Such letter of credit fees shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter during which Letters of Credit are outstanding, commencing on the first such quarterly date to occur after the Closing Date, through the Revolving Termination Date (or such later date upon which the outstanding Letters of Credit shall expire), with the final payment to be made on the Revolving Termination Date (or such later expiration date).

1. The Company shall pay to the Issuing Lender a letter of credit fronting fee for each Letter of Credit Issued after the Closing Date by the Issuing Lender equal to the rate set forth in the Existing Fee Letter on the face amount (or increased face amount, as the case may be) of such Letter of Credit. Such Letter of Credit fronting fee shall be due and payable on each date of Issuance of a Letter of Credit.

1. The Company shall pay to the Issuing Lender from time to time on demand the normal issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the Issuing Lender relating to letters of credit as from time to time in effect.

A. Uniform Customs and Practice. The Uniform Customs and Practice for Documentary Credits as published by the International Chamber of Commerce ("UCP") most recently at the time of issuance of any Letter of Credit shall (unless otherwise expressly provided in the Letters of Credit) apply to the Letters of Credit.


                                   I. ARTICLE

                     TAXES, YIELD PROTECTION AND ILLEGALITY

1. Taxes. Any and all payments by the Company to each Revolving Lender or the Administrative Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, the Company shall pay all Other Taxes.

1. The Company agrees to indemnify and hold harmless each Revolving Lender and the Administrative Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by the Revolving Lender or the Administrative Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Revolving Lender or the Administrative Agent makes written demand therefor.

1. If the Company shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Revolving Lender or the Administrative Agent, then:

a) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Revolving Lender or the Administrative Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

a)                the Company shall make such deductions and withholdings;

a) the Company shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

a) the Company shall also pay to each Revolving Lender or the Administrative Agent for the account of such Revolving Lender, at the time interest is paid, all additional amounts which the respective Revolving Lender specifies as necessary to preserve the after-tax yield the Revolving Lender would have received if such Taxes or Other Taxes had not been imposed.

The Company shall not, however, be required to pay any amounts pursuant to clause (i) of the preceding sentence to any Revolving Lender or the Issuing Lender, as the case may be, organized under the laws of a jurisdiction outside of the United States, unless such Revolving Lender or the Issuing Lender, as the case may be, has provided to the Company, within sixty (60) days after the receipt by such Revolving Lender or the Issuing Lender of a written request therefor, either (x) a facially complete Internal Revenue Service Form 4224, Form 1001 or Form W-8 or other applicable form, certificate or document prescribed by the Internal Revenue Service of the United States certifying as to such Revolving Lender's or the Issuing Lender's entitlement to an exemption from, or reduction of, United States withholding tax on payments to be made hereunder or under any other Loan Document or in respect of any Letter of Credit or tax on payments to made hereunder or thereunder or (y) a letter stating that such Revolving Lender or the Issuing Lender is unable lawfully to provide a properly completed and executed Form 4224 or Form 1001.

1. Within 30 days after the date of any payment by the Company of Taxes or Other Taxes, the Company shall furnish the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Administrative Agent.

1. If the Company is required to pay additional amounts to any Revolving Lender or the Administrative Agent pursuant to subsection (c) of this Section, then such Revolving Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Company which may thereafter accrue, if such change in the judgment of such Revolving Lender is not otherwise disadvantageous to such Revolving Lender.

1. Illegality. If any Revolving Lender determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Revolving Lender or its applicable Lending Office to make Offshore Rate Loans, then, on notice thereof by the Revolving Lender to the Company through the Administrative Agent, any obligation of that Revolving Lender to make Offshore Rate Loans shall be suspended until such Revolving Lender notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist.

1. If a Revolving Lender determines that it is unlawful to maintain any Offshore Rate Loan, the Company shall, upon its receipt of notice of such fact and demand from such Revolving Lender (with a copy to the Administrative Agent), prepay in full such Offshore Rate Loans of that Revolving Lender then outstanding, together with interest accrued thereon and amounts required under Section 4.4, either on the last day of the Interest Period thereof, if the Revolving Lender may lawfully continue to maintain such Offshore Rate Loans to such day, or immediately, if the Revolving Lender may not lawfully continue to maintain such Offshore Rate Loan. If the Company is required to so prepay any Offshore Rate Loan, then concurrently with such prepayment, the Company shall borrow from the affected Revolving Lender, in the amount of such repayment, a Base Rate Loan.

1. If the obligation of any Revolving Lender to make or maintain Offshore Rate Loans has been so terminated or suspended, the Company may elect, by giving notice to the Revolving Lender through the Administrative Agent that all Revolving Loans which would otherwise be made by the Revolving Lender as Offshore Rate Loans shall be instead Base Rate Loans.

1. Before giving any notice to the Administrative Agent under this Section, the affected Revolving Lender shall designate a different Lending Office with respect to its Offshore Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Revolving Lender, be illegal or otherwise disadvantageous to such Revolving Lender.

1. Increased Costs and Reduction of Return. If any Revolving Lender determines that, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance by that Revolving Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Revolving Lender of agreeing to make or making, funding or maintaining any Offshore Rate Loan or participating in Letters of Credit, or, in the case of the Issuing Lender, any increase in the cost to the Issuing Lender of agreeing to issue, issuing or maintaining any Letter of Credit or of agreeing to make or making, funding or maintaining any unpaid drawing under any Letter of Credit, then the Company shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Administrative Agent), pay to the Administrative Agent for the account of such Revolving Lender, additional amounts as are sufficient to compensate such Revolving Lender for such increased costs.

1. If any Revolving Lender shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by such Revolving Lender (or its Lending Office) or any corporation controlling such Revolving Lender with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by such Revolving Lender or any corporation controlling such Revolving Lender and (taking into consideration such Revolving Lender's or such corporation's policies with respect to capital adequacy and such Revolving Lender's desired return on capital) that the amount of such capital is increased as a consequence of its Revolving Commitments, loans, credits or obligations under this Agreement, then, upon demand of such Revolving Lender to the Company through the Administrative

Agent, the Company shall pay to such Revolving Lender, from time to time as specified by such Revolving Lender, additional amounts sufficient to compensate such Revolving Lender (or such corporation) for such increase.

B. Funding Losses. The Company shall reimburse each Revolving Lender and hold each Revolving Lender harmless from any loss or expense which the Revolving Lender may sustain or incur as a consequence of:

1. the failure of the Company to make on a timely basis any payment of principal of any Offshore Rate Loan;

1. the failure of the Company to borrow, continue or convert a Revolving Loan after the Company has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation;

1. the failure of the Company to make any prepayment in accordance with any notice delivered under Section 2.6;

1. the prepayment (including pursuant to Section 2.8) or other payment (including after acceleration thereof) of an Offshore Rate Loan on a day that is not the last day of the relevant Interest Period; or

1. the automatic conversion under Section 2.4 of any Offshore Rate Loan to a Base Rate Loan on a day that is not the last day of the relevant Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Loans or from fees payable to terminate the deposits from which such funds were obtained. For purposes of calculating amounts payable by the Company to the Revolving Lenders under this Section and under subsection 4.3(a), each Offshore Rate Loan made by a Revolving Lender (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the IBOR used in determining the Offshore Rate for such Offshore Rate Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Offshore Rate Loan is in fact so funded.

A. Inability to Determine Rates. If the Administrative Agent determines that for any reason adequate and reasonable means do not exist for determining the Offshore Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan, or that the Offshore Rate applicable pursuant to subsection 2.11(a)(i) for any requested Interest Period with respect to a proposed Offshore Rate Loan does not adequately and fairly reflect the cost to the Revolving Lenders of funding such Revolving Loan the Administrative Agent will promptly so notify the Company and each Revolving Lender. Thereafter, the obligation of the Revolving Lenders to make or maintain Offshore Rate Loans, hereunder shall be suspended until the Administrative Agent revokes such notice in writing. Upon receipt of such notice, the

Company may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Company does not revoke such notice, the Revolving Lenders shall make, convert or continue the Revolving Loans, as proposed by the Company, in the amount specified in the applicable notice submitted by the Company, but such Revolving Loans shall be made, converted or continued as Base Rate Loans instead of Offshore Rate Loans.

A. Substitution of Affected Lender. At any time any Revolving Lender is an Affected Lender, the Company may replace such Affected Lender as a party to this Agreement with one or more other bank(s) or financial institution(s) satisfactory to the Administrative Agent (and upon notice from the Company such Affected Lender shall assign pursuant to an Assignment and Acceptance Agreement, and without recourse or warranty, its Revolving Commitments, if any, its Revolving Loans, its Note, its participation in Letters of Credit, if any, and all of its other rights and obligations hereunder to such replacement bank(s) or other financial institution(s) for a purchase price equal to the sum of the principal amount of the Revolving Loans so assigned, all accrued and unpaid interest thereon, its ratable share of all accrued and unpaid non-use fees and Letter of Credit fees, any amounts payable under Section 4.4 as a result of such Revolving Lender receiving payment of any Offshore Rate Loan prior to the end of an Interest Period therefor and all other obligations owed to such Affected Lender hereunder).

A. Certificates of Lenders. Any Lender claiming reimbursement or compensation under this Article IV shall deliver to the Company (with a copy to the Administrative Agent) a certificate setting forth in reasonable detail the amount payable to such Lender hereunder and such certificate shall be conclusive and binding on the Company in the absence of manifest error.

A. Survival. The agreements and obligations of the Company in this Article IV shall survive the payment of all other Obligations.


                                   I. ARTICLE

                             COLLATERAL AND GUARANTY

A. Collateral--Personal Property. The Obligations (other than the Obligations in respect of the Term Loan which shall be secured by a second priority lien and security interest, subject to Term Loan Permitted Liens and Term Loan Prior Liens) shall be secured by a first lien and security interest, subject only to Permitted Liens, in all personal property of the Company and the Guarantors (other than NEHC) pursuant to the Security Agreement, covering the Company's and such Guarantor's presently existing and after-acquired Inventory, Accounts Receivable, General Intangibles, Equipment, and the other collateral more particularly described therein and in all stock owned by the Company and its Subsidiaries pursuant to the Pledge Agreement and the Subsidiary Pledge Agreement; provided, however, that (i) the Company will pledge not more than 65% of the stock owned in foreign Subsidiaries and (ii) the Obligations shall not be secured by Receivables Program Assets transferred to a Receivables Subsidiary with respect to a Qualified Receivables Transaction.

A. Mortgages. The Obligations (other than the Obligations in respect of the Term Loan which shall be secured by a second priority lien and security interest, subject to Term Loan Permitted Liens and Term Loan Prior Liens) shall be secured by a first lien and security interest, subject to Permitted Liens, in all owned real property of the Company and its Subsidiaries (except foreign Subsidiaries) pursuant to the Mortgages. The Obligations (other than the Obligations in respect of the Term Loan which shall be secured by a second priority lien and security interest, subject to Term Loan Permitted Liens and Term Loan Prior Liens) shall also be secured by a first lien and security interest, subject to Permitted Liens, in (a) all leases of distribution centers entered into after the date hereof, (b) all leases of distribution centers subject to leasehold mortgages in favor of the Administrative Agent on the date hereof, provided, in the case of the second priority lien and security interest in respect of the Term Loan, that any necessary consent thereto has been obtained, and (c) all leases related to the Orlando, Florida and Denver, Colorado distribution centers, provided, in the case of the second priority lien and security interest in respect of the Term Loan, that any necessary consent thereto has been obtained. The Company agrees to request the lessors under distribution center leases subject to leasehold mortgages in favor of the Administrative Agent on the date hereof and the lessors under the Orlando, Florida and Denver, Colorado distribution center leases to consent to the grant of a second priority lien and security interest in respect of the Term Loan, if such consent is required. The fee and leasehold mortgages described above are collectively called the "Mortgages". To the extent not previously provided, the Company agrees to provide leasehold mortgages, lenders title insurance, and landlord's consents satisfactory to the Administrative Agent for the distribution facilities leased by the Company from Affiliates of Opus in Colorado, Florida, Texas and Kentucky within 120 days after the date hereof.

A. Guaranty. The Obligations shall be guaranteed by the Guarantors pursuant to the Guaranty and the NEHC Guaranty. The Company shall cause each Subsidiary hereafter acquired (other than a foreign Subsidiary) to become a Guarantor and to become a party to the Security Agreement and, if it owns stock, the Subsidiary Pledge Agreement.

A. Company Stock. The Obligations (other than the Obligations in respect of the Term Loan which shall be secured by a second priority lien and security interest, subject to Term Loan Permitted Liens and Term Loan Prior Liens) shall be secured by a first lien and security interest in the stock of the Company pursuant to the NEHC Pledge Agreement.

A. Intercreditor Agreement. All of the parties to this Agreement hereby agree to be bound by the Intercreditor Agreement as if they were parties thereto. No Lender or other party hereto shall assign any of its rights or obligations under this

Agreement to any other Person unless such other Person shall have agreed in writing to be bound by the terms of the Intercreditor Agreement as if such Person were a party thereto.

A. Revolving/Term Loan Intercreditor Agreement. The Revolving Lenders and the Term Lender hereby authorize the Administrative Agent to execute the Revolving/Term Loan Intercreditor Agreement. No Lender or other party hereto shall assign any of its rights or obligations under this Agreement to any other Person unless such other Person shall have agreed in writing to be bound by the terms of the Revolving/Term Loan Intercreditor Agreement as if such Person were a party thereto.


                                   I. ARTICLE

                              CONDITIONS PRECEDENT

A. Conditions of Restatement. The amendment and restatement of the Existing Credit Agreement and the obligation of each Lender to make its initial Credit Extension hereunder is subject to the condition that the Administrative Agent shall have received on or before the date of the initial Credit Extension all of the following, in form and substance satisfactory to the Administrative Agent and each Lender, and in sufficient copies for each Lender:

1. Credit Agreement and Notes. This Agreement and the Notes executed by each party thereto;

1.                Resolutions; Incumbency.

a) Copies of the resolutions of the board of directors of the Company and each Subsidiary that may become party to a Loan Document or the Consent authorizing the transactions contemplated hereby and thereby, certified as of the Closing Date by the Secretary or an Assistant Secretary of such Person; and

a) A certificate of the Secretary or Assistant Secretary of the Company, and each Subsidiary that may become party to a Loan Document or the Consent certifying the names and true signatures of the officers of the Company or such Subsidiary authorized to execute, deliver and perform, as applicable, this Agreement, all other Loan Documents or the Consent to be delivered by it hereunder;

1. Organization Documents. Each of the articles or certificate of incorporation and the bylaws of the Company and each Subsidiary party to any Loan Document as in effect on the Closing Date, certified by the Secretary or Assistant Secretary of the Company or such Subsidiary as of the Closing Date.

1. Legal Opinions. Opinions of Wachtell, Lipton, Rosen & Katz and Kevin Rogan, counsel to the Company and its Subsidiaries and addressed to the

Administrative Agent, DLJ, the Term Lender Notes Trustee and the Lenders, substantially in the form of Exhibits E and F;

1. Certificate. A certificate signed by a Responsible Officer, dated as of the Closing Date, stating that:

a) the representations and warranties contained in Article VII are true and correct on and as of such date, as though made on and as of such date;

a) no Revolving Loan Default or Revolving Loan Event of Default exists or would result from the Credit Extension; and

a) there has occurred since the date of the applicable fiscal year end financial statement referred to in Section 7.11 no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect.

1. Collateral Documents. The Collateral Documents (excluding Mortgages of leased property), executed by the Company or the applicable Guarantor, in appropriate form for recording, where necessary, together with:

a) copies of all UCC-1 and UCC-3 statements filed, registered or recorded to perfect the security interests of the Administrative Agent for the benefit of the Lenders, together with other evidence satisfactory to the Administrative Agent that there has been filed, registered or recorded all financing statements and other filings, registrations and recordings necessary and advisable to perfect the Liens of the Administrative Agent for the benefit of the Lenders in accordance with applicable law;

a) all certificates and instruments representing the pledged Collateral, together with stock transfer powers executed in blank with signatures guaranteed as the Administrative Agent or the Lenders may specify;

a) evidence that all other actions necessary or, in the opinion of the Administrative Agent or the Lenders, desirable to perfect and protect the first (or, in the case of the Term Lender only, second) priority security interest created by the Collateral Documents have been taken;

a) funds sufficient to pay any filing or recording tax or fee in connection with any and all UCC-1 and UCC-3 financing statements and the Mortgages;

a) evidence that all other actions necessary or, in the opinion of the Administrative Agent or the Lenders, desirable to perfect and protect the first (or, in the case of the Term Lender only, second) priority Lien created by the Collateral Documents, and to enhance the Administrative Agent's ability to preserve and protect its interests in and access to the Collateral, have been taken;

1. Insurance Policies. Standard lenders' payable endorsements with respect to the insurance policies or other instruments or documents evidencing insurance coverage on the properties of the Company in accordance with Section 9.6; and

2. Revolving/Term Loan Intercreditor Agreement. The Revolving/Term Loan Intercreditor Agreement executed by each party thereto.

1.                Consent. The Consent executed by each Guarantor.

1. Other Documents. Such other approvals, opinions, documents or materials as the Administrative Agent or any Lender may reasonably request.

A. Other Conditions to Effectiveness of Restatement. The amendment and restatement of the Existing Credit Agreement shall be subject, in addition to the conditions set forth in Section 6.1, to the following conditions:

1. Issuance of Term Lender Notes. At least $150,000,000 in gross cash proceeds shall be concurrently received by the Term Lender prior to or on the Closing Date from the issuance of the Term Lender Notes and the Term Lender shall have concurrently made the Term Loan to the Company.

1. Governmental Approvals. All governmental, shareholder and third party consents, and approvals necessary in connection with the financings and equity issuances contemplated hereby and the continued operations of the business of the Company and its Subsidiaries shall have been obtained and be in full force and effect, in each case except for such governmental and third party approvals which the failure to obtain would not, individually or in the aggregate, have a Material Adverse Effect.

1. Certificate. The Company shall have delivered a Certificate of its Chief Financial Officer to the effect that all the conditions set forth in Sections 6.2(a) - (b) above shall have been accomplished.

1. Borrowing Base Certificate. The Company shall have delivered a Borrowing Base Certificate as of September 4, 1999.

1. Purchase by Revolving Lenders. The Revolving Lenders shall have purchased and sold appropriate amounts of the outstanding Revolving Loans under the Existing Credit Agreement, to cause each Revolving Lender to hold its Revolving Percentage of the Revolving Loans, after giving effect to this amendment and restatement. Each Revolving Lender, which shall have its Revolving Percentage reduced to zero, shall have no further obligations under the Existing Credit Agreement or this Agreement. If any Revolving Lender shall suffer a loss as a result of the effectiveness of such purchase or sale being during an Interest Period, the Company shall reimburse such Revolving Lender the amount of such loss. Each such Revolving Lender shall furnish the Company with a certificate setting forth the basis for determining the amount to be paid to it under this clause (e).

1.                Fees. The Company shall have paid all fees required by the Fee
Letter.

B. Conditions to All Credit Extensions. The obligation of each Revolving Lender to make any Revolving Loan to be made by it (including its initial Loan) or to continue or convert any Revolving Loan under Section 2.4 and the obligation of the Issuing Lender to Issue any Letter of Credit (including the initial Letter of Credit) is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date, Conversion/Continuation Date or Issuance Date:

1. Notice, Application. The Administrative Agent shall have received (with, in the case of the initial Revolving Loan only, a copy for each Revolving Lender) a Notice of Borrowing or a Notice of Conversion/Continuation, as applicable, or in the case of any Issuance of any Letter of Credit, the Issuing Lender and the Administrative Agent shall have received an L/C Application or L/C Amendment Application, as required under Section 3.2;

1. Continuation of Representations and Warranties. The representations and warranties in Article VII shall be true and correct on and as of such Borrowing Date or Conversion/Continuation Date with the same effect as if made on and as of such Borrowing Date or Conversion/Continuation Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date); and

1. No Existing Revolving Loan Default. No Revolving Loan Default or Revolving Loan Event of Default shall exist or shall result from such Borrowing or continuation or conversion.

Each Notice of Borrowing, L/C Application or L/C Amendment Application submitted by the Company hereunder shall constitute a representation and warranty by the Company hereunder, as of the date of each such notice and as of each Borrowing Date, or Issuance Date, as applicable, that the conditions in this Section 6.3 are satisfied.


                                   I. ARTICLE

               REPRESENTATIONS AND WARRANTIES TO REVOLVING LENDERS

         The Company represents and warrants to the Administrative Agent and each Revolving Lender that:

A.                Corporate Existence and Power. The Company and each of its
Subsidiaries:

1. is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

1. has the power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver, and perform its obligations under the Loan Documents;

1. is duly qualified as a foreign corporation and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license; and

1. is in compliance with all Requirements of Law; except, in each case referred to in clause (c) or clause (d), to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

A. Corporate Authorization; No Contravention. The execution, delivery and performance by the Company and its Subsidiaries of this Agreement and each other Loan Document to which such Person is party, have been duly authorized by all necessary corporate action, and do not and will not:

1.                contravene the terms of any of that Person's Organization
Documents;

1. conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its property is subject; or

1.                violate any Requirement of Law.

A. Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company or any of its Subsidiaries of this Agreement or any other Loan Document.

A. Binding Effect. This Agreement and each other Loan Document to which the Company or any of its Subsidiaries is a party constitute the legal, valid and binding obligations of the Company and any of its Subsidiaries to the extent it is a party thereto, enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

A. Litigation. Except as specifically disclosed in Schedule 7.5, there are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of the Company, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Company, or its Subsidiaries or any of their respective properties which:

1. purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby; or

1. would reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

A. No Default. No Revolving Loan Default or Revolving Loan Event of Default exists or would result from the incurring of any Obligations by the Company. As of the Closing Date, neither the Company nor any Subsidiary is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the Closing Date, create an Revolving Loan Event of Default under subsection 12.1(e).

A.                ERISA Compliance. Except as specifically disclosed in Schedule
7.7:

1. Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of the Company, nothing has occurred which would cause the loss of such qualification. The Company and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

1. There are no pending or, to the best knowledge of the Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

1. (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to
Section 4069 or 4212(c) or ERISA.

A. Use of Proceeds; Margin Regulations. The proceeds of the Loans are to be used solely for the purposes set forth in and permitted by Section
9.12 and Section 10.7. Neither the Company nor any Subsidiary is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

A. Title to Properties. The Company and each Subsidiary have good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect. As of the Closing Date, the property of the Company and its Subsidiaries is subject to no Liens, other than Permitted Liens.

A. Taxes. The Company and its Subsidiaries have filed all federal and other material tax returns and reports required to be filed, and have paid all federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Company or any Subsidiary that would, if made, have a Material Adverse Effect.

1. Financial Condition. (i) The audited consolidated financial statements of the Company and its Subsidiaries dated December 26, 1998, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal year ended on that date and (ii) the unaudited consolidated financial statements of the Company and its Subsidiaries dated June 26, 1999, and the related consolidated statements of income or operations, and cash flows for the fiscal quarter ended on that date:

(i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, subject in the case of the June 26, 1999, statements to ordinary, good faith year end audit adjustments;

(i) fairly present the financial condition of the Company and its Subsidiaries as of the date thereof and results of operations for the period covered thereby; and

(i) except as specifically disclosed in Schedule 7.11, show all material indebtedness and other liabilities, direct or contingent, of the Company and its consolidated Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Contingent Obligations.

1. The Initial Financial Projections delivered to the Administrative Agent and the Revolving Lenders prior to the execution of this Agreement were prepared by the Company in good faith and based upon historical financial information and assumptions the Company deems reasonable and appropriate in light of current circumstances.

1.                Since December 26, 1998, there has been no Material Adverse
Effect.

A. Environmental Matters. The Company conducts in the ordinary course of business a review of the effect of existing Environmental Laws and existing Environmental Claims on its business, operations and properties, and as a result thereof the Company has reasonably concluded that, except as specifically disclosed in Schedule 7.12, such Environmental Laws and Environmental Claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

A. Regulated Entities. None of the Company, any Person controlling the Company, or any Subsidiary, is an "Investment Company" within the meaning of the Investment Company Act of 1940. The Company is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other federal or state statute or regulation limiting its ability to incur Indebtedness.

A. No Burdensome Restrictions. Neither the Company nor any Subsidiary is a party to or bound by any Contractual Obligation, or subject to any restriction in any Organization Document, or any Requirement of Law, which, in the absence of a default thereunder, could reasonably be expected to have a Material Adverse Effect.

A. Copyrights, Patents, Trademarks and Licenses, etc. The Company or its Subsidiaries own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of the Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the

Company or any Subsidiary infringes upon any rights held by any other Person. Except as specifically disclosed in Schedule 7.15, no claim or litigation regarding any of the foregoing is pending or threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Company, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

A. Subsidiaries. As of the Closing Date, the Company has no Subsidiaries other than those specifically disclosed in part (a) of Schedule
7.16 hereto and has no equity investments in any other corporation or entity other than those specifically disclosed in part (b) of Schedule 7.16.

A. Insurance. Except as specifically disclosed in Schedule 7.17, the properties of the Company and its Subsidiaries are insured with insurance companies not Affiliates of the Company rated at least "A" by A.M. Best Company, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company or such Subsidiary operates.

A. Full Disclosure. None of the representations or warranties made by the Company or any Subsidiary in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Company or any Subsidiary in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of the Company to the Revolving Lenders prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

A. Year 2000. (a) The Company and its Subsidiaries reasonably believe that they are taking all commercially reasonable steps to ascertain the extent of, and to quantify and successfully address, business and financial risks facing the Company and its Subsidiaries as a result of what is commonly referred to as the "Year 2000 problem" (i.e., the inability of certain computer applications to recognize correctly and perform date-sensitive functions involving certain dates prior to and after December 31, 1999) and (b) the Company and its Subsidiaries reasonably believe that the Year 2000 problem will not have a Material Adverse Effect.


                                   I. ARTICLE

                           [INTENTIONALLY LEFT BLANK]

                                   I. ARTICLE

              AFFIRMATIVE COVENANTS RELATING TO REVOLVING LENDERS

         So long as any Revolving Lender shall have any Revolving Commitment hereunder, or any Revolving Loan or other Obligation (other than Obligations in respect of the Term Loan) shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Required Lenders waive compliance in writing:

A. Financial Statements. The Company shall deliver to the Administrative Agent, in form and detail satisfactory to the Administrative Agent and the Required Lenders, with sufficient copies for each Revolving
Lender:

(a) as soon as available and in any event within 30 days after the end of each four-week fiscal period of the Company, (i) consolidated balance sheet of the Company and its Subsidiaries as of the end of such four-week fiscal period, (ii) consolidated statement of earnings and (commencing June, 2000) cash flow of the Company and its Subsidiaries for such four-week fiscal period and for the period commencing at the end of the previous four-week fiscal period and ending with the end of such four-week fiscal period setting forth in each case a comparison of the results with the corresponding four-week fiscal period of the previous year and for the period from the beginning of such fiscal year, certified by a Responsible Officer of the Company; provided that after June 2000, such reports set forth in this subsection (a) shall be delivered to the Administrative Agent within 15 days after the end of each four-week fiscal period; and

(a) as soon as available and in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, (i) consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal quarter, and (ii) consolidated statement of earnings and cash flow of the Company and its Subsidiaries for such fiscal quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such fiscal quarter setting forth in each case a comparison of the results with the corresponding fiscal quarter of the previous year, certified by a Responsible Officer of the Company; (iii) a letter from a Responsible Officer of the Company explaining (A) the factors (both positive and negative) that impacted the Company's consolidated financial performance (including as reflected in the consolidated balance sheet, statement of earnings and cash flow) for such fiscal quarter and (B) the variances from the most recent financial projections provided by the Company pursuant to subsection (d) below for such time period; and

(a) as soon as available and in any event within 90 days after the end of each fiscal year of the Company, a copy of the annual audit report for such fiscal year for the Company and its Subsidiaries, including therein consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and consolidated statement of earnings and cash flow of the Company and its Subsidiaries for such fiscal year, together with, in comparative form, the figures for the previous fiscal year, certified (without any Impermissible Qualification) in a manner reasonably acceptable to the Administrative Agent and the Required Lenders by independent public accountants reasonably acceptable to the Administrative Agent and the Required Lenders (the "Independent Auditor"); and

(a) as soon as available and in any event by January 31 of each year, for the three year period commencing on the first day of that Fiscal Year, the following pro forma projected financial information, each certified as true and correct by a Responsible Officer of the Company to the best of such officer's knowledge: (i) the Company's pro forma balance sheets prepared in accordance with GAAP for the next three fiscal years and for the first thirteen periods of the first fiscal year, and (ii) projected pro forma statements of earnings and cash flows and other operating information for the Company for the next three fiscal years and for the thirteen fiscal periods of the first fiscal year, which information presents fairly, on a pro forma basis, the balance sheets of the Company and the Company's best good faith estimate and projections of the Company's financial position and results of operations as of the dates and for the periods indicated.

A. Certificates; Other Information. The Company shall furnish to the Administrative Agent, with sufficient copies for each Lender:

1. concurrently with the delivery of the financial statements referred to in subsection 9.1(a), (i) supplier status report for such four-week fiscal period in form reasonably satisfactory to the Administrative Agent which shall include a list of the twenty top suppliers, with an estimate of volume (as a percentage of consolidated cost of goods sold) per such supplier, whether any notice of discontinuance has been given by any such supplier and, if so, for what reason, and (ii) customer status report for such four-week fiscal period in form reasonably satisfactory to the Administrative Agent which shall include a list of the top ten customers, with an estimate of percentage volume (as of the previous year) per customer, whether any notice of discontinuance has been given and, if so for what reason, and a list of chains including the number of units served in the current four-week fiscal period and the previous four-week fiscal period and the percentage change;

1. concurrently with the delivery of the financial statements referred to in subsection 9.1(c), a certificate of the Independent Auditor stating that in making the examination necessary therefor no knowledge was obtained of any Revolving Loan Default or Revolving Loan Event of Default, except as specified in such certificate or that the computation of compliance with the financial ratios and restrictions contained in Sections 10.10 through 10.13, 10.17, 10.20 and 10.22 provided to the Revolving Lenders and the Administrative Agent does not fairly present the information set forth therein;

1. concurrently with the delivery of the financial statements referred to in subsections 9.1(b) and (c), a Compliance Certificate executed by a Responsible Officer (including a full calculation of status of all "baskets" of the financial covenants);

1. monthly within 20 days after each month a Borrowing Base Certificate; provided that if the Effective Amount of all L/C Obligations plus the Effective Amount of all Revolving Loans equals or exceeds 50% of the lesser of (i) the Revolving Commitment or (ii) the Borrowing Base, the Company shall be required to deliver to the Administrative Agent, with sufficient copies for each Revolving Lender, a Borrowing Base Certificate (which may contain certain estimated amounts where the actual amounts are not yet reasonably available) the Wednesday of each week (as of the Saturday of the previous week);

1. annually, a schedule of insurance carried by the Company and its Subsidiaries including the amounts of such insurance, deductibles and risks covered;

1. promptly, (i) if the Company has capital stock that is publicly traded, copies of all financial statements and reports that the Company sends to its shareholders, and (ii) copies of all financial statements and regular, periodical or special reports (including Forms 10K, 10Q and 8K) that the Company or any Subsidiary may file with the SEC;

1. promptly upon receipt, copies of its accountants' management letters;

1. concurrently with the delivery of the financial statements referred to in subsection 9.1(b) and (c), a schedule reconciling the calculation of adjusted EBITDA as calculated in the financial statements filed with the SEC with the calculation of Adjusted EBITDA pursuant to this Agreement;

1. at any time (and, if the following condition is met at any time, such information shall then be provided for one year after the time that the following condition no longer exists) that the Effective Amount of all L/C Obligations plus the Effective Amount of all Revolving Loans equals or exceeds 50% of the lesser of (i) the Revolving Commitment or (ii) the Borrowing Base, such information relating to distribution center performance for the distribution centers that the Company expects to have at the completion of its quickservice restaurant and specialty division integration plan as the Administrative Agent deems reasonably satisfactory, including for each distribution center the quarterly fill rate, on-time deliveries, cubes per route mile and cases per man hour and, for review at the Company offices but not to be distributed, revenues, expenses and operating profit for all centers as well as operating expense to revenue and operating expense to case ratios for each distribution center (in each case subject to each Revolving Lender signing reasonably acceptable confidentiality agreements); and

1. promptly, such additional information regarding the business, financial or corporate affairs of the Company or any Subsidiary as the Administrative Agent, at the request of any Lender, may from time to time reasonably request.

A. Notices. The Company shall promptly notify the Administrative Agent and each Revolving Lender:

1. of the occurrence of any Revolving Loan Default or Revolving Loan Event of Default, and of the occurrence or existence of any event or circumstance that the Company reasonably expects will become a Revolving Loan Default or Revolving Loan Event of Default;

1. of any matter that has resulted or may result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Company or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Company or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Subsidiary, including pursuant to any applicable Environmental Laws;

1. of the occurrence of any of the following events affecting the Company or any ERISA Affiliate (but in no event more than 10 days after such event), and deliver to the Administrative Agent and each Revolving Lender a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Company or any ERISA Affiliate with respect to such event:

a)                an ERISA Event;

a) a material increase in the Unfunded Pension Liability of any Pension Plan;

a) the adoption of, or the commencement of contributions to, any Plan subject to Section 412 of the Code by the Company or any ERISA Affiliate;

a) the adoption of any amendment to a Plan subject to Section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability;

1. of any material change in accounting policies or financial reporting practices by the Company or any of its consolidated Subsidiaries;

1.                of the occurrence of any material labor dispute;

1. of the occurrence of an "Early Amortization Event," as defined in the Pooling and Servicing Agreement; or

1.                any event which will give rise to a prepayment pursuant to
Section 2.8(b).

         Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action the Company or any affected Subsidiary proposes to take with respect thereto and at what time. Each notice under subsection 9.3(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been (or foreseeably will be) breached or violated.

A. Preservation of Corporate Existence, etc. The Company shall, and shall cause each Subsidiary to:

1. preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation except in connection with transactions permitted by Section 10.3 and sales of assets permitted by Section 10.2;

1. preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business except in connection with transactions permitted by Section 10.3 and sales of assets permitted by Section 10.2;

1. use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill; and

1. preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation or non-renewal of which could reasonably be expected to have a Material Adverse Effect.

A. Maintenance of Property. The Company shall maintain, and shall cause each Subsidiary to maintain, and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted, and make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

A. Insurance. The Company shall maintain, and shall cause each Subsidiary to maintain, with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

A. Payment of Obligations. The Company shall, and shall cause each Subsidiary to, pay and discharge as the same shall become due and payable, all its respective obligations and liabilities, including:

1. all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary;

1. all lawful claims which, if unpaid, would by law become a Lien upon its property; and

1. all indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

A. Compliance with Laws. The Company shall comply, and shall cause each Subsidiary to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except such as may be contested in good faith or as to which a bona fide dispute may exist.

A. Compliance with ERISA. The Company shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code.

A. Inspection of Property and Books and Records. The Company shall maintain and shall cause each Subsidiary to maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company and such Subsidiary. The Company will (a) permit, and cause each of its Subsidiaries to permit, access by the Administrative Agent or any Revolving Lender and its agents or employees to the Company's and its Subsidiaries' books and records and its respective place or places of business at intervals to be determined by the Administrative Agent and without hindrance or delay and (b) permit, and cause each of its Subsidiaries to permit, the Administrative Agent or any Revolving Lender or its agents and employees to (1) inspect and perform appraisals of its respective inventory, equipment, fixtures and real property and (2) inspect, audit, check and make copies and/or extracts from any books, records, computer data and records, computer programs, journals, orders, receipts, correspondence and other data relating to its inventory, accounts receivable, contract rights, general intangibles, equipment, fixtures and real property and any other Collateral, or relating to any other transactions between the parties hereto and
(c) permit, and cause each of its Subsidiaries to permit, the Administrative Agent or any Revolving Lender to discuss the Company's or such Subsidiary's financial matters with its officers and independent public accountant (and the Company, for itself and each of its Subsidiaries, hereby authorizes such independent public accountant to discuss such financial matters with the Administrative Agent or any Revolving Lender or its representatives whether or not any representative of the Company or such Subsidiary is present). As long as no Revolving Loan Event of Default or Revolving Loan Default has occurred and is continuing, the Administrative Agent shall give advance notice of any intent to visit a premises, and all such visits shall be during normal business hours and made in such a way as to interfere as little as possible with the conduct of the Company's or its Subsidiaries' businesses. In addition to, and not by way of limitation of, the Administrative Agent's and the Revolving Lenders' other rights under this Section, the Company acknowledges that the Administrative Agent may obtain a new appraisal of any Collateral (or an update of an existing appraisal) at any time that any Obligations are outstanding if the Administrative Agent or the Required Lenders, in its (or their) reasonable judgment, (a) determines that a new appraisal or update of an existing appraisal is warranted as a result of a Revolving Lender's internal credit review and evaluation of the Obligations or (b) determines that such new appraisal or update of existing appraisal is necessary for the Administrative Agent or the Revolving Lenders to comply with any applicable law, regulation, guideline, decision or request (whether or not having the force of law) of any court, regulator, or other governmental authority. Notwithstanding anything otherwise provided in this Section, all inspections related to Subsidiaries will be coordinated with the Company, all inspections by any Revolving Lender will be coordinated with the Administrative Agent and all Collateral reviews will be done by the Administrative Agent and not by a Revolving Lender. The Company agrees that all such inspections and/or audits and appraisals shall be at the Company's expense. Notwithstanding anything otherwise provided in this Section, as long as no Revolving Loan Event of Default or Revolving Loan Default has occurred or is continuing, the Company shall not be required to reimburse the Administrative Agent or any Revolving Lender for appraisals or Collateral reviews relating to the Company or any of its Subsidiaries, more frequently than once each fiscal year.

A. Environmental Laws. The Company shall, and shall cause each Subsidiary to, conduct its operations and keep and maintain its property in compliance with all Environmental Laws.

A. Use of Proceeds. The Company shall use the proceeds of the Revolving Loans to provide for working capital, capital expenditures and other general corporate purposes not in contravention of any Requirement of Law or of any Loan Document.

A. Further Assurances. Promptly upon the written request of the Administrative Agent, or the Required Lenders, the Company shall, and shall cause each Subsidiary to, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all such further acts, deeds, conveyances, security agreements, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments the Administrative Agent or the Required Lenders as the case may be, may reasonably request from time to time in order (a) to ensure that (i) the Obligations with respect to the Revolving Loans are secured by substantially all assets of the Company and (ii) the Obligations with respect to the Revolving Loans are secured by substantially all of the assets of each Subsidiary (including, promptly upon the acquisition or creation thereof, any Subsidiary created or acquired after the date hereof), (b) to perfect and maintain the validity, effectiveness and priority of any of the Loan Documents and the Liens intended to be created thereby, and (c) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Administrative Agent and the Revolving Lenders the rights granted or now or hereafter intended to be granted to the Administrative Agent and the Revolving Lenders under any Loan Documents or under any other document executed in connection therewith. Contemporaneously with the execution and delivery of any document referred to above, the Company shall, and shall cause each Subsidiary to, deliver all resolutions, opinions and corporate documents as the Administrative Agent or the Required Lenders may reasonably request to confirm the enforceability of such document and the perfection of the security interest created thereby, if applicable.


                                   I. ARTICLE

                NEGATIVE COVENANTS RELATING TO REVOLVING LENDERS

         So long as any Revolving Lender shall have any Revolving Commitment hereunder, or any Revolving Loan or other Obligation (other than Obligations in respect of the Term Loan) shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Required Lenders waive compliance in writing:

A. Limitation on Liens. The Company shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following ("Permitted Liens"):

1. any Lien existing on property of the Company or any Subsidiary on the Closing Date and set forth in Schedule 10.1 securing Indebtedness outstanding on such date;

1. any Lien created under any Loan Document and any Lien in favor of a Revolving Lender or its Affiliates and securing the Hedging Agreements;

1. any second priority Lien created under any Loan Document in favor of the Term Lender;

1. Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 9.7; provided that no notice of lien has been filed or recorded under the Code;

1. carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

1. Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

1. Liens on the property of the Company or its Subsidiary securing (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, (ii) contingent obligations on surety and appeal bonds, and (iii) other non-delinquent obligations of a like nature; in each case, incurred in the ordinary course of business; 2. Liens consisting of judgment or judicial attachment liens, provided that the enforcement of such Liens is effectively stayed;

1. easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of the Company and its Subsidiaries;

1. Liens on assets of corporations which become Subsidiaries after the date of this Agreement; provided, however, (i) that such Liens existed at the time the respective corporations became Subsidiaries and were not created in anticipation thereof and (ii) the principal amount of the Indebtedness secured by any and all such Liens shall not at any time exceed $4,000,000;

1. purchase money security interests on any property acquired or held by the Company or its Subsidiaries in the ordinary course of business, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property; provided that (i) any such Lien attaches to such property concurrently with or within 20 days after the acquisition thereof, (ii) such Lien attaches solely to the property so acquired in such transaction, (iii) the principal amount of the debt secured thereby does not exceed 100% of the cost of such property and (iv) the principal amount of the Indebtedness secured by any and all such purchase money security interests shall not at any time exceed $5,000,000;

1. Liens securing obligations in respect of capital leases on assets subject to such leases, provided that such capital leases are otherwise permitted hereunder;

1. Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the FRB, and (ii) such deposit account is not intended by the Company or any Subsidiary to provide collateral to the depository institution;

1. other Liens to secure obligations, so long as the aggregate amount secured by such Liens does not exceed $5,000,000 at any time;

1.                Liens on Receivables Program Assets; and

1. Liens on assets of foreign Subsidiaries securing Indebtedness not in excess of $10,000,000 at any time outstanding.

A. Asset Dispositions, etc. The Company will not, and will not permit any of its Subsidiaries to, sell, transfer, lease, contribute or otherwise convey, or grant options, warrants or other rights with respect to, all or any substantial part of its assets (including accounts receivable and capital stock of Subsidiaries) to any Person, unless

1. such sale, transfer, lease, contribution or conveyance is in the ordinary course of its business or is permitted by Section 10.3;

1. such sale, transfer, lease, contribution or conveyance is a disposition of real estate or warehouses owned or leased on the date hereof made within two years after the date hereof in connection with the Company's warehouse consolidation plan;

1. with respect to any real estate or warehouses purchased after the date hereof, such sale is pursuant to a sale-leaseback arrangement so long as a leasehold mortgage is granted with respect thereto in form satisfactory to the Administrative Agent;

1. with respect to any sale, transfer, lease, contribution or conveyance which is not made in connection with the acquisition of assets by the Company, the net book value of such assets, together with the net book value of all other assets sold, transferred, leased, contributed or conveyed otherwise than in the ordinary course of business by the Company or any of its Subsidiaries pursuant to this clause since the Closing Date, does not exceed $10,000,000;

1. with respect to any sale, transfer, lease, contribution or conveyance (other than any sale, transfer, lease, contribution or conveyance of assets of the ProSource national accounts division) which is made in connection with the acquisition of assets by the Company, the net book value of such assets does not exceed the net book value of the assets acquired by the Company in connection with any such acquisition;

1. such sale, transfer, lease, contribution or conveyance is of obsolete or unuseful Equipment and the aggregate proceeds of all such sales, transfers, leases, contributions or conveyance of such Equipment is $5,000,000 or less in any fiscal year;

1. such sale, transfer, lease, contribution or conveyance shall be of Receivables Program Assets pursuant to a Qualified Receivables Transaction to a Receivables Subsidiary; or

1. such sale, transfer, lease, contribution or conveyance shall be of Receivables Program Assets pursuant to a Qualified Receivables Transaction by a Receivables Subsidiary to a Special Purpose Vehicle.

A. Consolidations and Mergers. The Company shall not, and shall not suffer or permit any Subsidiary to, merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except:

1. any Subsidiary may merge with the Company, provided that the Company shall be the continuing or surviving corporation, or with any one or more Subsidiaries; provided that if any transaction shall be between a Subsidiary and a Wholly-Owned Subsidiary, the Wholly-Owned Subsidiary shall be the continuing or surviving corporation and if any transaction shall be between a Guarantor and a Subsidiary which is not a Guarantor, the Guarantor shall be the continuing or surviving corporation;

1. any Subsidiary may sell all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Company or another Wholly-Owned Subsidiary, which wholly-owned Subsidiary is a Guarantor if the selling Subsidiary is a Guarantor;

1. so long as no Revolving Loan Default has occurred and is continuing, or would occur after giving effect thereto, the Company or any of its Subsidiaries may purchase all or substantially all of the assets of any Person, or acquire such Person by merger, if such acquisition is approved by the Administrative Agent and Required Lenders;

1.                as permitted by Section 10.2; or

1.                as permitted by Section 10.4(g).

A. Loans and Investments. The Company shall not purchase or acquire, or suffer or permit any Subsidiary to purchase or acquire, or make any commitment therefor, any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, or make or commit to make any Acquisitions, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any Affiliate of the Company, except for:

1.                investments in Cash Equivalents Investments;

1. extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;

1. in the ordinary course of business extensions of credit by the Company to any of its Subsidiaries or by any of its Subsidiaries to another of its Subsidiaries;

1. until such time as a Revolving Loan Default shall have occurred and be continuing, loans and advances to Holberg made on or after the Closing Date not to exceed $10,000,000 at any time outstanding; provided that upon the occurrence of such a Revolving Loan Default, any outstanding loans and advances permitted by this clause (d) must be immediately repaid in full;

1. investments in a Receivables Subsidiary, consisting of Receivables Program Assets and Purchase Money Notes in payment for Receivables Program Assets;

1.                investments by a Receivables Subsidiary in a Special Purpose
Vehicle;

1. (i) Acquisitions (other than those permitted under Section 10.3(c)) and investments in amounts (including cash paid and Indebtedness assumed or refinanced) not in excess of $15,000,000 per year, so long as, in the case of an Acquisition, (A) the entity acquired had a positive operating income for the 12 months prior to the Acquisition, (B) the entity acquired engaged only in lines of business in which the Company is engaged, (C) in the case of a stock Acquisition, the Acquisition is approved by the Board of Directors of the acquired entity, and (D) giving effect to the Acquisition (x) the Company would have been in compliance with all covenants hereof as if such Acquisition took place on the first day of the fiscal quarter period ending at the end of the last fiscal quarter as demonstrated by a certificate of a Responsible Officer delivered prior to such Acquisition and (y) at least $50,000,000 of the Revolving Commitments remain unused (it being understood that the principal amount of Revolving Loans and the outstanding L/C Obligations shall be deemed usage), and (ii) existing investments listed on Schedule 10.4; and

1. loans and advances to employees not to exceed $5,000,000 at any time outstanding.

A. Limitation on Indebtedness. The Company shall not, and shall not suffer or permit any Subsidiary to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, other than the following ("Permitted Indebtedness"):

1. Indebtedness incurred pursuant to this Agreement (including the Term Loan);

1. Indebtedness consisting of Contingent Obligations permitted pursuant to Section 10.8;

1.                Indebtedness existing on the Closing Date and set forth in
Schedule 10.5;

1. Indebtedness secured by Liens permitted by subsection 10.1(j) in an aggregate amount outstanding not to exceed $5,000,000.

1.                Subordinated Debt;

1. Indebtedness with respect to any assets acquired by the Company or any of its Subsidiaries (or assets owned by Subsidiaries the stock of which is acquired by the Company or any of its Subsidiaries) in existence at the time of the acquisition of such assets or stock, which Indebtedness was not incurred in contemplation of the acquisition; provided that such Indebtedness does not in an aggregate amount outstanding exceed $5,000,000;

1. Capitalized Lease Obligations not in excess of $50,000,000 created in any one fiscal year and not in excess of $100,000,000 at any time outstanding (it being understood that pursuant to Section 1.3(a) capital leases of up to $45,000,000 in the aggregate arising out of the sale-leaseback of distribution centers shall be treated as operating leases);

1. Other notes payable to vendors not in excess of $5,000,000 at any time outstanding;

1.                the Senior Subordinated Notes;

1. Indebtedness of foreign Subsidiaries not in excess of $10,000,000 at any time outstanding;

1. Other Indebtedness not in excess of $5,000,000 at any time outstanding;

1. Receivables Program Obligations, pursuant to a Qualified Receivables Transaction;

1.                the Senior Unsecured Notes; and

1. New Subordinated Debt in an amount not to exceed $25,000,000 in the aggregate.

A. Transactions with Affiliates. The Company will not, and will not permit any of its Subsidiaries to, enter into, or cause, suffer or permit to exist any arrangement or contract with any of its other Affiliates (a) unless such arrangement or contract is fair and equitable to the Company or such Subsidiary and is an arrangement or contract of the kind which would be entered into by a prudent Person in the position of the Company or such Subsidiary with a Person which is not one of its Affiliates, it being understood that any Qualified Receivables Transaction shall be deemed to satisfy this clause (a);
(b) except (i) the arrangement between Holberg and the Company under the Tax Sharing Agreement, and (ii) the insurance arrangement between NEHC and its Subsidiaries and an affiliate of Holberg, the fees with respect to which shall not exceed the usual and customary fees for such services; (c) except arrangements or contracts which provide for investments in Affiliates of the Company or any of its Subsidiaries to the extent such investments are permitted pursuant to Section 10.4 provided, however, that unless a Revolving Loan Event of Default shall have occurred and be continuing, Corporate Allocations permitted under Section 10.11 can be paid; (d) except transactions between the Company or its Subsidiaries on the one hand and DLJ or its Affiliates on the other hand involving the provision of financial, investment banking, lending, management, consulting or underwriting services by DLJ or its Affiliates; provided that the fees payable to DLJ or its Affiliates do not exceed the usual and customary fees of DLJ or its Affiliates, as the case may be, for such services or the usual and customary fees of other New York investment banking firms for such services; (e) except transactions between the Company and Holberg involving the provision of financial, management or consulting services provided that (i) the fees payable by the Company for such services do not exceed the usual and customary fees for such services and (ii) the payment of any such fees shall be subject to the consent of the Administrative Agent or, if in excess of $2,000,000 in any fiscal year, the Required Lenders; or (f) except (i) payments required under this Agreement to the Term Lender and (ii) payments by the Company in respect of fees and expenses (including any underwriting discount) relating to the Term Loan and the Term Lender Notes.

A. Use of Proceeds. The Company shall not, and shall not suffer or permit any Subsidiary to, use any portion of the Revolving Loan proceeds or any Letter of Credit, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of the Company or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

A. Contingent Obligations. The Company shall not, and shall not suffer or permit any Subsidiary to, create, incur, assume or suffer to exist any Contingent Obligations except:

1. endorsements for collection or deposit in the ordinary course of business;

1. Hedging Agreements entered into in the ordinary course of business as bona fide hedging transactions;

1. Contingent Obligations of the Company and its Subsidiaries existing as of the Closing Date and listed in Schedule 10.8;

1. other Contingent Obligations so long as the aggregate amount of such Contingent Obligations outstanding at any one time does not exceed $3,000,000;

1.                Receivables Program Obligations; and

1. guarantees of the Obligations, the Senior Subordinated Notes and the Senior Unsecured Notes.

A. Joint Ventures. The Company shall not, and shall not suffer or permit any Subsidiary to enter into any Joint Venture, other than in the ordinary course of business and other than as permitted by Section 10.4(g).

B. Rental Obligations. The Company will not, and will not permit any of its Subsidiaries to, enter into at any time any arrangement which does not create a Capitalized Lease Liability and which involves the leasing by the Company or any of its Subsidiaries from any lessor of any real or personal property (or any interest therein), except arrangements which, together with all other such arrangements which shall then be in effect, will not require the payment of an aggregate amount of rentals by the Company and its Subsidiaries in excess of (excluding escalations resulting from a rise in the consumer price or similar index) $67,500,000 for any fiscal year; provided, however, that any calculation made for purposes of this Section shall exclude any amounts required to be expended for maintenance and repairs, insurance, taxes, assessments, and other similar charges.

A.                Restricted Payments. On and at all times after the Closing
Date:

1. the Company will not declare, pay or make any dividend or distribution (in cash, property or obligations) on any shares of any class of capital stock (now or hereafter outstanding) of the Company or on any warrants, options or other rights with respect to any shares of any class of capital stock (now or hereafter outstanding) of the Company (other than dividends or distributions payable in its common stock or warrants to purchase its common stock or splitups or reclassifications of its stock into additional or other shares of its common stock) or apply, or permit any of its Subsidiaries to apply, any of its funds, property or assets to the purchase, redemption, sinking fund or other retirement of, or agree or permit any of its Subsidiaries to purchase or redeem, any shares of any class of capital stock (now or hereafter outstanding) of the Company, or warrants, options or other rights with respect to any shares of any class of capital stock (now or hereafter outstanding) of the Company;

1. the Company will not, and will not permit any of its Subsidiaries to

a) make any payment or prepayment of principal of, or make any payment of interest on, any Subordinated Debt, the Senior Subordinated Notes, the Senior Unsecured Notes or the Term Loan on any day other than the stated, scheduled date for such payment or prepayment set forth in the documents and instruments memorializing such Subordinated Debt, the Senior Subordinated Notes, or the Senior Unsecured Notes, or which would violate the subordination provisions of such Subordinated Debt or the Senior Subordinated Notes; or

a) redeem, purchase or defease any Subordinated Debt, Senior Unsecured Notes, the Senior Subordinated Notes or the Term Loan;

1. except as otherwise permitted under this Section, the Company will not make any payment to NEHC or Holberg, including without limitation, in respect of Corporate Allocations and will not make any payment with respect to annual management fees; and

1. the Company will not, and will not permit any Subsidiary to, make any deposit for any of the foregoing purposes;

provided, however, that, unless immediately before or after giving effect thereto, any Revolving Loan Event of Default shall have occurred and be continuing, the Company may declare, pay or make payments in respect of

a) Corporate Allocations during any fiscal year of the Company in an aggregate amount not to exceed $5,000,000 in any fiscal year;

a) Payments with respect to the insurance arrangements permitted pursuant to Section 10.6(b)(ii);

a)                Payments permitted pursuant to Section 10.6(e);

a)                Payments under the Tax Sharing Agreement; and

a) commencing after January 11, 2003, payments of dividends in amounts not greater than interest payable by NEHC on its $100,387,000 12 % Senior Discount Notes so long as (A) the Company would be in pro forma compliance with all covenants hereunder, as if such dividends were paid on the last day of the last fiscal quarter ended before such proposed payment and (B) the proceeds of the dividends shall be applied to such interest on such Senior Discount Notes.

A. Minimum Interest Coverage. The Company will not permit the Interest Coverage Ratio for any Computation Period to be less than the ratio set forth below opposite the period in which such Computation Period ends:

                                         Period                                               Ratio
                                         ------                                               -----
              The Closing Date through the next to last day of the fourth fiscal           1.25 to 1.0
     quarter of 2000
              The last day of the fourth fiscal quarter of 2000 through the next           1.30 to 1.0
     to last day of the first fiscal quarter of 2001
              The last day of the first fiscal quarter of 2001 through the next to         1.35 to 1.0
     last day of the second fiscal quarter of 2001
              The last day of the second fiscal quarter of 2001 through the next           1.50 to 1.0
     to last day of the second fiscal quarter of 2002
              The last day of the second fiscal quarter of 2002 and thereafter             1.75 to 1.0

A. Maximum Leverage. The Company will not permit the Leverage Ratio at any fiscal quarter end to exceed the following ratios during the following periods:

                                         Period                                               Ratio
                                         ------                                               -----
              The last day of the fourth fiscal quarter of 1999 through the next           3.50 to 1.0
     to last day of the fourth fiscal quarter of 2000
              The last day of the fourth fiscal quarter of 2000 through the next           3.25 to 1.0
     to last day of the second fiscal quarter of 2001
              The last day of the second fiscal quarter of 2001 and thereafter             3.00 to 1.0

A. ERISA. The Company shall not, and shall not suffer or permit any of its ERISA Affiliates to: (a) engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably expected to result in liability of the Company in an aggregate amount in excess of $5,000,000 or (b) engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

A. Modification of Certain Agreements. The Company will not consent to any amendment, supplement or other modification of any of the terms or provisions contained in, or applicable to, the Tax Sharing Agreement, this Agreement in respect of any provisions applicable to the Term Loan or any document or instrument evidencing or applicable to any Subordinated Debt, the Senior Subordinated Notes or the Senior Unsecured Notes other than any amendment, supplement or other modification which extends the date or reduces the amount of any required repayment or redemption.

A. Negative Pledges, Restrictive Agreements, etc. The Company will not, and will not permit any of its Subsidiaries to, enter into any agreement (excluding this Agreement, any other Loan Document and any agreement governing any Indebtedness permitted either by clause (c), clause (i) or clause
(m) or clause (n) of Section 10.5 as in effect on the Closing Date or by either of clause (d) or clause (f) or clause (o) of Section 10.5 as to the assets financed with the proceeds of such Indebtedness) prohibiting

1. the creation or assumption of any Lien upon its properties, revenues or assets (other than Receivables Program Assets), whether now owned or hereafter acquired, or the ability of the Company or any Subsidiary to amend or otherwise modify this Agreement or any other Loan Document; or

1. the ability of any Subsidiary (other than a Receivables Subsidiary) to make any payments, directly or indirectly, to the Company by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of any Subsidiary (other than a Receivables Subsidiary) to make any payment, directly or indirectly, to the Company.

A. Maximum Capital Expenditures. The Company will not permit the aggregate amount of all Capital Expenditures made by the Company and its Subsidiaries to exceed $75,000,000 in the period from May 21, 1998, through December 31, 1998, $50,000,000 in fiscal year 1999 and $40,000,000 in any fiscal year thereafter; provided; that the amounts so permitted in any year shall be reduced by expenses associated with the J.D. Edwards computer conversion added to Adjusted EBITDA pursuant to clause (g) of the definition of "Adjusted EBITDA"; provided, further that in addition to the foregoing Capital Expenditures, the Company and its Subsidiaries may make Capital Expenditures aggregating from the date hereof not in excess of $25,000,000 in connection with real estate and warehouse construction projects (net of proceeds of sales of such projects with respect to which all Capital Expenditures were made after May 21, 1998); and provided, further, that if the Company and its Subsidiaries do not expend the full amount scheduled to be permitted in any period, the amount not so expended may be carried over for expenditures in the next fiscal year but not after such next fiscal year.

A. Change in Business. The Company shall not, and shall not suffer or permit any Subsidiary to, engage in any material line of business substantially different from those lines of business carried on by the Company and its Subsidiaries on the date hereof.

A. Accounting Changes. The Company shall not, and shall not suffer or permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of the Company or of any Subsidiary.

A. Restructuring Costs. The Company shall not, and shall not suffer or permit any Subsidiary to, incur Restructuring Costs in excess of the following amounts in the following periods:

          Period                                       Amount
          ------                                       ------
          Fiscal year 1999                             $175,000,000
          Fiscal year 2000                             $ 25,000,000
          Fiscal Year 2001                             $ 10,000,000
          Each fiscal year thereafter                  $  5,000,000

provided, however, that if the Company and its Subsidiaries do not incur the full amount of restructuring costs scheduled to be permitted in any such period, the amount not so incurred may be carried over for incurrence in the next period but not after such next period.

A. Receivables Facility. The Company and its Subsidiaries shall not amend or modify, or permit the amendment or modification of, any provision of a Receivables Document if, as a result of such amendment or modification:

1. a Receivables Subsidiary would not be required to apply all funds available to it (after giving effect to the allocation of funds to reserves required under the terms of the Receivables Documents and to the payment of interest, principal and other amounts owed under the Receivables Documents) to pay the purchase price for Receivables (including any deferred portion of the purchase price); or

1. the degree of recourse to the Company or its Subsidiaries under or in the respect of the Receivables Documents is increased in any material respect.

         Notwithstanding anything to the contrary contained in this Section, any changes to the Receivables Documents which relate to the Company's and/or any other Receivables Seller's servicing or origination of Receivables Program Assets shall be permitted.


                                   I. ARTICLE

                         COVENANTS RELATING TO TERM LOAN

         So long as the Term Loan shall remain outstanding:

A.                [INTENTIONALLY LEFT BLANK]

A. Asset Sales. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale other than transfers of Term Loan

Receivables to a Term Loan Receivables Subsidiary in connection with a Receivables Transaction unless:

(1) the Company (or its Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors of the Company set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of; and

(1) at least 80% of the consideration therefor received by the Company or its Restricted Subsidiary is in the form of cash. For purposes of this provision each of the following shall be deemed to be cash:

(a) any liabilities (as shown on the Company's or the Company's Restricted Subsidiary's most recent balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Term Loan or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability, and

(a) any securities, notes or other obligations received by the Company or such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash within 180 days (to the extent of the cash received).

         Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds, at its option:

(a) to permanently repay obligations in respect of the Revolving Loans or to pay other first priority secured Debt (and, in either case, to correspondingly permanently reduce commitments with respect thereto in the case of revolving borrowings); or

(a) to the acquisition of a controlling interest in another business, the making of a capital expenditure or the acquisition of other long-term assets, in each case, in a Permitted Business.

         Pending the final application of any such Net Proceeds, the Company may temporarily reduce the obligations in respect of the Revolving Loans or otherwise invest such Net Proceeds in any manner that is not prohibited by this Agreement.

         Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds."

         When the aggregate amount of Excess Proceeds exceeds $15,000,000 the Company shall make an offer to the Term Lender (an "Asset Sale Offer") to repay the maximum Accreted Value of the Term Loan that may be funded with of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the Accreted Value thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of repayment. To the extent that the aggregate amount of the Term Loan offered to be repaid pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. Upon completion of such offer to repay, the amount of Excess Proceeds shall be reset at zero.

A. Impairment of Liens. The Company shall not, and the Company shall not permit any Restricted Subsidiary to, take or knowingly or negligently omit to take, any action which action or omission might or would have the result of materially impairing the Term Loan Liens granted by the Term Lender with respect to this Agreement, the other Loan Documents, and the Collateral for the benefit of the Term Lender Notes Trustee and the holders of the Term Lender Notes and the Term Loan Liens granted by the Company with respect to the Collateral for the benefit of the Term Lender. Except as permitted by this Agreement and the Loan Documents, the Company shall not, and shall not permit any Restricted Subsidiary to, grant to any Person other than the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, any interest whatsoever in any of the Collateral.

A. Restricted Payments. From and after the date hereof the Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any other payment or distribution on account of its or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of the Company or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in the Company's Equity Interests (other than Disqualified Stock));

(1) purchase, redeem or otherwise acquire or retire for value (including without limitation, in connection with any merger or consolidation involving the Company) any of its Equity Interests or those of any direct or indirect parent of the Company;

(1) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Debt that is equal with or subordinated to the Term Loan (other than the Term Loan), except scheduled payments of interest or principal at Stated Maturity of such Debt; or

(1) make any Restricted Investment (all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

(a) no Term Loan Default or Term Loan Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

(a) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Debt pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 11.5; and

(a) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Term Loan Subsidiaries after the date hereof (excluding Restricted Payments permitted by clause (2) of the next succeeding paragraph), is less than the sum of

                           (1) 50% of the Company's Term Loan Consolidated Net
                  Income for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date hereof to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Term Loan Consolidated Net Income for such period is a deficit, less 100% of such deficit): plus

                           (2) 100% of the aggregate net cash proceeds received
                  by the Company from the issue or sale since the date hereof of Equity Interests (other than our Disqualified Stock) or of Disqualified Stock or debt securities that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Term Loan Subsidiary of the Company and other than Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock), plus

                           (3) to the extent that any Restricted Investment that
                  was made after the date hereof is sold for cash or otherwise liquidated or repaid for cash, the lesser of (a) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (b) the initial amount of such Restricted Investment, plus

                           (4) if any Unrestricted Subsidiary (a) is
                  redesignated as a Restricted Subsidiary, the fair market value of such redesignated Subsidiary (as determined in good faith by the Board of Directors of the Company) as of the date of its redesignation or (b) pays any cash dividends or cash distributions to the Company or any of its

                  Restricted Subsidiaries, 50% of any such cash dividends or cash distributions made after the date of the Indenture.

         The foregoing provisions shall not prohibit:

(a) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions this Section;

(a) the redemption, repurchase, retirement, defeasance or other acquisition of any equal or subordinated Debt or Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale or issuance (other than to a Restricted Subsidiary of the Company) of, other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c)(2) of the preceding paragraph;

(a) the defeasance, redemption, repurchase or other acquisition of equal or subordinated Debt with the net cash proceeds from an incurrence of Permitted Refinancing Debt;

(a) the payment of any dividend by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;

(a) the declaration or payment of dividends to NEHC for expenses incurred by NEHC or Holberg in its capacity as a holding company that are attributable to the Company's operations and those of its Restricted Subsidiaries, including, without limitation:

                  (a) customary salary, bonus and other benefits payable to officers and employees of NEHC or Holberg,

                  (b) fees and expenses paid to members of the Board of Directors of NEHC or Holberg,

                  (c) general corporate overhead expenses of NEHC or Holberg,

                  (d) foreign, federal, state or local tax liabilities paid by NEHC or Holberg,

                  (e) management, consulting or advisory fees paid to Holberg not to exceed $4,000,000 in any fiscal year, and

                  (f) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of NEHC or Holberg held by any member of NEHC's or the Company's (or any of the Company's Restricted Subsidiaries') management pursuant to any management equity subscription agreement or stock option agreement in effect as of the date of the Indenture; provided, however, the aggregate amount paid pursuant to the foregoing clauses (a) through (f) does not exceed $7,000,000 in any fiscal year;

(a) Investments in any Person (other than in the Company or a Term Loan Wholly-Owned Subsidiary of the Company that is a Restricted Subsidiary) engaged in a Permitted Business in an amount not to exceed $5,000,000;

(a) other Investments in Unrestricted Subsidiaries having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (7) that are at that time outstanding, not to exceed $2,000,000;

(a)               Permitted Investments;

(a) payments to NEHC or Holberg pursuant to any tax sharing agreement among Holberg and other members of the affiliated corporations of which Holberg is the common parent;

(a) optional and mandatory prepayments of any obligations relating to the Revolving Loans or other senior secured Debt allowed to be incurred pursuant to Section 11.5; or

(a)               other Restricted Payments in an aggregate amount not to exceed
$10,000,000.

         The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Term Loan Default; provided that in no event shall the business currently operated by any Restricted Subsidiary be transferred to or held by an Unrestricted Subsidiary. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Term Loan Subsidiary so designated shall be deemed to be Restricted Payments at the time of such designation and shall reduce the amount available for Restricted Payments under the first paragraph of this covenant. All such outstanding Investments shall be deemed to constitute Investments in an amount equal to the fair market value of such Investments at the time of such designation (as determined in good faith by the Board of Directors of the Company). Such designation shall only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

         The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or its Term Loan Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined in good faith by the Board of Directors of the Company whose resolution with respect thereto shall be delivered to the Term Lender Notes Trustee; such determination shall be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value exceeds $10,000,000. Not later than the date of making any Restricted Payment, the Company shall deliver to the Term Lender an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section were computed, together with a copy of any fairness opinion or appraisal required under this Section.

A. Incurrence of Debt and Issuance of Preferred Stock. The Company shall not, and shall not permit any of its Term Loan Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Debt (including Acquired Debt) and the Company shall not issue any Disqualified Stock and shall not permit any of its Term Loan Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Debt (including Acquired Debt) or issue shares of Disqualified Stock if the Fixed Charge Coverage Ratio for its most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Debt is incurred or such Disqualified Stock is issued would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Debt had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

         The provisions of the first paragraph of this covenant shall not apply to the incurrence of any of the following items of Debt (collectively, "Permitted Debt"):

(1) the incurrence by the Company and its Restricted Subsidiaries of Debt represented by the Senior Subordinated Notes, Senior Notes and the guarantees thereof, respectively;

(1) the incurrence by the Company and any of its Restricted Subsidiaries of Debt and letters of credit under Credit Facilities (excluding Debt permitted by clause (4) below) in an aggregate principal amount at any one time outstanding under this clause (2) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) not to exceed $225,000,000 plus the Term Loan Borrowing Base;

(1) the incurrence by the Company and its Restricted Subsidiaries of the Existing Debt;

(1) the incurrence by the Company and the Restricted Subsidiaries of Debt represented by the Term Loan;

(1) the incurrence by the Company or any of its Restricted Subsidiaries of Debt represented by Term Loan Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in our business or such Restricted Subsidiary (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets), in an aggregate principal amount not to exceed $125,000,000;

(1) the incurrence by the Company or any of its Restricted Subsidiaries of Debt in connection with the acquisition of assets or a new Restricted Subsidiary; provided that such Debt was incurred by the prior owner of such assets or such Restricted Subsidiary prior to such acquisition by the Company or one of its Term Loan Subsidiaries and was not incurred in connection with, or in contemplation of, such acquisition by the Company or one of its Term Loan Subsidiaries; provided further that the principal amount (or accreted value, as applicable) of such Debt, together with any other outstanding Debt incurred pursuant to this clause (6), does not exceed $5,000,000;

(1) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Debt in exchange for, or the net proceeds of which are used to refund, refinance or replace Debt that was permitted to be incurred under the first paragraph of this covenant or clauses (1), (3), (4),
(5), (6), (7), or (17) hereof;

(1) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Debt between or among the Company and any of its Term Loan Wholly-Owned Subsidiaries that are Restricted Subsidiaries; provided, however, that:

(a) if the Company is the obligor on such Debt and the payee is not a Subsidiary Guarantor, such Debt is expressly subordinated to the prior payment in full in cash of the Term Loan; and

(a) (1) any subsequent issuance or transfer of Equity Interests that results in any such Debt being held by a Person other than the Company or its Term Loan Wholly-Owned Subsidiary that is a Restricted Subsidiary and (2) any sale or other transfer of any such Debt to a Person that is not either the Company or a Term Loan Wholly-Owned Subsidiary that is a Restricted Subsidiary of the Company shall be deemed, in each case, to constitute an incurrence of such Debt by the Company or the Company's Restricted Subsidiary, as the case may be;

(1) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging currency risk or interest rate risk with respect to any floating rate Debt that is permitted by the terms of this Agreement to be outstanding;

(1) the guarantee by the Company or any of its Restricted Subsidiaries of the Company's Debt or Debt of a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this covenant;

(1) the incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Debt, provided, however, that if any such Debt ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Debt by a Restricted Subsidiary of the Company;

(1)               Asset Sales in the form of Receivables Transactions;

(1) Debt incurred by the Company or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including without limitation to letters of credit in respect to workers' compensation claims or self-insurance, or other Debt with respect to reimbursement type obligations regarding workers' compensation claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Debt, such obligations are reimbursed within 30 days following such drawing or incurrence;

(1) Debt arising from the Company's agreements or those of a Restricted Subsidiary of the Company providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, asset or Term Loan Subsidiary, other than guarantees of Debt incurred by any Person acquiring all or any portion of such business, assets or Term Loan Subsidiary for the purpose of financing such acquisition; provided that the maximum aggregate liability of all such Debt shall at no time exceed 50% of the gross proceeds actually received by the Company or its Restricted Subsidiary in connection with such disposition;

(1) obligations in respect of performance and surety bonds and completion guarantees provided by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(1) guarantees incurred in the ordinary course of business in an aggregate principal amount not to exceed $5,000,000 at any time outstanding; and

(1) the incurrence by the Company or any of its Restricted Subsidiaries of additional Debt, including Attributable Debt incurred after the date hereof, in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Debt incurred to refund, refinance or replace any other Debt incurred pursuant to this clause
(17), not to exceed $25,000,000.

         For purposes of determining compliance with this covenant, in the event that an item of Debt meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (17) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company shall, in its sole discretion, classify such item of Debt in any manner that complies with this covenant and such item of Debt will be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph hereof.

         Accrual of interest and the accretion of accreted value will not be deemed to be an incurrence of Debt for purposes of this covenant.

A. Liens. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Term Loan Lien (other than Term Loan Permitted Liens) upon any of its property or assets, now owned or hereafter acquired.

A. Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of its Restricted Subsidiary to:

(a) pay dividends or make any other distributions to the Company or any of the Company's Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or

(a) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries;

(1) make loans or advances to the Company or any of its Restricted Subsidiaries; or

(1) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of

(a)               Existing Debt as in effect on the date hereof,

(a) this Agreement as in effect as of the date thereof, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive in the aggregate (as determined by the Administrative Agent in good faith) with respect to such dividend and other payment restrictions than those contained in this Agreement as in effect on the date thereof,

(a)               any applicable law, rule, regulation or order,

(a) any instrument governing Debt or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Debt was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Debt, such Debt was permitted by the terms of the Term Loan portion of this Agreement to be incurred,

(a) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices,

(a) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (3) above on the property so acquired,

(a) Permitted Refinancing Debt, provided that the material restrictions contained in the agreements governing such Permitted Refinancing Debt are no more restrictive than those contained in the agreements governing the Debt being refinanced,

(a) contracts for the sale of assets, including without limitation customary restrictions with respect to a Term Loan Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Term Loan Subsidiary, and

(a) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

A. Merger, Consolidation, or Sale of Assets. The Company shall not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless

(1) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

(1) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all of the Company's obligations under this Agreement in a form acceptable to the Term Lender;

(1) immediately after such transaction no Term Loan Default or Term Loan Event of Default exists; and

(1) except in the case of a merger of the Company with or into a Term Loan Wholly-Owned Subsidiary that is a Restricted Subsidiary of the Company, the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Debt pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section
11.5. The Company shall not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any person.

A. Transactions with Affiliates. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Term Loan Affiliate (each of the foregoing, an "Affiliate Transaction") involving consideration in excess of $3,000,000 unless

(1) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and

(1)               the Company delivers to the Term Lender

(a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $7,500,000, a resolution of the Board of Directors of the Company set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (1) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Company and

(a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving either aggregate consideration in excess of $15,000,000 or an aggregate consideration in excess of $10,000,000 where there are no disinterested members of the Board of Directors, an opinion as to the fairness to the Company or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

         The following items shall not be deemed to be Affiliate Transactions and, therefore, shall not be subject to the provisions of the prior paragraph:

(a) any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the Company's or the Company's Restricted Subsidiaries' past practice,

(a) transactions between or among the Company and/or the Company's Restricted Subsidiaries,

(a) Permitted Investments and Restricted Payments that are permitted by Section 11.4,

(a) customary loans, advances, fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any of its Restricted Subsidiaries,

(a) annual management fees paid to Holberg not to exceed $5,000,000 in any one year,

(b) transactions pursuant to any contract or agreement in effect on the date hereof as the same may be amended, modified or replaced from time to time so long as any such amendment, modification or replacement is no less favorable to the Company and its Restricted Subsidiaries than the contract or agreement as in effect on the date hereof or is approved by a majority of the disinterested directors of the Company,

(a) transactions between the Company or its Restricted Subsidiaries on the one hand, and Holberg on the other hand, involving the provision of financial or advisory services by Holberg; provided that fees payable to Holberg do not exceed the usual and customary fees for similar services,

(a) transactions between the Company or its Restricted Subsidiaries on the one hand, and DLJ (including for the purposes of this section, its Affiliates) on the other hand, involving the provision of financial, advisory, placement or underwriting services by DLJ; provided that fees payable to DLJ do not exceed the usual and customary fees of DLJ for similar services,

(a) the insurance arrangements between NEHC and its Term Loan Subsidiaries and an Affiliate of Holberg that are not less favorable to the Company or any of its Term Loan Subsidiaries than those that are in effect on the date hereof provided such arrangements are conducted in the ordinary course of business consistent with past practices, and

(a) payments under any tax sharing agreement in effect among Holberg and other members of the affiliated group of corporations of which it is the common parent.

A. Sale and Leaseback Transactions. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company may enter into a sale and leaseback transaction if

(1)               the Company could have

(a) incurred Debt in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to Section 11.5, and

(a)               incurred a Term Loan Lien to secure such Debt pursuant to
Section 11.6,

(1) the gross cash proceeds of such sale and leaseback transaction are at least equal to the fair market value (as determined in good faith by the Board of Directors of the Company and set forth in an Officers' Certificate delivered to the Term Lender Notes Trustee) of the property that is the subject of such sale and leaseback transaction and

(1) the transfer of assets in such sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with Section 11.2.

A. Limitation on Issuances and Sales of Capital Stock of Wholly-Owned Restricted Subsidiaries. The Company

(1) shall not, and shall not permit any of its Term Loan Wholly-Owned Subsidiaries that is a Restricted Subsidiary to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock of any Term Loan Wholly-Owned Subsidiary to any Person (other than the Company or a Term Loan Wholly-Owned Subsidiary that is a Restricted Subsidiary), unless

(a) such transfer, conveyance, sale, lease or other disposition is of all the Capital Stock of such Term Loan Wholly-Owned Subsidiaries that is a Restricted Subsidiary, and

(a) the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with Section 11.2, and

(1) shall not permit any Term Loan Wholly-Owned Subsidiary that is a Restricted Subsidiary to issue any of its Equity Interests (other than, if necessary, shares of our Capital Stock constituting directors' qualifying shares) to any Person other than to the Company or a Term Loan Wholly-Owned Subsidiary that is a Restricted Subsidiary.

A. Limitations on Issuances of Guarantees of Debt. The Company will not permit any of its Restricted Subsidiaries, directly or indirectly, to Guarantee or pledge (other than pledges of assets permitted under Section 11.6) any assets to secure the payment of any other Debt unless either such Restricted Subsidiary simultaneously executes and delivers an agreement supplemental to this Agreement providing for the Guarantee of the payment of the Term Loan by such Restricted Subsidiary, which Guarantee shall be senior to or pari passu with such Restricted Subsidiary's Guarantee of or pledge to secure such other Debt.

         Notwithstanding the foregoing, any such Guarantee by a Restricted Subsidiary of the Term Loan shall provide by its terms that it shall be automatically and unconditionally released and discharged upon any sale, exchange or transfer, to any Person not a Term Loan Affiliate of the Company's, of all of the Company's stock in, or all or substantially all the assets of, such Restricted Subsidiary, which sale, exchange or transfer is made in compliance with the applicable provisions of the Term Loan portion of this Agreement. The form of such Guarantee will be attached as an exhibit to this Agreement.

A. Business Activities. The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than a Permitted Business, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

B.                Additional Guarantees.

(1) If the Company or any of its Restricted Subsidiaries shall, after the date hereof transfer or cause to be transferred, including by way of any Investment, in one or a series of transactions (whether or not related), any assets, businesses, divisions, real property or equipment having an aggregate fair market value (as determined in good faith by the Board of Directors of the Company) in excess of $1,000,000 to any Restricted Subsidiary that is not a Foreign Subsidiary,

(1) if the Company or any of its Restricted Subsidiaries shall acquire another Restricted Subsidiary other than a Foreign Subsidiary having total assets with a fair market value (as determined in good faith by the Board of Directors of the Company) in excess of $1,000,000, or

(1) if any Restricted Subsidiary other than a Foreign Subsidiary shall incur Acquired Debt in excess of $1,000,000, then, in each case, the Company shall, at the time of such transfer, acquisition or incurrence,

(a) cause such transferee, acquired Restricted Subsidiary or Restricted Subsidiary incurring Acquired Debt (if not then a Subsidiary Guarantor) to execute a

Guarantee of the Company's obligations relating to the Term Loan in the form set forth herein,

(a) deliver to the Administrative Agent an Opinion of Counsel, in form reasonably satisfactory to the Administrative Agent, that such Guarantee is a valid, binding and enforceable obligation of such transferee, acquired Restricted Subsidiary or Restricted Subsidiary incurring Acquired Debt, subject to customary exceptions for bankruptcy, fraudulent conveyance and equitable principles. Notwithstanding the foregoing, the Company or any of its Restricted Subsidiaries may make a Restricted Investment in any Term Loan Wholly-Owned Subsidiaries that is a Restricted Subsidiary without compliance with this covenant provided that such restricted investment is permitted by Section 11.4.

A. Reports. So long as the Term Loan is outstanding, the Company shall furnish to the Term Lender within the time periods specified in the SEC's rules and regulations:

(1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company was required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants; and

(1) all current reports that would be required to be filed with the Commission on Form 8-K if the Company was required to file such reports.

         In addition, the Company shall, for so long as the Term Loan remains outstanding, furnish to the Term Lender, upon its request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

A. Mortgage Amendments. On the Closing Date, the Company is delivering to the Term Lender the Mortgage Amendments. The Company shall upon demand pay all recording charges, recording taxes, fees, and title insurance premiums and charges necessary or appropriate and incurred by the Term Lender or their counsel to record the Mortgage Amendments and obtain fully paid title insurance, in favor of the Administrative Agent, insuring the Mortgage Amendments as modifications to the Mortgages previously recorded and showing no exceptions to title other than Permitted Liens. Such title insurance shall be issued by a title insurance company satisfactory to Administrative Agent, shall be on terms satisfactory to Administrative Agent, and shall provide coverage insuring each Mortgage (as amended by the relevant Mortgage Amendment) in an amount equal to twice the amount of such coverage immediately prior to the Closing Date. The Company shall sign any affidavits, tax returns, and other forms that may be reasonably requested of it in connection with the recordation of the Mortgage Amendments. If any Liens exist that are not Permitted Liens, then the Company shall promptly remove such Liens. Upon request by the Term Lender or the Administrative Agent, the Company shall promptly amend, re-execute, modify, supplement, or otherwise make changes to the Mortgage Amendments (including any descriptive information and acknowledgments) as necessary to assure that they can be validly recorded or as otherwise required by any title insurance company. The parties shall reasonably cooperate to minimize any recording taxes payable on the recording of the Mortgage Amendments, but all such arrangements shall be subject to approval by counsel to the Term Lender.


                                   I. ARTICLE

                        REVOLVING LOAN EVENTS OF DEFAULT

A. Revolving Loan Event of Default. Any of the following shall constitute a "Revolving Loan Event of Default":

1. Non-Payment. The Company fails to pay, (i) when and as required to be paid herein, any amount of principal of any Revolving Loan or of any L/C Obligation or (ii) within 5 days after the same becomes due, any interest, fee or any other amount payable hereunder or under any other Loan Document; or

1. Representation or Warranty. Any representation or warranty by the Company, NEHC, or any Subsidiary made or deemed made herein (other than the representations and warranties made in Article VIII), in any other Loan Document, or which is contained in any certificate, document or financial or other statement by the Company, NEHC, any Subsidiary or any Responsible Officer, furnished at any time under this Agreement (other than certificates, documents or financial or other statements furnished solely to the Term Lender or to the Administrative Agent and the Term Lender), or in or under any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made; or

1. Specific Defaults. The Company fails to perform or observe any term, covenant or agreement contained in any of Section 9.1, 9.2, 9.3 or 9.9 or in Article X; or

1. Other Defaults. The Company, any Subsidiary party thereto or NEHC fails to perform or observe any other term or covenant contained in this Agreement (other than those in Article XI) or any other Loan Document, and such default shall continue unremedied for a period of 20 days after the date upon which written notice thereof is given to the Company by the Administrative Agent or any Revolving Lender; or

1. Cross-Default. NEHC, the Company or any Subsidiary (other than a Receivables Subsidiary) (i) fails to make any payment (including any mandatory prepayment or redemption) in respect of any Indebtedness (including Indebtedness under the Term Loan) or Contingent Obligation having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $5,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure; or (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness (including Indebtedness under the Term Loan) or Contingent Obligation, and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded or; or

1. Insolvency; Voluntary Proceedings. The Company, NEHC or any Subsidiary other than a Receivables Subsidiary (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or

1. Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against the Company, NEHC or any Subsidiary other than a Receivables Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Company's, NEHC's or any Subsidiary's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) the Company, NEHC or any Subsidiary other than a Receivables Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) the Company, NEHC or any Subsidiary other than a Receivables Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

1. ERISA. (i) An ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Company under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $5,000,000 unless the ERISA Event is a contribution failure sufficient to give rise to a Lien under Section 302(f) of ERISA in which case the dollar liability threshold does not apply; the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds $5,000,000; or (iii) the Company or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $5,000,000; or

1. Monetary Judgments. One or more non-interlocutory judgments, non-interlocutory orders, decrees or arbitration awards is entered against the Company, NEHC or any Subsidiary other than a Receivables Subsidiary involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, of $2,000,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of 10 days after the entry thereof; or

1. Non-Monetary Judgments. Any non-monetary judgment, order or decree is entered against the Company, NEHC or any Subsidiary which does or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

1. Change of Control. There occurs any Change of Control, Term Loan Change of Control or any "Change of Control" or like event as defined in any other indenture or other agreement or instrument pursuant to which Indebtedness or equity is issued or Receivables are sold by NEHC, the Company or any Subsidiary; or

1. Impairment of Security, etc. Any Loan Document, or any Lien granted thereunder in favor of the Revolving Lenders, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of the Company, NEHC or any Subsidiary party thereto; the Company, NEHC, or any Subsidiary shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; or any Lien granted in favor of the Revolving Lenders securing any Liability shall, in whole or in part, cease to be a perfected first priority Lien; provided, however, no Revolving Loan Event of Default hereunder shall exist to the extent (A) the failure of such Lien to remain effective is due solely to the negligence of the Administrative Agent or the Revolving Lenders or (B) the failure to maintain perfection of such Lien is due solely to the failure of the Administrative Agent to file appropriate Uniform Commercial Code continuation statements; or

1. NEHC. NEHC shall guarantee any Indebtedness of any Affiliate, other than the Company and the Subsidiaries of the Company.

A. Remedies. If any Revolving Loan Event of Default occurs, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders,

1. declare the commitment of each Revolving Lender to make Revolving Loans and any obligation of the Issuing Lender to Issue Letters of Credit to be terminated, whereupon such commitments and obligation shall be terminated;

1. declare an amount equal to the maximum aggregate amount that is or at any time thereafter may become available for drawing under any outstanding Letters of Credit (whether or not any beneficiary shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under such Letters of Credit) to be immediately due and payable, and declare the unpaid principal amount of all outstanding Revolving Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; and

1. exercise on behalf of itself and the Revolving Lenders all rights and remedies available to it and the Revolving Lenders under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any event specified in subsection (f) or (g) of Section 12.1 (in the case of clause (i) of subsection
(g) upon the expiration of the 60-day period mentioned therein), the obligation of each Revolving Lender to make Revolving Loans and any obligation of the Issuing Lender to Issue Letters of Credit shall automatically terminate and the unpaid principal amount of all outstanding Revolving Loans and all interest thereon and other amounts as aforesaid shall automatically become due and payable without further act of the Administrative Agent, the Issuing Lender or any Revolving Lender.

A. Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

A. Article XII for the Exclusive Benefit of Revolving Lenders and Issuing Lender. In the interest of clarity, the parties hereby agree and acknowledge that the provisions of this Article are for the exclusive benefit of the Revolving Lenders and the Issuing Lender and that the provisions of this Article do not apply to the Term Lender in any manner whatsoever.


                                   I. ARTICLE

                           TERM LOAN EVENTS OF DEFAULT

A. Term Loan Events of Default. Any of the following shall constitute a "Term Loan Event of Default":

1. default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Term Loan;

1. default in payment when due of principal of or premium, if any, on the Term Loan;

1. failure by the Company to comply with the provisions described under Sections 2.9, 11.2 or 11.8 hereof;

1. failure by the Company for 30 days after notice from the Administrative Agent or the Term Lender to comply with the provisions described under Sections 11.4 or 11.5 hereof;

1. failure by the Company for 60 days after notice from the Administrative Agent or the Term Lender to comply with any of its other agreements relating to the Term Loan portion of this Agreement;

1. default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Debt for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) whether such Debt or Guarantee now exists, or is created after the date hereof, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Debt prior to the expiration of the grace period provided in such Debt on the date of such default (a "Payment Default") or (b) results in the acceleration of such Debt prior to its express maturity and, in each case, the principal amount of any such Debt, together with the principal amount of any other such Debt under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $15,000,000 or more;

1. failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of $5,000,000, which judgments are not paid, discharged or stayed for a period of 60 days;

1. The Company or any of its Significant Subsidiaries or any group of Term Loan Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, pursuant to or within the meaning of Bankruptcy Law:

a)                Commences a voluntary case,

a) Consents to the entry of an order for relief against it in an involuntary case,

a) Consents to the appointment of a custodian of it or for all or substantially all of its property,

a) Makes a general assignment for the benefit of its creditors, or

a)                Generally is not paying its debts as they become due; or

1. A court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

a) Is for relief against the Company or any of its Significant Subsidiaries or any group of Term Loan Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case;

a) Appoints a custodian of the Company or any of its Significant Subsidiaries or any group of Term Loan Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Significant Subsidiaries or any group of Term Loan Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or

a) Orders the liquidation of the Company or any of its Significant Subsidiaries or any group of Term Loan Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;

         and the order or decree remains unstayed and in effect for 60 consecutive days. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

1. the Term Loan Liens securing the Term Loan shall, at any time, cease to be in full force and effect for any reason (other than by operation of this Agreement or the Collateral Documents) other than the satisfaction in full of all Obligations with respect to the Term Loan and discharge of the Term Loan portion of this Agreement, or any Term Loan Lien securing the Term Loan shall be declared invalid or unenforceable or the Term Lender, the Company or any Term Loan Subsidiary Guarantor shall assert, in any pleading in any court of competent jurisdiction, that any such Term Loan Lien is invalid or unenforceable.

A. Acceleration. If any Term Loan Event of Default occurs and is continuing, the Term Lender may declare the Accreted Value of the Term Loan to be due and payable immediately. Notwithstanding the foregoing, in the case of a Term Loan Event of Default as described in (h) and (i) of Section 13.1 hereof, the Term Loan will become due and payable without further action or notice.

         In the case of any Term Loan Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to prepay the Term Loan pursuant to the optional prepayment redemption provisions of Section 2.7 hereof, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Term Loan. If a Term Loan Event of Default occurs prior to September 15, 2003 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on prepayment of the Term Loan prior to September 15, 2003 set forth in Section 2.7, then the amount payable in respect of the Term Loan for purposes of this paragraph for each of the twelve-month periods beginning on September 15 of the years indicated below shall be set forth below, expressed as percentages of the Accreted Value that would otherwise be due but for the provisions of this sentence, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of payment:

               Year                                 Percentage
               1999                                    112.0%
               2000                                    110.5%
               2001                                    109.0%
               2002                                    107.5%

A. Other Remedies. Subject to the provisions of the Revolving/Term Loan Intercreditor Agreement, if a Term Loan Event of Default occurs and is continuing, the Term Lender (or the Administrative Agent upon the direction of the Term Lender) may pursue any available remedy to collect the payment of principal, premium, if any, interest and Liquidated Damages, if any, on the Term Loan or to enforce the performance of any provision of this Agreement.

         The Administrative Agent or the Term Lender may maintain a proceeding even if they do not possess any of the notes evidencing the Term Loan or do not produce any of them in the proceeding. A delay or omission by the Administrative Agent or the Term Lender in exercising any right or remedy accruing upon a Term Loan Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Term Loan Event of Default. All remedies are cumulative to the extent permitted by law.

         The Company shall deliver to the Term Lender annually a statement regarding compliance with this Agreement, and the Company shall upon becoming aware of any Term Loan Default or Term Loan Event of Default, deliver to the Administrative Agent a statement specifying such Term Loan Default or Term Loan Event of Default.

A. Waiver of Past Defaults. The Term Lender by notice to the Administrative Agent may waive any existing Term Loan Default or Term Loan Event of Default and its consequences under this Agreement (including any acceleration (other than an automatic acceleration resulting from a Term Loan Event of Default under clause (h) or (i) of Section 13.1 hereof)) except a continuing Term Loan Default or Term Loan Event of Default in the payment of interest on, or the principal of, the Term Loan (other than as a result of an acceleration), which shall require the consent of all of the holders of the Term Lender Notes then outstanding.

A. Control by the Term Lender. Subject to the provisions of the Revolving/Term Loan Intercreditor Agreement, the Term Lender may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Administrative Agent or exercising any trust power conferred on it. However, (i) the Administrative Agent may refuse to follow any direction that conflicts with law or this Agreement and that the Administrative Agent determines may involve the Administrative Agent in personal liability, and (ii) the Administrative Agent may take any other action deemed proper by the Administrative Agent which is not inconsistent with such direction. Subject to the provisions of Article XIV hereof, in case a Term Loan Event of Default shall occur (which shall not be cured), the Administrative Agent shall be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of its own affairs. Notwithstanding any provision to the contrary in this Agreement, the Administrative Agent is under no obligation to exercise any of its rights or powers under this Agreement at the request of the Term Lender, unless the Term Lender shall offer to the Administrative Agent security and indemnity satisfactory to it against any loss, liability or expense.

A. Limitation on Suits. Subject to the provisions of the Revolving/Term Loan Intercreditor Agreement, the Term Lender may pursue a remedy with respect to this Agreement only if:

1. The Term Lender gives to the Administrative Agent written notice of a continuing Term Loan Event of Default or the Administrative Agent receives such notice from the Company;

1. The Term Lender makes a written request to the Administrative Agent to pursue the remedy;

1. The Term Lender offers and, if requested, provides to the Administrative Agent indemnity satisfactory to the Administrative Agent against any loss, liability or expense;

1. The Administrative Agent does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

1. During such 60-day period the Term Lender does not give the Administrative Agent a direction inconsistent with the request.

A. Rights of Term Lender to Receive Payment. Notwithstanding any other provision of this Agreement, the right of the Term Lender to receive payment of principal, premium, if any, interest, and Liquidated Damages, if any, on the Term Loan, on or after the respective due dates expressed in this Agreement (including in connection with an Offer to Purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Term Lender.

A. Collection Suit by Administrative Agent. If a Term Loan Event of Default specified in Section 13.1(a) or (b) hereof occurs and is continuing, the Administrative Agent is authorized to recover judgment in its own name and as Administrative Agent of an express trust against the Company for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on the Term Loan and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Administrative Agent, its agents and counsel.

A. Article XIII for the Exclusive Benefit of Term Lender. In the interest of clarity, the parties hereby agree and acknowledge that the provisions of this Article are for the exclusive benefit of the Term Lender and that the provisions of this Article do not apply to the Revolving Lenders or the Issuing Lender in any manner whatsoever.


                                   I. ARTICLE

                            THE ADMINISTRATIVE AGENT

1. Appointment and Authorization. Each Lender hereby irrevocably (subject to Section 14.9) appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

1. The Issuing Lender shall act on behalf of the Revolving Lenders with respect to any Letters of Credit Issued by it and the documents associated therewith until such time and except for so long as the Administrative Agent may agree at the request of the Required Lenders to act for such Issuing Lender with respect thereto; provided, however, that the Issuing Lender shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article with respect to any acts taken or omissions suffered by the Issuing Lender in connection with Letters of Credit Issued by it or proposed to be Issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Administrative Agent," as used in this Article, included the Issuing Lender with respect to such acts or omissions and (ii) as additionally provided in this Agreement with respect to the Issuing Lender.

A. Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

A. Liability of Administrative Agent. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct) or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of the Company's Subsidiaries or Affiliates.

1. Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or all Lenders as required herein) and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

1. For purposes of determining compliance with the conditions specified in Section 6.1, each Revolving Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Administrative Agent to such Revolving Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Revolving Lender unless such Revolving Lender has provided written notice to the Administrative Agent of its lack of consent, approval or satisfaction.

A. Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." The Administrative Agent will promptly notify the Revolving Lenders or the Term Lender, as the case may be, of its receipt of any such notice. Subject to
Section 14.13, the Administrative Agent shall take such action with respect to such Revolving Loan Default or Revolving Loan Event of Default as may be requested by the Required Lenders in accordance with Article XII (or in the case of a Term Loan Default or Term Loan Event of Default, such action as may be requested by the Term Lender in accordance with Article XIII); provided, however, that unless and until the Administrative Agent has received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Revolving Lenders or the Term Lender, as the case may be.

A. Credit Decision. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Administrative Agent, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of any of the Agent-Related Persons.

A. Indemnification of Administrative Agent. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do
so), pro rata, from and against any and all Indemnified Obligations; provided, however, that no Lender shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Obligations resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Administrative Agent.

A. Administrative Agent in Individual Capacity. Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and Affiliates as though Bank of America were not the Administrative Agent or Bank of America were not the Issuing Lender hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Subsidiary) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Revolving Loans, Bank of America shall have the same rights and powers under this Agreement as any other Revolving Lender and may exercise the same as though it were not the Administrative Agent or the Issuing Lender.

A. Successor Agent. The Administrative Agent may, and at the request of the Required Lenders shall, resign as Administrative Agent upon 30 days' notice to the Lenders. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Revolving Lenders a successor agent for the Revolving Lenders. If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Revolving Lenders and the Company, a successor agent from among the Revolving Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article and Sections 15.4 and 15.5 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. Notwithstanding the foregoing, however, Bank of America may not be removed as the Administrative Agent at the request of the Required Lenders unless Bank of America shall also simultaneously be replaced as "Issuing Lender" hereunder pursuant to documentation in form and substance reasonably satisfactory to Bank of America. Notwithstanding the foregoing however, if at any time the Obligations of the Company in respect of the Revolving Loans and Letters of Credit and the Revolving Commitments shall be terminated, the Administrative Agent may, and at the request of the Term Lender Notes Trustee shall, resign as Administrative Agent and the Term Lender Notes Trustee or such other Person as shall be agreed upon by the Term Lender and the Company shall become the successor Administrative Agent. Without limiting the foregoing, the Administrative Agent may at any time resign as administrative agent for the Term Lender and remain as administrative agent for the Revolving Lenders; in such event, the Term Lender Notes Trustee or such other Person as shall be agreed upon by the Term Lender and the Company shall become administrative agent for the Term Lender and shall exercise the rights, privileges and duties of the Administrative Agent with respect to the Term Lender and the Term Loan hereunder and under the other Loan Documents; provided that, so long as any Obligations in respect of the Revolving Loans are outstanding, the Administrative Agent for the Revolving Lenders shall continue to act as the agent for all of the Lenders with respect to the perfection of the Lenders' security interest in possessory collateral and the two Administrative Agents will execute such bailment or other agreements as are necessary or desirable to effectuate the foregoing.

1. Withholding Tax. If any Revolving Lender is a "foreign corporation, partnership or trust" within the meaning of the Code and such Revolving Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code or if any Revolving Lender claims exemption from withholding tax pursuant to Section 871(h) or 881(c) of the Code, such Revolving Lender agrees with and in favor of the Administrative Agent, to deliver to the Administrative Agent:

a) if such Revolving Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Form 1001 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

a) if such Revolving Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Revolving Lender, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Revolving Lender and in each succeeding taxable year of such Revolving Lender during which interest may be paid under this Agreement, and IRS Form W-9;

a) in the case of any Revolving Lender that is exempt from withholding tax pursuant to Section 881(h) or 881(c) of the Code, properly completed IRS Form W-8 or any applicable successor form before the payment of any interest is due; and

a) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Revolving Lender agrees to promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

1. If any Revolving Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Revolving Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Revolving Lender, such Revolving Lender agrees to notify the Administrative Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Company to such Revolving Lender. To the extent of such percentage amount, the Administrative Agent will treat such Revolving Lender's IRS Form 1001 as no longer valid.

1. If any Revolving Lender claiming exemption from United States withholding tax by filing IRS Form 4224 with the Administrative Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Revolving Lender, such Revolving Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

1. If any Revolving Lender is entitled to a reduction in the applicable withholding tax, the Administrative Agent may withhold from any interest payment to such Revolving Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to the Administrative Agent, then the Administrative Agent may withhold from any interest payment to such Revolving Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

1. If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Revolving Lender (because the appropriate form was not delivered, was not properly executed, or because such Revolving Lender failed to notify the Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Revolving Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Revolving Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Administrative Agent.

1. Collateral Matters. The Administrative Agent is authorized on behalf of all the Lenders; without the necessity of any notice to or further consent from the Lenders, from time to time to take any action with respect to any Collateral or the Loan Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon the Collateral granted pursuant to the Loan Documents.

a) The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by the Administrative Agent upon any Collateral upon termination of the Revolving Commitments and payment in full of all Loans and all other obligations known to the Administrative Agent and payable under this Agreement or any other Loan Document; constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; constituting property in which the Company or any Subsidiary owned no interest at the time the Lien was granted or at any time thereafter; constituting property leased to the Company or any Subsidiary under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by the Company or such Subsidiary to be, renewed or extended; consisting of an instrument evidencing Indebtedness or other debt instrument, if the indebtedness thereby has been paid in full; with the consent of the Required Lenders, upon the sale of such Collateral; upon the incurrence of Indebtedness by the Company and its Subsidiaries secured by any Collateral, which the Company has represented that it is permitted to incur hereunder and, except in connection with the financing of a purchase or lease of such Collateral, the proceeds of which the Company has represented it will apply as set forth in Section 11.2 hereof as if such financing were an Asset Sale; or if approved, authorized or ratified in writing by the Required Lenders or, if required by Section 15.1(e), all the Lenders. Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent's authority to release particular types or items of Collateral pursuant to this subsection 14.11(b).

A.                [INTENTIONALLY LEFT BLANK]

A. Senior Debt. The Administrative Agent shall be permitted, subject to the provisions of the Revolving/Term Loan Intercreditor Agreement, to act on the sole instructions of the Required Lenders without the instruction of the Term Lender.


                                   I. ARTICLE

                                  MISCELLANEOUS

A. Amendments and Waivers. No amendment or waiver of any provision of this Agreement, any other Loan Document or the Intercreditor Agreement, and no consent with respect to any departure by the Company, NEHC or any applicable Subsidiary therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by the Administrative Agent at the written request of the Required Lenders) and the Company and acknowledged by the Administrative Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Revolving Lenders (and with respect to clause (e) only, the Term Lender) and the Company and acknowledged by the Administrative Agent, do any of the following:

1. increase or extend the Revolving Commitment of any Revolving Lender (or reinstate any Revolving Commitment terminated pursuant to Section 12.2);

1. reduce the amount of, postpone or delay any date fixed by this Agreement or any other Loan Document for any payment or prepayment of principal, interest, fees or other amounts due to the Revolving Lenders (or any of them) hereunder or under any other Loan Document or amend the application of payments with respect thereto;

1. reduce the principal of, or the rate of interest specified herein on any Revolving Loan, or (subject to clause (ii) below) any fees or other amounts payable hereunder or under any other Loan Document on any Revolving Loan or Letter of Credit;

1. change the percentage of the Revolving Commitments or of the aggregate unpaid principal amount of the Revolving Loans which is required for the Revolving Lenders or any of them to take any action hereunder;

1. release all or any substantial part of the Collateral in a manner not permitted by this Agreement or release any Guarantor (unless the Guarantor is being sold or otherwise disposed of in a transaction permitted by this Agreement) or amend the Revolving/Term Loan Intercreditor Agreement as it relates to the priorities of different secured creditors in the Collateral;

1. extend any Letter of Credit expiration date to a date beyond the Revolving Termination Date; or

1. amend this Section, or Section 2.14, or any provision herein providing for consent or other action by all Revolving Lenders;

and, provided further that (i) no amendment, waiver or consent shall, unless in writing and signed by the Issuing Lender in addition to the Required Lenders or all the Revolving Lenders, as the case may be, affect the rights or duties of the Issuing Lender under this Agreement or any L/C-Related Document relating to any Letter of Credit Issued or to be Issued by it, (ii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Required Lenders or all the Revolving Lenders, as the case may be, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document, and (iii) the Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto and; provided, further, that, at the Company's request, the Administrative Agent shall, without the consent of any Lender, release the security interest of the Administrative Agent and the Lenders in any property subject to Capitalized Lease Obligations permitted under Section 10.5(g); and provided, further, that if at any time the Obligations of the Company in respect of the Revolving Loans and Letters of Credit shall have been paid in full and the Revolving Commitments shall have terminated, anything in this Section referring to "Revolving Lender(s)" or the "Required Lenders" shall be substituted by the "Term Lender," any references to "Revolving Loan(s)" or "Letter of Credit" shall be substituted by the "Term Loan," and any reference to "Required Lenders" shall be substituted by "Term Lender." Notwithstanding the foregoing provisions of this Section, no provisions of Articles V (Collateral and Guaranty), XI (Covenants Relating to Term Loan) and XIII(Term Loan Events of Default) and Sections 1.2, 2.1(b), 2.2 (only to the extent relating to the Term Loan or the Term Lender), 2.3(b), 2.7, 2.9, 2.10(b), 2.11(a)(ii), 2.11(b)(ii), 2.11(c)(ii), 2.13 (second sentence only), 2.14 (first sentence, second clause of the third sentence and fourth sentence), 6.1 (only to the extent relating to the Term Loan or the Term Lender), 6.2 (only to the extent relating to the Term Loan or the Term Lender), 15.1 (parenthetical clause on the ninth line thereof, clause (e), this sentence and the next sentence only), 15.2 (only to the extent relating to the Term Loan or the Term Lender),
15.3 (only to the extent relating to the Term Loan or the Term Lender), 15.4(b) (only to the extent relating to the Term Loan or the Term Lender), 15.5 (only to the extent relating to the Term Loan or the Term Lender), 15.6 (only to the extent relating to the Term Loan or the Term Lender), 15.7 (only to the extent relating to the Term Loan or the Term Lender), 15.8(g), 15.9 (only to the extent relating to the Term Loan or the Term Lender), 15.12 (only to the extent relating to the Term Loan or the Term Lender), 15.13 (only to the extent relating to the Term Loan or the Term Lender), 15.14 (only to the extent relating to the Term Loan or the Term Lender), 15.15 (only to the extent relating to the Term Loan or the Term Lender), 15.16 (only to the extent relating to the Term Loan or the Term Lender), 15.17 (only to the extent relating to the Term Loan or the Term Lender), 15.18 (only to the extent relating to the Term Loan or the Term Lender) and 15.19 (only to the extent relating to the Term Loan or the Term Lender) (and no defined terms used in any of the foregoing articles and sections, but only to the extent used with respect to the Term Loan or the Term Lender) may be waived or amended without the prior written consent of the Term Lender. Nothing in this Section 15.1 shall limit the Revolving Lenders rights under Section 10.15 hereof.

1. Notices. All notices, requests and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by the Company by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on Schedule 15.2 and (ii) shall be followed promptly by delivery of a hard copy original thereof) and mailed, faxed or delivered to the address or facsimile number specified for notices on Schedule 15.2; or, as directed to the Company or the Administrative Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Company and the Administrative Agent.

1. All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery; except that notices pursuant to Article II, III or XIV shall not be effective until actually received by the Administrative Agent, and notices to the Issuing Lender pursuant to Article III shall not be effective until actually received by the Issuing Lender at the address specified for the Issuing Lender on Schedule 15.2.

1. Any agreement of the Administrative Agent and the Lenders herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Company. The Administrative Agent and the Lenders shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Company to give such notice and the Administrative Agent and the Lenders shall not have any liability to the Company or other Person on account of any action taken or not taken by the Administrative Agent or the Lenders in reliance upon such telephonic or facsimile notice. The obligation of the Company to repay the Loans and L/C Obligations shall not be affected in any way or to any extent by any failure by the Administrative Agent and the Lenders to receive written confirmation of any telephonic or facsimile notice or the receipt by the Administrative Agent and the Lenders of a confirmation which is at variance with the terms understood by the Administrative Agent and the Lenders to be contained in the telephonic or facsimile notice.

A. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

A.                Costs and Expenses. The Company shall:

1. whether or not the transactions contemplated hereby are consummated, pay or reimburse Bank of America (including in its capacity as Administrative Agent and Issuing Lender) within five Business Days after demand for all costs and expenses incurred by Bank of America (including in its capacity as Administrative Agent and Issuing Lender) in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including reasonable Attorney Costs incurred by Bank of America (including in its capacity as Administrative Agent and Issuing Lender) with respect thereto; and

1. pay or reimburse the Administrative Agent, the Arranger and each Lender within five Business Days after demand for all costs and expenses (including Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding).

A. Company Indemnification. Whether or not the transactions contemplated hereby are consummated, the Company shall indemnify and hold the Agent-Related Persons, and each Lender and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans, the termination of the Letters of Credit and the termination, resignation or replacement of the Administrative Agent or replacement of any Lender) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or Letters of Credit or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Obligations"); provided, that the Company shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Obligations resulting solely from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

A. Payments Set Aside. To the extent that the Company makes a payment to the Administrative Agent or the Lenders, or the Administrative Agent or the Lenders exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its pro rata share of any amount so recovered from or repaid by the Administrative Agent, which had previously been received by such Lender.

A. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and each Lender.

1. Assignments, Participations, etc. Any Revolving Lender may, with the written consent of the Company at all times (other than during the existence of a Revolving Loan Event of Default) and the Administrative Agent, which consents shall not be unreasonably withheld, at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Company, or the Administrative Agent shall be required in connection with an assignment and delegation by Bank of America or in connection with any assignment and delegation by a Revolving Lender to an Eligible Assignee that is an Affiliate of such Revolving Lender) (each an "Assignee") all, or any part of all, of the Revolving Loans, the Revolving Commitment, the L/C Obligations and the other rights and obligations of such Revolving Lender hereunder, in a minimum amount of $5,000,000 (provided that no minimum amount shall be applicable to any assignment and delegation to an existing Revolving Lender or an Affiliate of a Revolving Lender or to an assignment of the entire remaining amount of the Revolving Loans and Revolving Commitment of a Revolving Lender) provided, however, that the Company and the Administrative Agent may continue to deal solely and directly with such Revolving Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Company and the Administrative Agent by such Revolving Lender and the Assignee; (ii) such Revolving Lender and its Assignee shall have delivered to the Company and the Administrative Agent an Assignment and Acceptance substantially in the form of Exhibit G ("Assignment and Acceptance"), together with any Note or Notes subject to such assignment, (iii) the assignor Revolving Lender or Assignee has paid to the Administrative Agent a processing fee in the amount of $3,000 and (iv) the information in the Assignment and Acceptance is recorded in the Register pursuant to subsection (d) hereof.

1. From and after the date that the Administrative Agent notifies the assignor Revolving Lender that it has received (and provided its consent with respect to) an executed Assignment and Acceptance and payment of the above-referenced processing fee and it has recorded the information in the Register, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Revolving Lender under the Loan Documents and (ii) the assignor Revolving Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

1. Within five Business Days after its receipt of notice by the Administrative Agent that it has received an executed Assignment and Acceptance and payment of the processing fee (and provided that it consents to such assignment in accordance with subsection 15.8(a)), the Company shall execute and deliver to the Administrative Agent, new Notes evidencing such Assignee's assigned Revolving Loans and Revolving Commitment and, if the assignor Revolving Lender has retained a portion of its Revolving Loans and its Revolving Commitments, replacement Notes in the principal amount of the Revolving Loans retained by the assignor Revolving Lender (such Notes to be in exchange for, but not in payment of, the Notes held by such Revolving Lender). Immediately upon each Assignee making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Revolving Commitments arising therefrom. The Revolving Commitment allocated to each Assignee shall reduce such Revolving Commitments of the assigning Revolving Lender pro tanto.

1. The Company hereby designates the Administrative Agent to serve as the Company's agent, solely for purposes of this Section 15.8(d), to maintain a register (the "Register") on which it will record the Revolving Commitments from time to time of each of the Revolving Lenders, the address and any U.S. federal taxpayers identification number of each Lender, the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender. Failure to make any such recordation, or any error in such recordation shall not affect any Lender's obligations in respect of such Loans. With respect to any Revolving Lender, the transfer of the Revolving Commitments of such Revolving Lender and the rights to the principal of, and interest on, any Revolving Loan made pursuant to such Revolving Commitments shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Revolving Commitments and loans and prior to such recordation all amounts owing to the transferor with respect to such Revolving Commitments and Revolving Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Revolving Commitments and Revolving Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Acceptance pursuant to this Section. Coincident with the delivery of such an Assignment and Acceptance to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Revolving Loan, or as soon thereafter as practicable, the assigning or transferor Revolving Lender shall surrender the Note evidencing such Revolving Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Revolving Lender and/or the new Revolving Lender. The Company agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 15.8(d).

1. Any Revolving Lender may at any time sell to one or more commercial banks or other Persons not Affiliates of the Company (a "Participant") participating interests in any Revolving Loans, the Revolving Commitment of that Revolving Lender and the other interests of that Revolving Lender (the "originating Lender") hereunder and under the other Loan Documents; provided, however, that (i) the originating Lender's obligations under this Agreement shall remain unchanged, (ii) the originating Lender shall remain solely responsible for the performance of such obligations, (iii) the Company, the Issuing Lender and the Administrative Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other Loan Documents and (iv) no Revolving Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Revolving Lenders as described in the first proviso to
Section 15.1. In the case of any such participation, the Participant shall be entitled to the benefit of Sections 4.1, 4.3 and 15.5 as though it were also a Revolving Lender hereunder, and if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of a Revolving Loan Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Revolving Lender under this Agreement.

1. Notwithstanding any other provision in this Agreement, any Revolving Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and the Note held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Section 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

2. Notwithstanding the foregoing, but subject to the terms of the Revolving/Term Loan Intercreditor Agreement, the Term Lender may at any time transfer to, or pledge or create a security interest in favor of, any Person all or any portion of its rights under and interests in this Agreement and the other Loan Documents (including, without limitation, the Note held by it). Upon any such transfer (but not any such pledge or grant of a security interest prior to the pledgee's or secured party's foreclosure thereon), the transferee shall succeed to all of the rights of the Term Lender hereunder and under the other Loan Documents with respect to the rights so assigned or transferred and may enforce such rights as if it were the original Term Lender hereunder. The beneficiary of any such pledge or grant of a security interest may enforce such pledge or security interest in any manner permitted under applicable law.

A. Confidentiality. Each Lender agrees to take and to cause its Affiliates to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by the Company and provided to it by the Company or any Subsidiary, or by the Administrative Agent on such Company's or Subsidiary's behalf, under this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with the Company or any Subsidiary; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by the Lender, or
(ii) was or becomes available on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company known to the Lender; provided, however, that any Lender may disclose such information (A) at the request or pursuant to any requirement of the National Association of Insurance Commissioners or any Governmental Authority to which the Lender is subject or in connection with an examination of such Lender by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Administrative Agent, any Lender or their respective Affiliates may be party;
(E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Lender's independent auditors and other professional advisors; (G) to any Participant or Assignee, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Lenders hereunder; (H) as to any Lender or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Company or any Subsidiary is party or is deemed party with such Lender or such Affiliate; and (I) to its Affiliates.

A. Set-off. In addition to any rights and remedies of the Revolving Lenders provided by law, if a Revolving Loan Event of Default exists or the Revolving Loans have been accelerated, each Revolving Lender is authorized at any time and from time to time, without prior notice to the Company, any such notice being waived by the Company to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Revolving Lender to or for the credit or the account of the Company against any and all Obligations owing to such Revolving Lender, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Revolving Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Revolving Lender agrees promptly to notify the Company and the Administrative Agent after any such set-off and application made by such Revolving Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

A. Automatic Debits of Fees. With respect to any commitment fee, arrangement fee, letter of credit fee or other fee, or any other cost or expense (including Attorney Costs) due and payable to the Administrative Agent, the Issuing Lender, Bank of America or the Arranger under the Loan Documents, the Company hereby irrevocably authorizes Bank of America to debit any deposit account of the Company with Bank of America in an amount such that the aggregate amount debited from all such deposit accounts does not exceed such fee or other cost or expense. If there are insufficient funds in such deposit accounts to cover the amount of the fee or other cost or expense then due, such debits will be reversed (in whole or in part, in Bank of America's sole discretion) and such amount not debited shall be deemed to be unpaid. No such debit under this Section shall be deemed a set-off.

A. Notification of Addresses, Lending Offices, etc. Each Lender shall notify the Administrative Agent in writing of any changes in the address to which notices to the Lender should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Administrative Agent shall reasonably request.

A. Counterparts. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

A. Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

A. No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of the Company, the Lenders, the Administrative Agent and the Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

1. Governing Law and Jurisdiction. THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE

WITH, THE LAW OF THE STATE OF ILLINOIS; PROVIDED THAT THE ADMINISTRATIVE AGENT, THE LENDERS AND THE BORROWER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

1. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF ILLINOIS, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE COMPANY, THE ADMINISTRATIVE AGENT AND THE LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE COMPANY, THE ADMINISTRATIVE AGENT AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE COMPANY, THE ADMINISTRATIVE AGENT AND THE LENDERS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY ILLINOIS LAW.

A. Waiver of Jury Trial. THE COMPANY, THE LENDERS AND THE ADMINISTRATIVE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE COMPANY, THE LENDERS AND THE ADMINISTRATIVE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

A. Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the Company, the Lenders and the Administrative Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

A. No Personal Liability of Directors, Officers, Employees and Stockholders. No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any Obligations of the Company under this Agreement, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Lender waives and releases all such liability. The waiver and release are part of the consideration for the Loans.


                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                AMERISERVE FOOD DISTRIBUTION, INC.

                                By:
                                       -------------------------------
                                Name:
                                       -------------------------------
                                Title:
                                       -------------------------------

                                BANK OF AMERICA, N.A.,
                                as Administrative Agent

                                By:
                                       -------------------------------
                                Name:
                                       -------------------------------
                                Title:
                                       -------------------------------








                                  Fourth Amendment And Restated Credit Agreement

                                BANK OF AMERICA, N.A., as
                                Issuing Lender and Revolving Lender


                                By:
                                       -------------------------------
                                Name:
                                       -------------------------------
                                Title:
                                       -------------------------------



                                  Fourth Amendment And Restated Credit Agreement

                                LASALLE BANK N.A.
                                as a Revolving Lender


                                By:
                                       -------------------------------
                                Name:
                                       -------------------------------
                                Title:
                                       -------------------------------



                                  Fourth Amendment And Restated Credit Agreement

                                TRANSAMERICA BUSINESS CREDIT CORPORATION, as a Revolving Lender


                                By:
                                       -------------------------------
                                Name:
                                       -------------------------------
                                Title:
                                       -------------------------------



                                  Fourth Amendment And Restated Credit Agreement

                                AMERISERVE FINANCE TRUST,
                                as Term Lender


                                By:
                                       -------------------------------
                                Name:
                                       -------------------------------
                                Title:
                                       -------------------------------



                                  Fourth Amendment And Restated Credit Agreement

                                BAY VIEW FINANCIAL CORPORATION,
                                as a Revolving Lender


                                By:
                                       -------------------------------
                                Name:
                                       -------------------------------
                                Title:
                                       -------------------------------



                                  Fourth Amendment And Restated Credit Agreement

                                BHF (USA) CAPITAL CORPORATION,
                                as a Revolving Lender


                                By:
                                       -------------------------------
                                Name:
                                       -------------------------------
                                Title:
                                       -------------------------------



                                  Fourth Amendment And Restated Credit Agreement

                                FLEET CAPITAL CORPORATION,
                                as a Revolving Lender


                                By:
                                       -------------------------------
                                Name:
                                       -------------------------------
                                Title:
                                       -------------------------------


                                  Fourth Amendment And Restated Credit Agreement

                                FOOTHILL INCOME TRUST LP,
                                as a Revolving Lender

                                By: FIT, GP, LLC


                                By:
                                       -------------------------------
                                Name:
                                       -------------------------------
                                Title:
                                       -------------------------------



                                  Fourth Amendment And Restated Credit Agreement

                                FLEET BUSINESS CREDIT CORPORATION,
                                as a Revolving Lender


                                By:
                                       -------------------------------
                                Name:
                                       -------------------------------
                                Title:
                                       -------------------------------



                                  Fourth Amendment And Restated Credit Agreement